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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIBROCELL SCIENCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share, of Fibrocell Science, Inc.
(2)	Aggregate number of securities to which transaction applies:
The maximum number of shares of common stock to which this transaction applies is estimated to be 17,415,938, which consists of (i) 9,758,332 shares of common stock, (ii) 361,500 shares of common stock underlying options to purchase shares of common stock with an exercise price less than the per share merger consideration of $3.00 per share, (iii) 760,000 shares of common stock issuable upon conversion of convertible preferred stock, (v) 2,486,820 shares of common stock underlying warrants to purchase shares of common stock with an exercise price less than the per share merger consideration of $3.00 per share, and (vi) 4,128,673 shares of common stock underlying warrants to purchase common stock with an exercise price above the per share merger consideration of $3.00 per share for which the holders are eligible to receive the Black-Scholes value of such warrants.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001298 by the underlying value of the transaction of $36,855,870, which has been calculated as the sum of: (a) the product of 9,758,332 shares of common stock and the per share merger consideration of $3.00 per share; plus (b) the product of (i) 361,500 shares of common stock underlying options to purchase shares of common stock with an exercise price less than the per share merger consideration of $3.00 per share, and (ii) the difference between $3.00 and the weighted average exercise price of such options of $1.88; plus (c) the product of 760,000 shares of common stock issuable upon conversion of convertible preferred stock and the per share merger consideration of $3.00 per share; plus (d) the product of (i) 2,486,820 shares of common stock underlying warrants to purchase shares of common stock with an exercise price less than the per share merger consideration of $3.00 per share and (ii) the difference between $3.00 and the weighted average exercise price of such warrants of $2.80; plus (e) $4,398,630, the approximate aggregate Black-Scholes value of the 4,128,673 warrants to purchase common stock with an exercise price above the per share merger consideration of $3.00 per share for which the holders are eligible to receive the Black-Scholes value of such warrants.
	(4)	Proposed maximum aggregate value of transaction: $36,855,870
	(5)	Total fee paid: $4,783.89
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED OCTOBER 11, 2019

405 Eagleview Blvd.
Exton, Pennsylvania 19341
(484) 713-6000

                , 2019

Dear Stockholders:

         On September 12, 2019, Fibrocell Science, Inc. ("Fibrocell"), Castle Creek Pharmaceutical Holdings, Inc. ("Castle Creek"), and Castle Creek Merger Corp. ("Merger Sub") entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), providing for the acquisition of Fibrocell by Castle Creek. Pursuant to the terms of the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Castle Creek, will merge with and into Fibrocell (the "Merger"), with Fibrocell surviving the Merger as a wholly-owned subsidiary of Castle Creek.

         If the Merger is completed, stockholders will have the right to receive $3.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.001 per share, of Fibrocell ("Common Stock") that they own immediately prior to the effective time of the Merger (the "Effective Time").

         You are cordially invited to a special meeting of stockholders (the "Special Meeting") to be held at the offices of Hogan Lovells US LLP located at 1735 Market St., Floor 23, Philadelphia, PA 19103 on                , 2019, at                , Eastern Time. The Special Meeting is being held for you to consider and vote on a proposal to adopt the Merger Agreement and related matters. Your vote is important. Whether or not you expect to attend the meeting, we encourage you to vote your shares as promptly as possible in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. If you are a "street name" holder (a holder whose shares are held through a broker, bank, trust company or other nominee), in order for your shares to be represented at the Special Meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the record date entitled to vote thereon. Therefore, your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote "AGAINST" the Merger.

         After careful consideration, the Fibrocell board of directors (the "Fibrocell Board"), on September 12, 2019, approved the Merger Agreement and determined that it is fair to, advisable and in the best interests of Fibrocell and its stockholders for Fibrocell to enter into the Merger Agreement and to effect the Merger and the other transactions contemplated thereby. The Fibrocell Board accordingly recommends that you vote "FOR" the adoption of the Merger Agreement and the other proposals described in the enclosed proxy statement.

         The obligations of Fibrocell and Castle Creek to complete the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement. The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement, the Merger and other important information related to the Merger. A copy of the Merger Agreement is enclosed as Annex A to the accompanying proxy statement. We encourage you to read the enclosed proxy statement and the Merger Agreement carefully and in their entirety.

         Thank you in advance for your consideration of this matter and continued support.

Sincerely,

Douglas J. Swirsky Chairman of the Board	John M. Maslowski President and Chief Executive Officer

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger Agreement, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

         The accompanying proxy statement is dated            , 2019, and is first being mailed to Fibrocell stockholders on or about            , 2019.

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET AS DESCRIBED IN THE PROXY MATERIALS. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE PRE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the Special Meeting. If your shares are held in the name of a broker, bank, trust company or other nominee, please follow the instructions provided to you by such broker, bank, trust company or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank, trust company or other nominee on how to vote the shares in your account. Your broker, bank, trust company or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

        If you fail to return your proxy card, to grant your proxy electronically over the Internet or by telephone, or to vote by ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank, trust company or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the Special Meeting.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (877) 259-6290
Email: info@okapipartners.com

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED OCTOBER 11, 2019

FIBROCELL SCIENCE, INC.

405 Eagleview Blvd.
Exton, Pennsylvania 19341

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	, 2019, at , Eastern Time
Place:	Hogan Lovells US LLP
1735 Market St., Floor 23, Philadelphia, PA 19103
Items of Business:

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of September 12, 2019, by and among Fibrocell Science, Inc., a Delaware corporation (the "Company" or "Fibrocell"), Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation ("Castle Creek") and Castle Creek Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Castle Creek ("Merger Sub"), a copy of which is attached as Annex A to the proxy statement accompanying this notice, pursuant to which Merger Sub will merge with and into Fibrocell, with Fibrocell surviving the Merger as a wholly-owned subsidiary of Castle Creek (which transaction is referred to as the "Merger"), and holders of common stock, par value $0.001 per share, of Fibrocell ("Common Stock") will be entitled to receive $3.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that they own immediately prior to the Effective Time of the Merger (referred to as the "Merger Proposal");

•

To consider and vote on a non-binding, advisory proposal to approve the compensation that will or may become payable to Fibrocell's named executive officers in connection with the Merger (referred to as the "Compensation Proposal"); and

•

To consider and vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the then-scheduled date and time of the Special Meeting (referred to as the "Adjournment Proposal").

Record Date:	, 2019

        Only holders of record of Common Stock at the close of business on the record date of the Special Meeting (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Special Meeting. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting at our executive offices at 405 Eagleview Blvd., Exton, PA 19341 during ordinary business hours for a period of ten days before the Special Meeting. The list will also be available at the Special Meeting for examination by any stockholder present at the Special Meeting.

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Approval of the Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Your vote is important. Whether or not you expect to attend the meeting, we encourage you to vote your shares as promptly as possible in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. If you are a "street name" holder (a holder whose shares are held through a broker, bank, trust company or other nominee), in order for your shares to be represented at the Special Meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate how you wish to vote on a proposal, your shares of Common Stock represented by such proxy will be voted "FOR" any such proposal. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card or submitted your proxy by telephone or the Internet. Your prompt attention is greatly appreciated.

        Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.

        The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, the Merger and other important information related to the Merger. We urge you to read the enclosed proxy statement and the annexes carefully and in their entirety.

        Under Delaware law, Fibrocell stockholders who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery instead of receiving the merger consideration, but only if they comply fully with all applicable requirements of Delaware law, which are summarized in the enclosed proxy statement. The enclosed proxy statement constitutes Fibrocell's notice to Fibrocell stockholders of the availability of appraisal rights in connection with the Merger, in compliance with the requirements of Section 262 of the Delaware General Corporation Law ("Section 262"). A copy of Section 262 is attached to the enclosed proxy statement as Annex C. Any Fibrocell stockholder seeking to demand appraisal, or wishing to preserve the right to do so, should review carefully Section 262 and the enclosed proxy statement.

        If you fail to return your proxy or to attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote "AGAINST" the Merger Proposal. Broker non-votes, if any, will not be counted for purposes of establishing a quorum and will have the same effect as a vote "AGAINST" the Merger Proposal.

        After careful consideration, the Fibrocell board of directors (the "Fibrocell Board"), on September 12, 2019, approved the Merger Agreement and determined that it is fair to, advisable and in the best interests of Fibrocell and its stockholders for Fibrocell to enter into the Merger Agreement and to effect the Merger and the other transactions contemplated thereby. The Fibrocell Board accordingly recommends that you vote "FOR" the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

By order of the Board of Directors,

John M. Maslowski President and Chief Executive Officer
, 2019

i

FIBROCELL SCIENCE, INC.
405 Eagleview Blvd.
Exton, Pennsylvania 19341

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

            , 2019

SUMMARY

        This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you. We urge you to read carefully the remainder of this proxy statement, including the attached annexes and the documents referred to in this proxy statement, because this summary does not provide all the information that might be important to you with respect to the Merger and the other matters being considered at the special meeting of stockholders (the "Special Meeting"). We have included page references to direct you to a more complete description of the topics presented in this summary.

        All references to "Fibrocell," "the Company," "we," "us," or "our" in this proxy statement refer to Fibrocell Science, Inc., a Delaware corporation; all references in this proxy statement to "Castle Creek" refer to Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation; all references to "Merger Sub" refer to Castle Creek Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Castle Creek; all references to the "Merger" refer to the merger of Merger Sub with and into Fibrocell, with Fibrocell surviving as a wholly-owned subsidiary of Castle Creek; and, unless otherwise indicated or as the context requires, all references to the "Merger Agreement" refer to the Agreement and Plan of Merger, dated as of September 12, 2019, as it may be amended from time to time, by and among Fibrocell, Castle Creek and Merger Sub, a copy of which is attached as Annex A to this proxy statement. Fibrocell, with respect to its existence after the Effective Time of the Merger, is sometimes referred to in this proxy statement as the "Surviving Corporation."

The Companies

Fibrocell Science, Inc. (see page 26)

        Fibrocell is an autologous cell and gene therapy company focused on translating personalized biologics into medical breakthroughs for diseases affecting the skin and connective tissue. Our distinctive approach to personalized biologics is based on our proprietary autologous fibroblast technology. We target the underlying cause of disease by using fibroblast cells from a patient's skin and genetically modifying them to create localized therapies that are compatible with the unique biology of the patient. Currently, all of our research and development operations and focus are on gaining regulatory approvals to commercialize our product candidates in the United States.

        Our principal executive offices are located at 405 Eagleview Blvd., Exton, PA 19341 and our telephone number is (484) 713-6000. Our common stock, par value $0.001 per share ("Common Stock"), is listed and traded on the Nasdaq Stock Market LLC ("Nasdaq") under the symbol "FCSC."

        See "Where You Can Find More Information" on page 99.

Castle Creek Pharmaceutical Holdings, Inc. (see page 26)

        Castle Creek Pharmaceutical Holdings, Inc. is a privately held holding company that holds and invests in companies in the orphan dermatology space. Castle Creek's principle executive offices are located at 233 Mt. Airy Road, 1st Floor, Basking Ridge, NJ, 07920, and its telephone number is (862) 286-0400.

Castle Creek Merger Corp. (see page 26)

        Castle Creek Merger Corp. is a Delaware corporation and a wholly-owned subsidiary of Castle Creek. Merger Sub was formed on September 2, 2019 for the purpose of effecting the Merger. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Fibrocell, with Fibrocell surviving the Merger as a wholly-owned subsidiary of Castle Creek.

        The principal executive offices of Merger Sub are located at 233 Mt. Airy Road, 1st Floor, Basking Ridge, NJ, 07920, and its telephone number is (862) 286-0400.

The Merger

        A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the entire Merger Agreement carefully and in its entirety because it is the principal document governing the Merger. For more information about the Merger Agreement, see "The Merger Agreement" beginning on page 67.

The Merger (see page 28)

        If the Merger is completed, at the Effective Time of the Merger, Merger Sub will merge with and into Fibrocell. Fibrocell will survive the Merger as a wholly-owned subsidiary of Castle Creek. We intend to complete the Merger as soon as reasonably practicable and currently expect to complete the Merger in the fourth quarter of 2019. The Merger is subject to regulatory clearances (to the extent required) and other customary closing conditions, in addition to the approval of holders of Common Stock of Fibrocell at the Special Meeting. It is possible that factors outside the control of Fibrocell and Castle Creek could result in the Merger being completed at a later time or not at all.

Merger Consideration (see page 67)

        At the Effective Time, each share of our Common Stock issued and outstanding immediately prior to the Merger (other than shares held directly by Castle Creek or Merger Sub and shares owned by Company stockholders who have exercised their appraisal rights under Delaware law) will be converted into and thereafter represent the right to receive $3.00 in cash, without interest (the "Merger Consideration"), subject to any withholding of taxes required by applicable law. Upon completion of the Merger, all such shares of Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration.

Treatment of Preferred Stock (see page 68)

        After the Effective Time, each share of the Company's Series A Convertible Preferred Stock issued and outstanding immediately prior to the Merger (the "Preferred Stock") will remain outstanding (until converted by the holders thereof pursuant to the Consent and Termination Agreements, as defined below), and will thereafter only represent the right to receive an amount in cash, without interest, equal to (i) the number of shares of Common Stock underlying each share of Preferred Stock multiplied by (ii) the Merger Consideration (the "Conversion Amount").

Consent and Termination Agreements

        In addition, as consideration for entry into the Consent and Termination Agreements, the holders of Preferred Stock will each receive a promissory note to be issued by Merger Sub immediately prior to the Merger, in each case for an amount equal to (and in addition to) the aggregate Conversion Amount such party is entitled to in connection with such party's ownership of shares of Preferred Stock.

Treatment of Warrants (see page 68)

        After the Effective Time, each outstanding Company warrant to purchase shares of Common Stock shall be generally entitled to receive (i) upon any subsequent exercise, an amount equal to the Merger Consideration less the exercise price for such warrant, or (ii) if eligible pursuant to the terms of the warrant, upon notification by the holder of such warrant to the Company within 30 days of the Effective Time, an amount equal to the Black-Scholes value of the warrant (as described in such warrant).

Appraisal Rights (see page 89)

        Shares of Common Stock held by stockholders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law ("DGCL") (and have not withdrawn such exercise or lost such rights) will not be converted into the right to receive the Merger Consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares as determined in accordance with Section 262 of the DGCL. The fair value of the shares as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the Merger Consideration. Stockholders who wish to exercise appraisal rights must comply fully with all applicable requirements of Section 262 of the DGCL, which is summarized in this proxy statement and attached as Annex C to this proxy statement. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

The Special Meeting (see page 21)

        The Special Meeting of stockholders is scheduled to be held at the offices of Hogan Lovells US LLP located at 1735 Market St., Floor 23, Philadelphia, PA 19103 on                , 2019, at        , Eastern Time. The Special Meeting is being held in order to consider and vote on the following:

  •
  to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 12, 2019, as it may be amended from time to time, by and among Fibrocell, Castle Creek and Merger Sub, a copy of which is attached as Annex A to this proxy statement, pursuant to which Merger Sub will merge with and into Fibrocell, with Fibrocell surviving the Merger as a wholly-owned subsidiary of Castle Creek, and holders of Common Stock will be entitled to receive $3.00 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that they own immediately prior to the Effective Time of the Merger (referred to as the "Merger Proposal");

  •
  to consider and vote on a non-binding, advisory proposal to approve the compensation that will or may become payable to Fibrocell's named executive officers in connection with the Merger (referred to as the "Compensation Proposal"); and

  •
  to consider and vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal (referred to as the "Adjournment Proposal").

        Only holders of record of Common Stock at the close of business on                , 2019, the record date for the Special Meeting ("Record Date"), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. At the close of business on the Record Date,                shares of Common Stock were issued and outstanding.

        A quorum is necessary to transact business at the Special Meeting. Holders of a majority of all issued and outstanding shares of Common Stock entitled to vote as of the Record Date must be present in person or represented by proxy at the Special Meeting in order for there to be a quorum. Shares of Common Stock represented at the Special Meeting but not voted, including shares for which a stockholder directs an "abstention" from voting, will be counted as present for purposes of establishing a quorum. Broker non-votes (shares held by a broker, bank, trust company or other nominee that is present in person or by represented by proxy at the Special Meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will not be counted as present for purposes of establishing a quorum. If a quorum is not present in person or represented by proxy, the Special Meeting may be adjourned until the holders of the number of shares of Common Stock required to constitute a quorum are present in person or represented by proxy.

        You may cast one vote on each matter submitted to a vote at the Special Meeting for each share of Common Stock you own at the close of business on the Record Date. The Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. The Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

        Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote against the Merger Proposal, but, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Recommendation of the Fibrocell Board and Reasons for the Merger (see page 46)

        After careful consideration, at a meeting held on September 12, 2019, the members of the Fibrocell Board present unanimously approved the Merger Agreement and determined that it is fair to, advisable and in the best interests of Fibrocell and its stockholders for Fibrocell to enter into the Merger Agreement and effect the Merger and the other transactions contemplated thereby. Fibrocell directors Julian P. Kirk and Marcus E. Smith voluntarily recused themselves from, and did not attend, the September 12, 2019 meeting of the Fibrocell Board in light of their respective interests described in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61. The Fibrocell Board accordingly recommends that our stockholders vote "FOR" the adoption of the Merger Agreement. The Fibrocell Board considered many factors in reaching its conclusion, including, without limitation, the value that stockholders would realize in the Merger, the current and historical market prices of Fibrocell shares relative to the $3.00 per share Merger Consideration, the fact that the Merger Consideration consists entirely of cash and the risks associated with the implementation of Fibrocell's business plan. See "The Merger—Reasons for the Merger" beginning on page 47.

        The Fibrocell Board also recommends that you vote "FOR" the Compensation Proposal and "FOR" the Adjournment Proposal.

Opinion of Fibrocell's Financial Advisor (see page 51)

        The Fibrocell Board engaged Canaccord Genuity LLC ("Canaccord Genuity") to provide financial advisory services and to assist the Fibrocell Board in the consideration and evaluation of potential strategic transactions on Fibrocell's behalf. At a meeting of the Fibrocell Board held on September 12, 2019 to evaluate the Merger, Canaccord Genuity delivered to the Fibrocell Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 12, 2019, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the consideration of $3.00 per share in cash, without interest, to be received by holders of Common Stock (other than certain excluded holders referenced in the opinion) in the Merger was fair, from a financial point of view, to such holders. Canaccord Genuity did not express any view on, and its opinion did not address, any other term or aspect of any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with the Merger (including, without limitation, any agreements or arrangements with any holder of Preferred Stock, Convertible Notes, warrants or options).

        The full text of Canaccord Genuity's written opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Canaccord Genuity's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Fibrocell stockholders are encouraged to read Canaccord Genuity's opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity's opinion addressed to the Fibrocell Board was only one of many factors considered by the Fibrocell Board in its evaluation of the Merger and only addresses the fairness, from a financial point of view and as of the date of the opinion, of the $3.00 per share in cash, without interest, to be received in the Merger by holders of Common Stock (other than certain excluded holders referenced in the opinion). Canaccord Genuity's opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to Fibrocell, nor does it address the underlying business decision of Fibrocell to proceed with the Merger. Canaccord Genuity's opinion was directed to and for the information of the Fibrocell Board only (in its capacity as such) in connection with its evaluation of the Merger and does not constitute advice or a recommendation to the Fibrocell Board or any other person as to how the Fibrocell Board or such person should vote with respect to the Merger or otherwise act on any other matter with respect to the Merger.

        See "The Merger—Opinion of Fibrocell's Financial Advisor" beginning on page 51.

Treatment of Stock Options (see page 69)

        Each stock option to purchase shares of Common Stock issued under Fibrocell's equity incentive plans outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive with respect to each share of Common Stock underlying the stock option (whether vested or unvested) an amount in cash equal to the Merger Consideration minus the exercise price of such stock option, less applicable taxes required to be withheld. If the per share exercise price of a stock option is equal to or greater than the Merger Consideration, the stock option shall terminate and be canceled for no consideration. See "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61 and "The Merger Agreement—Treatment of Stock Options" beginning on page 69.

Interests of Directors and Executive Officers in the Merger (see page 61)

        In considering the recommendation of the Fibrocell Board that our stockholders vote to approve the Merger Proposal, stockholders should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally and that may present actual or potential conflicts of interest. A special committee (the "Special Committee"), composed of disinterested directors of the Fibrocell Board, Douglas J. Swirsky, Kelvin D. Moore and Marc B. Mazur, was aware of and considered these potential interests when it evaluated and negotiated the Merger Agreement, and recommended that the Fibrocell Board approve the Merger Agreement and recommend approval of the Merger Agreement by Fibrocell's stockholders. In addition, the Fibrocell Board was aware of and considered these potential interests, among other matters, in approving the Merger Agreement and in recommending to stockholders the approval of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. These interests include the following:

  •
  Each of Fibrocell's directors and executive officers holds outstanding stock options and pursuant to the Merger Agreement will receive cash payments with respect thereto in connection with the Merger. For more information regarding the treatment of outstanding Fibrocell equity-based awards in the Merger, see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61.

  •
  Each of Fibrocell's executive officers is a party to an employment agreement with Fibrocell, which provides for severance payments and benefits upon a termination without "cause" or by the executive for "good reason" after a "change of control" of Fibrocell (as such terms are defined in the applicable employment agreement). For more information regarding the severance triggers and entitlements of each executive officer, see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61.

  •
  Fibrocell's directors and executive officers are entitled to continued indemnification and insurance coverage pursuant to the terms of the Merger Agreement.

  •
  Two of our directors, Julian P. Kirk (who is the son of Randal J. Kirk) and Marcus E. Smith, are officers of Third Security, LLC, which is owned by Randal J. Kirk. Randal J. Kirk is the chairman of the board of directors and chief executive officer of Intrexon Corporation ("Intrexon"), our collaboration partner on our gene therapy programs. Together with his affiliates (the "Kirk Affiliates"), Mr. Kirk beneficially owns approximately 31% of our outstanding Common Stock on an as-converted basis, representing approximately 1.7 million shares of our Common Stock, 3,016 shares of Preferred Stock, 1,255,467 warrants, and Convertible Notes with an aggregate principal amount of approximately $6,762,500. Therefore, Mr. Kirk and his affiliates will receive consideration in the Merger for Fibrocell securities beneficially owned by them. Mr. Kirk and his affiliates may also have interests that conflict with our other stockholders stemming from our collaboration on our gene therapy programs and, if acting together, have the ability to significantly influence the outcome of matters submitted to our stockholders for approval.

  •
  One of our directors, Christine St.Clare, serves on the board of directors and chairs the audit committee of AquaBounty Technologies, Inc. ("AquaBounty"). According to AquaBounty's public filings, Ms. St.Clare was nominated to the board of directors of AquaBounty by Intrexon pursuant to a relationship agreement between Intrexon and AquaBounty. AquaBounty has publicly reported that Mr. Kirk and his affiliates, including Intrexon and Third Security, LLC, own a substantial percentage of AquaBounty's outstanding shares of common stock.

  •
  The Kirk Affiliates have entered into a Company Securityholder Voting and Support Agreement, dated September 12, 2019 (the "Voting Agreement"), with Castle Creek, pursuant to which the Kirk Affiliates agreed to vote their shares of securities of the Company in favor of the Merger and against any competing transaction, to support the economic treatment of such securities held by them as described in the Merger Agreement, and to forbear from taking certain actions detrimental to the Merger. On the same date, the Company entered into a Voting Agreement on substantially similar terms with MSD Credit Opportunity Master Fund L.P. ("MSD"), another securityholder of the Company.

  •
  The Kirk Affiliates and MSD have also each entered into a Consent and Termination Agreement, dated September 12, 2019 (each, a "Consent and Termination Agreement"), with the Company, Castle Creek and Merger Sub, pursuant to which that certain Securities Purchase Agreement, dated March 7, 2017, by and among the Company and the purchasers named on the signature pages therein (the "Securities Purchase Agreement") will be terminated as of immediately prior to the closing of the Merger. As consideration for entry into the Termination Agreements, the Kirk Affiliates and MSD will each receive a promissory note to be issued by Merger Sub immediately prior to the Merger, in each case for an amount equal to (and in addition to) the aggregate Conversion Amount such party is entitled to in connection with such party's ownership of shares of Preferred Stock. Pursuant to the Termination Agreements and in addition to the foregoing, each of MSD and the Kirk Affiliates also agreed to the treatment of the Preferred Stock under the Merger Agreement and agreed to release all claims related to such party's ownership of equity in the Company.

        For more information and quantification of these interests, please see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61.

Material U.S. Federal Income Tax Consequences of the Merger (see page 85)

        The Merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, U.S. holders (as defined in "Material U.S. Federal Income Tax Consequences of the Merger") whose shares of Common Stock are converted into cash in the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder's adjusted tax basis in such shares. Non-U.S. holders (as defined in "Material U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax as a result of the non-U.S. holder's receipt of cash in exchange for shares of Common Stock pursuant to the Merger, subject to certain exceptions discussed in "Material U.S. Federal Income Tax Consequences of the Merger," but may be subject to tax under non-U.S. income tax laws.

        You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85 for a more detailed discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation. You are encouraged to consult your tax advisor to determine the tax consequences of the Merger to you.

No Financing Condition; Financing Cooperation (see page 65)

        The Merger is not subject to a financing condition. Castle Creek has represented that, after giving effect to the financing contemplated by the commitment letters delivered to Fibrocell, it will have on the closing date sufficient funds available to pay the aggregate Merger Consideration, the aggregate Conversion Amount, and the aggregate consideration for the Company's warrants and all related fees required to be paid by Castle Creek and the Surviving Corporation. Castle Creek has delivered to Fibrocell executed commitment letters pursuant to which Castle Creek's financing sources have agreed to provide cash equity or debt financing in an aggregate amount of up to $35 million for the Merger. Fibrocell has agreed to provide all cooperation reasonably requested by Castle Creek in connection with any financing by Castle Creek, including using reasonable best efforts to, among other things, participate in meetings, assist with preparing materials, provide documentation, and obtain letters and documentation customary for the type and nature of financing Castle Creek intends to secure.

        See "The Merger—No Financing Condition; Financing Cooperation" beginning on page 65.

Conditions to the Merger (see page 78)

        Each party's obligation to complete the Merger depends on the following conditions being satisfied or, where legally permissible, waived:

  •
  Fibrocell stockholders shall have approved the Merger Proposal;

  •
  the consummation of the Merger has not been restrained, enjoined or prohibited by any order of any governmental entity and there is not in effect any law that prevents or makes illegal the consummation of the Merger; and

  •
  any applicable waiting period, together with any extensions thereof, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated.

        Each party's obligation to complete the Merger is also subject to the following additional conditions:

  •
  subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party; and

  •
  the performance in all material respects by the other party of its obligations required to be performed by it under the Merger Agreement at or prior to the closing date of the Merger.

        In addition, Castle Creek's obligation to complete the Merger is also subject to the following conditions:

  •
  each of Fibrocell's Exclusive Channel Collaboration Agreements with Intrexon shall be in effect in accordance with the same material terms and material conditions as in effect as of the date of the Merger Agreement;

  •
  Fibrocell shall have delivered Castle Creek and Merger Sub a certification attesting that interests in Fibrocell are not "United States real property interests";

  •
  holders of no more than 8% of issued and outstanding shares of Common Stock shall have exercised appraisal rights under Delaware law; and

  •
  the absence of a material adverse effect on Fibrocell since the date of the Merger Agreement.

        The completion of the Merger is not conditioned upon Castle Creek's receipt of financing.

No Solicitation of Other Offers (see page 80)

        The Merger Agreement provides that Fibrocell, its subsidiaries and its and their representatives shall not:

  •
  directly or indirectly solicit, initiate or knowingly facilitate or encourage, any Acquisition Proposal; or

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person nonpublic information in connection with any Acquisition Proposal.

        Fibrocell, its subsidiaries and its and their representatives must also immediately cease all existing discussions or negotiations with any person conducted prior to entering into the Merger Agreement with respect to any Acquisition Proposal.

        Notwithstanding the above-described restrictions, if following the date of the Merger Agreement and prior to the approval of the Fibrocell stockholders of the Merger Proposal, Fibrocell receives a bona fide written unsolicited Acquisition Proposal that the Fibrocell Board determines in good faith is, or determines in good faith is reasonably likely to result in, a Superior Proposal and that the failure to take such action would be reasonably likely to breach the directors' fiduciary duties under applicable law, Fibrocell may under certain circumstances furnish information to, and engage in discussions or negotiations with, the third party making such Acquisition Proposal.

        The terms "Superior Proposal" and "Acquisition Proposal" are defined under "The Merger Agreement—No Solicitation of Other Offers" beginning on page 80.

Changes in Board Recommendation (see page 81)

        Under the Merger Agreement, subject to certain exceptions, neither the Fibrocell Board nor any committee thereof may (i) withdraw, change, qualify, withhold or modify, or publicly propose to do any of the foregoing, in a manner adverse to Castle Creek or Merger Sub, its recommendation that Fibrocell's stockholders adopt the Merger Agreement or (ii) adopt, approve or recommend, any Acquisition Proposal or publicly propose to do the same.

        Notwithstanding the foregoing limitations, prior to the approval of the Fibrocell stockholders of the Merger Proposal, the Fibrocell Board may, under certain circumstances, change its recommendation that Fibrocell's stockholders adopt the Merger Agreement or terminate the Merger Agreement pursuant to the terms of the Merger Agreement to accept a Superior Proposal, only if the Fibrocell Board has determined in good faith, after, among other things, consultation with its financial advisors and outside legal counsel, that the failure to do so would reasonably be expected to be a breach of the directors' fiduciary duties under applicable law. Prior to changing its recommendation that stockholders adopt the Merger Agreement or terminating the Merger Agreement pursuant to the terms of the Merger Agreement to accept a Superior Proposal, the Fibrocell Board must provide written notice to Castle Creek at least four business days prior to such action and during such notice period must negotiate in good faith with Castle Creek regarding, and consider in good faith, any revisions to the Merger Agreement proposed by Castle Creek.

Termination of the Merger Agreement (see page 82)

        The Merger Agreement may be terminated by the mutual written consent of Fibrocell, Castle Creek and Merger Sub, and under certain specified circumstances by either Fibrocell or Castle Creek, including if the Merger has not been consummated on or before February 12, 2020.

Termination Fees; Effect of Termination (see page 84)

        In certain circumstances, the Fibrocell Board has the right to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal, as further described in "The Merger Agreement—Termination of the Merger Agreement" beginning on page 82. In that event and in certain other specified circumstances, the Merger Agreement provides that we must pay Castle Creek a termination fee of $2.0 million. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 84.

Effects on Fibrocell if the Merger is not Completed (see page 15)

        In the event that the proposal to approve the Merger Agreement does not receive the required approval from our stockholders, or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Common Stock in connection with the Merger. Instead, Fibrocell will remain an independent public company and stockholders will continue to own their shares of Common Stock. Under certain circumstances, if the Merger Agreement is terminated, we may be obligated to pay to Castle Creek a termination fee. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 84.

Delisting and Deregistration of Shares of Common Stock (see page 66)

        Upon completion of the Merger, the Surviving Corporation will cause the Common Stock currently listed on Nasdaq to cease to be listed and will subsequently deregister the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Market Price of Common Stock (see page 97)

        The closing price of Common Stock on Nasdaq on September 11, 2019, the last trading day prior to the announcement of the Merger Agreement, was $1.88 per share. The closing price of Common Stock on Nasdaq on                        , 2019, the last trading day before the date of this proxy statement was $      per share.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a stockholder. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:    Why am I receiving this proxy statement?

A:
On September 12, 2019, Fibrocell entered into the Merger Agreement providing for the Merger of Merger Sub with and into Fibrocell, with Fibrocell surviving the Merger as a wholly-owned subsidiary of Castle Creek. The Fibrocell Board is furnishing this proxy statement and form of proxy card to the holders of Common Stock in connection with the solicitation of proxies in favor of the proposal to adopt the Merger Agreement and to approve the other proposals to be voted on at the Special Meeting or any adjournments or postponements thereof. You are receiving this proxy statement because you were a stockholder of record of Fibrocell as of the close of business on the Record Date for the Special Meeting.

  This document serves as the proxy statement through which Fibrocell will solicit proxies to obtain the necessary stockholder approval for the consummation of the proposed Merger and the other matters to be voted on at the Special Meeting described below under "—What is the purpose of the Special Meeting?".

Q:    What is included in the proxy materials?

A:
The proxy materials include the proxy statement and the annexes to the proxy statement, including the Merger Agreement, and a proxy card or voting instruction form.

Q:    When and where will the Special Meeting of stockholders be held?

A:
The Special Meeting will be held at the offices of Hogan Lovells US LLP located at 1735 Market St., Floor 23, Philadelphia, PA 19103 on                                    , 2019, at                                    , Eastern Time.

Q:    What is the purpose of the Special Meeting?

A:
At the Special Meeting, stockholders will consider and vote on:

•
a proposal to adopt the Merger Agreement;

•
a non-binding, advisory proposal to approve the compensation that will or may become payable to our named executive officers in connection with the Merger; and

•
a proposal to approve one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.

Q:    What is the proposed Merger and what effects will it have on Fibrocell?

A:
The proposed Merger is the acquisition of Fibrocell by Castle Creek through the merger of Merger Sub with and into Fibrocell pursuant to the Merger Agreement. If the Merger Proposal is approved by the requisite number of shares of Common Stock and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Fibrocell, with Fibrocell continuing as the Surviving Corporation. As a result of the Merger, Fibrocell will become a wholly-owned subsidiary of Castle Creek and you will no longer own shares of Common Stock. The Surviving Corporation is expected to delist its Common Stock from

  Nasdaq as promptly as practicable after the Effective Time and de-register its Common Stock under the Exchange Act as promptly as practicable after such delisting. Thereafter, Fibrocell would no longer be a publicly traded company.

Q:    What will I receive in the Merger?

A:
If the Merger is completed, you will have the right to receive $3.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock that you own immediately prior to the Effective Time of the Merger.

  The exchange of shares of Common Stock for cash in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85 for a more detailed discussion of the U.S. federal income tax consequences of the Merger.

Q:    What happens if the market price of shares of Common Stock changes before the closing of the Merger?

A:
No change will be made to the Merger Consideration of $3.00 per share of Common Stock as a result of a change in the market price of our Common Stock.

Q:    If the Merger is completed, what will happen to Fibrocell stock options?

A:
For information regarding the treatment of Fibrocell options, please see "The Merger Agreement—Treatment of Stock Options" beginning on page 69.

Q:    What constitutes a "quorum" for purposes of the Special Meeting?

A:
A quorum is necessary to transact business at the Special Meeting. Holders of a majority of all issued and outstanding shares of Common Stock entitled to vote as of the Record Date must be present in person or represented by proxy at the Special Meeting in order for there to be a quorum. Shares of Common Stock represented at the Special Meeting but not voted, including shares for which a stockholder directs an "abstention" from voting, will be counted as present for purposes of establishing a quorum. Broker non-votes (shares held by a broker, bank, trust company or other nominee that is present in person or represented by proxy at the Special Meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will not be counted as present for purposes of establishing a quorum. If a quorum is not present in person or represented by proxy, the Special Meeting may be adjourned until the holders of the number of shares of Common Stock required to constitute a quorum are present in person or represented by proxy.

Q:    What is the vote required to adopt the Merger Agreement?

A:
The proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Abstentions and "broker non-votes" will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

Q:    What is the vote required to approve the other proposals?

A:
The Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Assuming a quorum is present at the

  Special Meeting, abstentions will have the same effect as a vote "AGAINST" the Compensation Proposal and the Adjournment Proposal. Broker non-votes will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal.

Q:    When is the proposed Merger expected to be completed?

A:
We intend to complete the Merger as soon as reasonably practicable and currently expect to complete the Merger in the fourth quarter of 2019. However, consummation of the Merger is subject to conditions to closing, in addition to the approval of Fibrocell's stockholders at the Special Meeting, and it is possible that factors outside the control of Fibrocell and Castle Creek could result in the Merger being completed at a later time or not at all.

Q:    Who is entitled to vote at the Special Meeting?

A:
Only holders of record of Common Stock at the close of business on                        , 2019, the Record Date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. At the close of business on the Record Date,                                     shares of Common Stock were issued and outstanding and held by                                    holders of record. Each share of Common Stock is entitled to one vote on each matter submitted to a vote at the Special Meeting.

Q:    Who may attend the Special Meeting?

A:
Stockholders of record as of the close of business on                        , 2019, or their duly appointed proxies, may attend the Special Meeting. "Street name" holders (those whose shares are held through a broker, bank, trust company or other nominee) should bring a copy of an account statement reflecting their ownership of Common Stock as of the Record Date. If you are a "street name" holder and you wish to vote at the Special Meeting, you must also bring a legal proxy from the record holder (your broker, bank, trust company or other nominee) of the shares of Common Stock authorizing you to vote at the Special Meeting.

  If you plan to attend the Special Meeting, please be prepared to provide proper identification, such as a driver's license or passport. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank, trust company or other nominee proving ownership on the Record Date, along with proper identification. Stockholders will not be allowed to use cameras, recording devices and other similar electronic devices at the meeting.

Q:    How does the Fibrocell Board recommend that I vote?

A:
At a meeting held on September 12, 2019, the members of the Fibrocell Board present unanimously approved the Merger Agreement and determined that it is fair to, advisable, and in the best interests of Fibrocell and its stockholders for Fibrocell to enter into the Merger Agreement and effect the Merger and the other transactions contemplated thereby. Messrs. Kirk and Smith voluntarily recused themselves from, and did not attend, the September 12, 2019 meeting of the Fibrocell Board in light of their respective interests described in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 6. The Fibrocell Board accordingly recommends that you vote "FOR" each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Q:    Who is soliciting my vote?

A:
The Fibrocell Board is soliciting your proxy, and Fibrocell will bear the cost of soliciting proxies. Okapi Partners LLC has been retained as our proxy solicitor to assist with the solicitation of proxies for the Special Meeting.

Q:    What do I need to do now?

A:
Carefully read and consider the information contained in this proxy statement, including its annexes.

  If you are a holder of record, in order for your shares to be represented at the Special Meeting:

  •
  you can attend the Special Meeting in person;

  •
  you can submit a proxy through the Internet or by telephone by following the instructions included on your proxy card; or

  •
  you can indicate on the enclosed proxy card how you would like to vote and return the proxy card.

  If you hold your shares in "street name," in order for your shares to be represented at the Special Meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee.

Q:    What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Common Stock is called a "proxy card."

Q:    How do I vote if my shares are registered directly in my name?

A:
If you are a record holder of Common Stock, you may vote in person at the Special Meeting or authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, or voting through the Internet, or by telephone. We recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you choose to submit a proxy to vote your shares through the Internet or by telephone, there is no need for you to mail back your proxy card. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled "The Special Meeting—Voting of Proxies" beginning on page 23.

  Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote "AGAINST" the Merger Proposal.

Q:    How do I vote my shares if they are held in the name of my broker ("street name")?

A:
If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust company or other nominee (that is, in "street name"), you must follow the directions from your broker, bank, trust company or other nominee provided to you in order to vote. Please check the voting form used by your broker, bank, trust company or other nominee. If you do not provide your broker, bank, trust company or other nominee with instructions, your shares of Common

  Stock will not be counted for purposes of determining a quorum at the Special Meeting and such shares will not be voted on any proposal at the Special Meeting, which will have the same effect as a vote "AGAINST" the Merger Proposal.

  Please note that you may not vote shares held in "street name" by returning a proxy card directly to Fibrocell or by voting in person at the Special Meeting unless you provide a legal proxy, which you must obtain from your broker, bank, trust company or other nominee.

Q:    What will happen if I fail to submit a proxy or I abstain from voting?

A:
If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have the effect of a vote against the Merger Proposal, but, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal or the Adjournment Proposal. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Q:    How can I revoke my proxy?

A:
If you have already submitted your proxy by Internet, telephone or by returning your proxy card, you can change your voting instructions before the Special Meeting. If you are a holder of record, you can do this by submitting a written notice of revocation, granting a new, valid proxy bearing a later date (including by telephone or through the Internet), or attending the Special Meeting and voting in person. If you submit a written notice of revocation, it must be received by the Corporate Secretary of Fibrocell no later than the beginning of the Special Meeting. If you grant a new proxy by telephone or Internet, your revised instructions must be received by 11:59 p.m., Eastern Time, on                                    , 2019.

  If your shares are held in "street name" by your broker, bank, trust company or other nominee, you should contact your broker, bank, trust company or other nominee to change your vote or revoke your proxy.

Q:    Do I need to do anything with my stock certificates now?

A:
No. After the Merger is completed, the paying agent for the Merger will mail to each holder of certificates representing shares of Common Stock as of the Effective Time of the Merger a letter of transmittal and instructions for exchanging their shares of Common Stock for the Merger Consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions or otherwise required by the paying agent in accordance with the Merger Agreement, you will receive the Merger Consideration. Please do not send your stock certificates with your proxy card.

Q:    Can I participate if I am unable to attend the Special Meeting?

A:
If you are unable to attend the Special Meeting in person, we encourage you to send in your proxy card or to vote by telephone or over the Internet. The Special Meeting will not be broadcasted telephonically or over the Internet.

Q:    What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Common Stock or other Company securities in connection with the Merger. Instead, Fibrocell will remain an independent public company, and shares of Common Stock will continue to be listed and traded on Nasdaq. Under certain circumstances, if the Merger is not completed, a termination fee of $2.0 million may become payable by Fibrocell to Castle Creek, or by Castle Creek to Fibrocell, pursuant to the Merger Agreement.

Q:    Why am I being asked to consider and cast a non-binding advisory vote on the Compensation Proposal?

A:
Under Section 14A of the Exchange Act and the applicable Securities & Exchange Commission ("SEC") rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve certain compensation that will or may be paid to our named executive officers in connection with the Merger. The Compensation Proposal gives our stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that may be paid or become payable to our named executive officers in connection with the Merger.

Q:    What will happen if the Compensation Proposal is not approved?

A:
Approval of the Compensation Proposal is not a condition to consummation of the Merger, and it is advisory in nature only, meaning it will not be binding on Fibrocell. Accordingly, because Fibrocell is contractually obligated to pay such compensation, if the proposed Merger with Fibrocell is completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

Q:    What does it mean if I receive more than one set of voting materials for the Special Meeting?

A:
You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or over the Internet.

Q:    What happens if I sell my shares of Common Stock before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the expected closing date of the Merger. If you own shares of Common Stock as of the close of business on the Record Date but transfer your shares prior to the Special Meeting, you will retain your right to vote at the Special Meeting, but the right to receive the Merger Consideration will pass to the person who holds your shares as of immediately prior to the Effective Time of the Merger.

Q:    May I exercise dissenters' rights or rights of appraisal in connection with the Merger?

A:
Yes. Shares of Common Stock held by stockholders who have properly exercised appraisal rights under Section 262 of the DGCL (and have not withdrawn such exercise or lost such rights) will not be converted into the right to receive the Merger Consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares as determined in accordance with Section 262 of the DGCL. The fair value of such shares as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the Merger Consideration. Stockholders who wish to exercise appraisal rights must comply fully with all applicable requirements of Section 262 of the DGCL, which is summarized in this proxy statement and attached as Annex C to this proxy statement. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Q:    How can I obtain a proxy card or voting instruction form?

A:
If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For Fibrocell stockholders of record:	Please contact: Corporate Secretary at Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, PA 19341, Attn: Corporate Secretary.
For holders in street name:	Please contact your account representative at your broker, bank, trust company or other nominee.

Q:    Do any of the Fibrocell directors or officers have interests in the Merger that may differ from those of Fibrocell stockholders generally?

A:
Yes. For a description of the interests of Fibrocell directors and executive officers in the Merger, please see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61.

Q:    Who counts the votes?

A:
Votes are counted by our transfer agent, Broadridge Financial Solutions, Inc., and are then certified by a representative of American Election Services LLC, appointed by the Fibrocell Board to serve as the inspector of election at the Special Meeting.

Q:    Who pays for the proxy solicitation?

A:
Fibrocell will bear the entire cost of this proxy solicitation, including the preparation, printing, mailing and distribution of these proxy materials. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

Q:    What is "householding"?

A:
Some banks, brokers and similar institutions may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you write to us at the following address or call us at the following phone number: Fibrocell Science, Inc., at 405 Eagleview Blvd., Exton, Pa 19341, attention of Corporate Secretary or by telephone at (484) 713-6000.

  To receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution or you may contact us at the above address or telephone number.

Q:    How can I obtain additional information about Fibrocell?

A:
We will provide copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018, without charge, to any stockholder who makes a written request to our Corporate Secretary at Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, PA 19341, Attn: Corporate Secretary. Our Annual Report on Form 10-K and other SEC filings also may be accessed at www.sec.gov or on the Investors section of our website at www.fibrocell.com. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:    Who can help answer my questions?

A:
If you have questions about the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (877) 259-6290
Email: info@okapipartners.com

or

Fibrocell Science, Inc.
405 Eagleview Boulevard,
Exton, Pennsylvania 19341
(484) 713-6000
Attn: Corporate Secretary

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words "forecast," "expect," "believe," "will," "intend," "plan," and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following:

  •
  the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Fibrocell's business and the price of Fibrocell's Common Stock;

  •
  the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

  •
  the outcome of any legal proceedings that have been or may be instituted against Fibrocell related to the Merger Agreement or the proposed transaction, and the costs and ultimate outcome of litigation matters, government investigations and other legal proceedings;

  •
  Fibrocell's expectations regarding the timing and clinical development of FCX-007 and FCX-013;

  •
  Fibrocell's ability to earn future milestone and profit share payments under the co-development and license agreement, dated April 12, 2019 (the "Co-Development Agreement"), between Fibrocell and Castle Creek Pharmaceuticals, LLC ("Castle Creek Pharmaceuticals");

  •
  the potential advantages of FCX-007, FCX-013 and Fibrocell's other product candidates;

  •
  the ability of Fibrocell and Castle Creek Pharmaceuticals to meet objectives tied to milestones and profit share payments;

  •
  uncertainties and delays relating to the initiation, enrollment and completion of clinical trials;

  •
  whether clinical trial results will validate and support the safety and efficacy of Fibrocell's product candidates;

  •
  unanticipated or excess costs relating to the development of Fibrocell's product candidates;

  •
  Fibrocell's ability to obtain additional capital to continue to fund operations;

  •
  the impact of regulatory approvals or other legal developments affecting Fibrocell's product candidates;

  •
  Fibrocell's ability to maintain its collaborations with Intrexon and Castle Creek Pharmaceuticals;

  •
  Castle Creek Pharmaceuticals' ability to successfully commercialize FCX-007, if approved;

  •
  Fibrocell's ability to successfully commercialize FCX-013, if approved;

  •
  government investigations and audits;

  •
  impacts of financial market disruptions or volatility to our partners or vendors;

  •
  the impact of industry performance, general business and economic conditions;

  •
  unanticipated changes in the tax provision or exposure to additional tax liabilities; and

  •
  other risks described in Fibrocell's filings with the SEC, such as its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

        Fibrocell assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. There can be no assurance that the Merger will in fact be completed.

 THE SPECIAL MEETING

        This proxy statement is being provided to the stockholders of Fibrocell in connection with the solicitation of proxies by the Fibrocell Board for use at the Special Meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Fibrocell with the information about the Special Meeting and should be read carefully in its entirety.

Date, Time and Place

        The Special Meeting is scheduled to be held at the offices of Hogan Lovells US LLP, located at 1735 Market St., Floor 23, Philadelphia, PA 19103, on            , 2019, at                , Eastern Time.

Purpose of the Special Meeting

        At the Special Meeting, stockholders will be asked to consider and vote on the following proposals:

  •
  the Merger Proposal;

  •
  the Compensation Proposal; and

  •
  the Adjournment Proposal.

Recommendation of the Fibrocell Board

        After careful consideration, and upon unanimous recommendation of the Special Committee, on September 12, 2019, the members of the Fibrocell Board present unanimously approved the Merger Agreement and determined that it is fair to, advisable, and in the best interests of Fibrocell and its stockholders for Fibrocell to enter into the Merger Agreement and effect the Merger and the other transactions contemplated thereby. The Fibrocell Board accordingly recommends that stockholders vote "FOR" the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. Messrs. Kirk and Smith voluntarily recused themselves from, and did not attend, the September 12, 2019 meeting of the Fibrocell Board in light of their respective interests described in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61. The Fibrocell Board considered many factors in reaching its conclusion, including, without limitation, the value that stockholders would realize in the Merger, the current and historical market prices of Fibrocell shares relative to the $3.00 per share Merger Consideration, the fact that the Merger Consideration consists entirely of cash and the risks associated with the implementation of Fibrocell's business plan. See and read carefully "The Merger—Reasons for the Merger" beginning on page 47.

        The Fibrocell Board recommends that stockholders vote "FOR" each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. See "The Merger—Reasons for the Merger" beginning on page 47.

Record Date; Stockholders Entitled to Vote

        Only holders of record of Common Stock at the close of business on                , 2019, the Record Date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. At the close of business on the Record Date,                shares of Common Stock were issued and outstanding and held by                holders of record. As of the close of business on the Record Date, approximately      % of the outstanding shares of Common Stock were held by our directors and executive officers and their affiliates. We currently expect that our directors and executive officers will vote their shares in favor of the above-listed proposals. Although none of our directors or executive officers has entered into any agreements obligating him or her to vote his or her shares in favor of the above-listed proposals, affiliates of two of our directors, Julian P. Kirk (who is the son of Randal J. Kirk) and Marcus E. Smith, have entered into Voting Agreements pursuant to which they have agreed to vote their shares in favor of the Merger Proposal (see "The Merger—Interests of Directors and Executive Officers in the Merger"). A complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting at our executive offices and principal place of business at 405 Eagleview Blvd., Exton, PA 19341 during ordinary business hours for a period of ten days before the Special Meeting. The list will also be available at the Special Meeting for examination by any stockholder present at the Special Meeting.

        Each share of Common Stock owned is entitled to one vote on each proposal at the Special Meeting.

        If you own shares of Common Stock that are registered in the name of someone else, such as a broker, bank, trust company or other nominee, you are not a holder of record and instead hold your shares in "street name." If you hold shares in "street name," you will need to direct the applicable organization to vote those shares or obtain authorization from it and vote the shares yourself at the Special Meeting, as described below.

Quorum

        A quorum is necessary to transact business at the Special Meeting. Holders of a majority of all issued and outstanding shares of Common Stock entitled to vote as of the Record Date must be present in person or represented by proxy at the Special Meeting in order for there to be a quorum. Shares of Common Stock represented at the Special Meeting but not voted, including shares for which a stockholder directs an "abstention" from voting, will be counted as present for purposes of establishing a quorum. Broker non-votes (shares held by a broker, bank, trust company or other nominee that is present in person or represented by proxy at the Special Meeting but with respect to which the broker, bank, trust company or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will not be counted as present for purposes of establishing a quorum, unless otherwise voting on a discretionary basis or for which direction is provided on another proposal. Shares of Common Stock held in treasury will not be included in the calculation of the number of shares of Common Stock represented at the meeting for purposes of determining whether a quorum is present. If a quorum is not present in person or represented by proxy, the Special Meeting may be adjourned until the holders of the number of shares of Common Stock required to constitute a quorum are present in person or represented by proxy.

Required Vote

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Approval of the Compensation Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Failure to Vote, Abstentions and Broker Non-Votes

        If you are a stockholder and fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have the effect of a vote against the Merger Proposal, but, assuming a quorum is present at the Special Meeting, will have no effect on the Compensation Proposal or the Adjournment Proposal. If you are a stockholder and you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Voting in Person

        If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares are held in "street name," and you wish to vote at the Special Meeting, you must bring to the Special Meeting a legal proxy executed in your favor from the record holder of the shares (your broker, bank, trust company or other nominee) authorizing you to vote at the Special Meeting.

        In addition, please be prepared to provide proper identification, such as a driver's license or passport. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank, trust company or other nominee proving ownership on the Record Date, along with proper identification. Stockholders will not be allowed to use cameras, recording devices and other similar electronic devices at the meeting.

Voting of Proxies

        If you are a holder of record of Common Stock as of the Record Date for the Special Meeting there are four ways to have your shares voted:

  •
  You can submit a proxy over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions on your proxy card.

  •
  You can submit a proxy using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.

  •
  You may complete, sign, date and mail your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

  •
  Finally, you may vote in person by written ballot at the Special Meeting.

        You will need the 16-digit control number included on your proxy card if you vote by Internet or telephone. Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time, on            , 2019.

        As of the date hereof, management has no knowledge of any business that will be presented for consideration at the Special Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Special Meeting of Stockholders. If any other matter is properly presented at the Special Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

        Your vote is important. Accordingly, please mark, sign, date and return the enclosed proxy card or submit a proxy via the Internet or by telephone whether or not you plan to attend the Special Meeting in person.

        If a properly executed proxy is returned without an indication as to how the shares of Common Stock represented are to be voted with regard to a particular proposal, the Common Stock represented by the proxy will be voted "FOR" such proposal. All shares represented by properly executed proxies received (including proxies received via the Internet or by telephone) in time for the Special Meeting will be voted at the meeting in the manner specified by the stockholder giving those proxies.

Shares Held in "Street Name"

        If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust company or other nominee (that is, in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your broker, bank, trust company or other nominee. Please note that you may not vote shares held in "street name" by returning a proxy card directly to Fibrocell or by voting in person at the Special Meeting unless you provide a legal proxy, which you must obtain from your broker, bank, trust company or other nominee. Further, brokers who hold shares of Common Stock on behalf of their customers may not give a proxy to Fibrocell to vote those shares without specific instructions from their customers.

        If you are a stockholder holding your shares in "street name" and you do not instruct your broker, bank, trust company or other nominee on how to vote your shares, your broker, bank, trust company or other nominee cannot vote your shares, which will have the same effect as a vote against the Merger Proposal. If you do not instruct your broker on how to vote your shares, it will have no effect on the Compensation Proposal and the Adjournment Proposal, assuming a quorum is present at the Special Meeting.

Revocation of Proxies

        You have the power to revoke your proxy before the Special Meeting. If you are a holder of record, you can revoke your proxy in one of three ways:

  •
  you can submit a written notice of revocation;

  •
  you can grant a new, valid proxy bearing a later date (including by telephone or through the Internet); or

  •
  you can attend the Special Meeting and vote in person, which will cancel any proxy previously given. Your attendance at the Special Meeting alone will not revoke any proxy that you have previously given.

        If you submit a written notice of revocation, it must be received by the Corporate Secretary of Fibrocell at 405 Eagleview Blvd., Exton, PA 19341 no later than the beginning of the Special Meeting. If you do so by telephone or through the Internet, your revised instructions must be received by 11:59 p.m. Eastern Time on                                    , 2019.

        If your shares are held in "street name" by your broker, bank, trust company or other nominee, you should contact your broker to change your vote or revoke your proxy

Tabulation of Votes

        Fibrocell has appointed one or more representatives of American Election Services LLC to serve as the inspector of election for the Special Meeting. The inspector of election will, among other matters, determine the number of shares represented at the Special Meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to the stockholders.

Solicitation of Proxies

        The cost of proxy solicitation for the Special Meeting will be borne by Fibrocell. Solicitation initially will be made by mail. Forms of proxies and proxy materials also may be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies also may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi Partners LLC, our proxy solicitor, or by certain of our directors, officers, and employees, without additional compensation. Fibrocell will also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares of Common Stock held of record on the Record Date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Fibrocell has retained Okapi Partners LLC to assist in its solicitation of proxies and has agreed to pay them a fee of approximately $7,500, plus reasonable expenses, for these services.

Adjournment

        If a quorum is not present in person or represented by proxy, stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, shall have the power to adjourn the Special Meeting from time to time, without notice other than announcement at the meeting, until a quorum is present in person or represented by proxy. If a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, then stockholders may be asked to vote on the Adjournment Proposal. No notices of an adjourned meeting need be given unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting as of the Record Date for notice of such adjourned meeting. At any subsequent reconvening of the Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact our proxy solicitor, Okapi Partners LLC:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (877) 259-6290
Email: info@okapipartners.com

 THE COMPANIES

Fibrocell Science, Inc.

        Fibrocell is an autologous cell and gene therapy company focused on translating personalized biologics into medical breakthroughs for diseases affecting the skin and connective tissue. Our distinctive approach to personalized biologics is based on our proprietary autologous fibroblast technology. Fibroblasts are the most common cell in skin and connective tissue and are responsible for synthesizing extracellular matrix proteins, including collagen and other growth factors, that provide structure and support. Because fibroblasts naturally reside in the localized environment of the skin and connective tissue, they represent an ideal delivery vehicle for proteins targeted to these areas. We target the underlying cause of disease by using fibroblast cells from a patient's skin and genetically modifying them to create localized therapies that are compatible with the unique biology of the patient (i.e., which are autologous).

        We are focused on discovering and developing localized therapies for diseases affecting the skin and connective tissue, where there are high unmet needs, to improve the lives of patients and their families. In that regard, we commit significant resources to our research and development programs. Currently, all of our research and development operations and focus are on gaining regulatory approvals to commercialize our product candidates in the United States; however, we may seek to expand into international markets in the future. Currently, all of our research and development operations and focus are on gaining regulatory approvals to commercialize our product candidates in the United States.

        Our pipeline of localized gene therapy candidates include FCX-007 for the treatment of RDEB, a life-threatening genetic disorder diagnosed in infancy with no cure or treatment approved by the FDA. A pivotal Phase 3 clinical trial for FCX-007 was initiated in late July 2019. We are also developing FCX-013 for the treatment of moderate to severe localized scleroderma and are currently enrolling the Phase 1 portion of a Phase 1/2 clinical trial.

        Our principal executive offices are located at 405 Eagleview Blvd., Exton, PA 19341 and our telephone number is (484) 713-6000. Our Common Stock is listed and traded on the Nasdaq under the symbol "FCSC."

        See "Where You Can Find More Information" on page 99.

Castle Creek Pharmaceutical Holdings, Inc.

        Castle Creek Pharmaceutical Holdings, Inc. is a privately held holding company that holds and invests in companies in the orphan dermatology space. Castle Creek's principal executive offices are located at 233 Mt. Airy Road, 1st Floor, Basking Ridge, NJ, 07920, and its telephone number is (862) 286-0400.

Castle Creek Merger Corp.

        Castle Creek Merger Corp. is a Delaware corporation and a wholly-owned subsidiary of Castle Creek. Merger Sub was formed on September 2, 2019 for the purpose of effecting the Merger. Merger Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Fibrocell, with Fibrocell surviving the Merger as a wholly-owned subsidiary of Castle Creek.

        The principal executive offices of Merger Sub are located at 233 Mt. Airy Road, 1st Floor, Basking Ridge, NJ, 07920, and its telephone number is (862) 286-0400.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        As discussed below, stockholders are being asked to consider and vote on a proposal to adopt the Merger Agreement. You should read this proxy statement carefully and in its entirety for more detailed information concerning the Merger Agreement and the Merger. In particular, you should read carefully and in its entirety the Merger Agreement, which is attached as Annex A to this proxy statement.

        The Fibrocell Board recommends that stockholders vote "FOR" the Merger Proposal.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate instructions on your proxy, your shares of Common Stock represented by such proxy will be voted "FOR" the Merger Proposal.

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon.

        Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote "AGAINST" the Merger Proposal. Abstentions and "broker non-votes" will have the same effect as a vote "AGAINST" the Merger Proposal.

THE MERGER

        The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.

Effects of the Merger

        Fibrocell is seeking the adoption by its stockholders of the Merger Agreement Fibrocell entered into on September 12, 2019, with Castle Creek and Merger Sub. Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, Merger Sub will merge with and into Fibrocell, with Fibrocell surviving the Merger as a wholly-owned subsidiary of Castle Creek. The Fibrocell Board has approved the Merger Agreement and recommends that Fibrocell's stockholders vote to adopt the Merger Agreement.

        At the Effective Time of the Merger, each outstanding share of Common Stock (other than treasury shares and any shares owned by Castle Creek, Merger Sub or any person who properly demands appraisal of their shares pursuant to Section 262 of DGCL (and has not withdrawn such demand or lost its appraisal rights)), will be converted into the right to receive the Merger Consideration of $3.00 per share, without interest, less any applicable withholding taxes.

        After the Effective Time, each share of Preferred Stock will remain outstanding (until converted by the holders thereof pursuant to the Consent and Termination Agreements, as defined below), and will thereafter only represent the right to receive an amount in cash, without interest, equal to the Conversion Amount.

        In addition, after the Effective Time, each outstanding Company warrant shall be generally entitled to receive (i) upon any subsequent exercise, an amount equal to the Merger Consideration less the exercise price for such warrant, or (ii) if eligible pursuant to the terms of the warrant, upon notification by the holder of such warrant to the Company within 30 days of the Effective Time, an amount equal to the Black-Scholes value of the warrant (as described in such warrant).

        Each stock option to purchase shares of Common Stock issued under Fibrocell's equity incentive plans outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive with respect to each share of Common Stock underlying the stock option (whether vested or unvested) an amount in cash equal to the Merger Consideration minus the exercise price of such stock option, less applicable taxes required to be withheld. If the per share exercise price of a stock option is equal to or greater than the Merger Consideration, the stock option shall terminate and be canceled for no consideration.

Background of the Merger

        Fibrocell's management and the Fibrocell Board regularly review the Company's performance, prospects and strategy in light of the current business and economic environment, as well as developments in the biopharmaceutical industry, and opportunities and challenges facing participants in such industry. From time to time the Fibrocell Board has evaluated and considered a variety of potential strategic alternatives in light of industry developments, economic and market conditions and challenges facing the Company and other participants in the biopharmaceutical industry. These strategic alternatives have included growing the Company's business organically and independently developing its products, as well as potential business combinations, partnerships, acquisitions, divestitures and licensing alternatives.

        In connection with these discussions, a committee comprised of independent members of the Fibrocell Board approved the engagement of Canaccord Genuity in July 2017 to act as its financial advisor in connection with various financial and strategic matters, including advising the Company in the event of a potential strategic transaction involving the Company. As part of the ongoing engagement, in March 2018 the Fibrocell Board requested that Canaccord Genuity assist with a comprehensive review of the Company's strategic alternatives. In April 2018, the Company publicly announced that the Fibrocell Board was conducting a comprehensive review of strategic alternatives focused on maximizing stockholder value, that Canaccord Genuity was engaged as its strategic financial advisor for this review process and that the Fibrocell Board had established a special committee (the "strategic alternatives committee") comprised of non-employee directors independent from and not affiliated with Intrexon, the Company's collaboration partner on its gene therapy programs, and a holder of the Company's Preferred Stock and Convertible Notes, to explore and evaluate potential strategic alternatives, including a sale of the Company, a business combination, a merger or reverse merger with another company, a strategic investment into the Company, a sale, license or other disposition of corporate assets of the Company or continuing with the current business plan. As stated in the public announcement, Fibrocell did not set a timetable for completion of the review process.

        As part of this strategic review process, from March 2018 through October 2018, Canaccord Genuity, on the Company's behalf and at the direction of the strategic alternatives committee, contacted 25 potential counterparties that the strategic alternatives committee determined, with the assistance of Canaccord Genuity, were realistic potential strategic partners for a transaction involving the Company. During this time period, the Company entered into confidentiality agreements with nine potential strategic partners, which included customary confidentiality provisions and standstill provisions prohibiting, for at least one year, such potential strategic partners from engaging in certain types of actions, including making an acquisition proposal with respect to the Company without the Company's prior written consent. The standstill provision also prohibited such potential strategic partners from asking for a waiver of the prohibitions, which is commonly referred to as a "don't ask, don't waive" provision. None of these potential partners submitted a proposal involving an acquisition of the Company.

        In October 2018, John Maslowski, President and Chief Executive Officer of the Company, was introduced to Michael Derby, the then Chief Executive Officer of Castle Creek Pharmaceuticals, a wholly-owned subsidiary of Castle Creek, at a disease advocacy fundraiser event. Following this introduction, Mr. Maslowski and the Castle Creek Pharmaceuticals' Chief Executive Officer discussed a potential collaborative transaction involving the Company and Castle Creek Pharmaceuticals. Later in October 2018, Castle Creek Pharmaceuticals approached the Company regarding a potential collaborative transaction involving the Company's lead product candidate, FCX-007, for the treatment of RDEB. On October 24, 2018, the Company entered into a non-disclosure agreement with Castle Creek Pharmaceuticals (the "Confidentiality Agreement"), which included customary confidentiality provisions and a two-year standstill provision prohibiting Castle Creek Pharmaceuticals from engaging in certain types of actions, including making an acquisition proposal with respect to the Company without the Company's prior written consent.

        During November of 2018, the Company and Castle Creek Pharmaceuticals began negotiating a potential agreement regarding the development and commercialization of FCX-007 for the treatment of RDEB. During the course of these negotiations, the Company also requested whether Castle Creek Pharmaceuticals would be interested in making a strategic investment in the Company or an offer to acquire the Company, which opportunity Castle Creek Pharmaceuticals declined.

        During this time, the Company, in consultation with Canaccord Genuity, had also considered the Company's need to raise additional capital to fund its operations, and analyzed its need for funds to bring FCX-007 to market. The Company had typically raised funds for its operations by offering and selling equity-linked securities to investors, including Common Stock, warrants to purchase Common Stock, and Preferred Stock. However, given that continued equity raises would, according to Canaccord Genuity, require significant warrant coverage and result in dilution to the Company's existing stockholders, the Company declined to pursue additional equity financing to fund its operations. In its

Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, the Company publicly disclosed that, as of March 31, 2019, it had cash and cash equivalents of approximately $11.3 million and that it believed that its cash and cash equivalents at March 31, 2019 and amounts paid or payable to the Company under the Co-Development Agreement, including the April 2019 $7.5 million upfront payment and reimbursement of FCX-007 development cost and the $2.5 million milestone payment for the first patient enrolled in the FCX-007 clinical trial, would be sufficient to fund operations into the third quarter of 2020.

        On April 12, 2019, the Company entered into the Co-Development Agreement with Castle Creek Pharmaceuticals with respect to the development and commercialization of FCX-007 for the treatment of RDEB. Under the terms of the Co-Development Agreement, Castle Creek Pharmaceuticals would receive an exclusive license to commercialize FCX-007 in the United States upon regulatory approval. The Company would maintain responsibility for the development (including pre-launch manufacturing) of FCX-007 through initial regulatory approval of FCX-007, and Castle Creek Pharmaceuticals would be responsible for all post-approval development and commercialization activities for FCX-007. Upon entry into the Co-Development Agreement, the strategic alternatives special committee was disbanded.

        On April 15, 2019, the Company publicly announced that it had entered into the Co-Development Agreement with Castle Creek Pharmaceuticals and that it had concluded the strategic alternatives review process.

        Upon entering into the Co-Development Agreement, members of management of the Company and Castle Creek Pharmaceuticals began working closely on the development of FCX-007 in accordance with the terms of the Co-Development Agreement. Both companies generally are familiar with the other's businesses, and representatives of both companies periodically consult on matters relating to their commercial relationship and the industries in which they operate.

        Following entry into the Co-Development Agreement, the Company and Castle Creek Pharmaceuticals were regularly in communication regarding the Company's operations and potential additional transactions. For example, on May 10, 2019, the parties convened a meeting in Chicago to discuss updates on FCX-007. During this meeting, Jeffrey Aronin, Chairman of the board of directors of Castle Creek Pharmaceuticals, suggested that Castle Creek Pharmaceuticals might consider broader collaborative transactions with the Company. On May 15, 2019, during a telephonic meeting between Mr. Maslowski and Babar Ghias, a representative of Castle Creek Pharmaceuticals, the parties discussed the capitalization of the Company, and later on the same date Sean Buckley, the current Chief Financial Officer and Corporate Secretary of Fibrocell, and Kevin Scoby, a representative of Castle Creek Pharmaceuticals, discussed the Company's outstanding Preferred Stock and the Company's debt structure. Other meetings between the parties around this time were focused on the Company's operations. For example, on May 23, 2019, employees of Castle Creek Pharmaceuticals, including Chief Executive Officer Greg Wujek, met at the Company's headquarters to discuss a supply agreement relating to the Co-Development Agreement. Further, on May 29, 2019, representatives of Castle Creek Pharmaceuticals met at the Company's headquarters to discuss FCX-007 and FCX-013, the Company's investigational, gene therapy candidate for the treatment of moderate to severe localized scleroderma. On June 6, 2019, members of the clinical team at Castle Creek Pharmaceuticals had a discussion with their counterparts at the Company to discuss patient recruitment strategy vendors.

        On June 10, 2019, Mr. Scoby had a telephonic meeting with Mr. Buckley to further discuss the Company's capital structure. Mr. Buckley advised Mr. Scoby that the Company had engaged Canaccord Genuity to act as its exclusive financial advisor with respect to one or more equity offerings or other strategic transactions.

        On June 11, 2019, Mr. Ghias informed Mr. Maslowski that Castle Creek Pharmaceuticals was considering making a private proposal to the Fibrocell Board to acquire all of the Common Stock of the Company and to "cash out" the Company's other equity and debt securities. Mr. Ghias noted, however, that the Confidentiality Agreement prohibited Castle Creek Pharmaceuticals from making any such proposal and required that the Company invite Castle Creek Pharmaceuticals to submit a private offer to the Fibrocell Board.

        On June 12, 2019, the Fibrocell Board held a regularly scheduled in-person meeting with members of management present. At that meeting, Mr. Maslowski informed the Fibrocell Board of Castle Creek Pharmaceuticals' consideration of a potential acquisition of all of the Common Stock of the Company. Following a discussion regarding a potential transaction with Castle Creek Pharmaceuticals, the Fibrocell Board authorized management to work with the Company's legal counsel, Hogan Lovells US LLP ("Hogan Lovells"), to prepare a limited waiver of the Confidentiality Agreement that would allow Castle Creek Pharmaceuticals to submit a private proposal to acquire the Company.

        On June 17, 2019, the Company and Castle Creek Pharmaceuticals entered into a limited waiver of the standstill provision contained in the Confidentiality Agreement, which would allow Castle Creek Pharmaceuticals to, within seven days, deliver a private submission to Douglas J. Swirsky, Chairman of the Fibrocell Board, and Mr. Maslowski, of a proposal for a business combination or other similar extraordinary transaction involving the Company or any of its securities. The limited waiver explicitly stated that the Company would be under no obligation to accept any such offer if submitted or to engage in discussions with Castle Creek Pharmaceuticals with respect to any such offer, and would be permitted to reject such offer in the Company's sole and absolute discretion.

        Later on June 17, 2019, the Company received a non-binding offer from Castle Creek Pharmaceuticals to acquire the Company (the "Castle Creek Offer"). The Castle Creek Offer proposed a purchase price of $3.00 per share of Common Stock and contemplated the redemption, effective at closing of the transaction, of the Company's debt and equity-linked instruments for cash or the establishment of arrangements for the conversion or exercise, as applicable, of such instruments for cash, in each case, in accordance with the terms of the applicable instruments. The Castle Creek Offer also indicated that Castle Creek Pharmaceuticals would expect customary support agreements from the Company's significant investors as to all of their interests in the Company and the treatment of those interests in the potential strategic transaction at the Effective Time. The Castle Creek Offer also noted that it would not be conditioned upon obtaining financing.

        On June 18, 2019, Mr. Ghias sent an e-mail to Messrs. Maslowski and Buckley following up on the Castle Creek Offer, requesting permission to speak with major investors in the Company, including Randal J. Kirk and his affiliated entities and MSD, and stating that their support would be necessary for Castle Creek Pharmaceuticals' to proceed with a transaction in order to ensure that all equity-linked securities of the Company could be eliminated in such a transaction. Mr. Buckley responded that any such conversations would require prior approval by the Fibrocell Board.

        On June 19, 2019, the Fibrocell Board held a telephonic special meeting, with members of management and representatives of Hogan Lovells present, to discuss the Castle Creek Offer. At the meeting, representatives of Hogan Lovells provided the members of the Fibrocell Board with an overview of their fiduciary duties and other legal matters to be considered in connection with the Fibrocell Board's review of the Castle Creek Offer. Following discussions regarding the legal responsibilities of the Fibrocell Board, the Fibrocell Board discussed with representatives of Hogan Lovells the advisability of establishing the Special Committee comprised of directors who are independent from and not affiliated with Intrexon, the Company's collaboration partner on its gene therapy programs, and a holder of the Company's Preferred Stock, Convertible Notes and warrants, to review and evaluate the Castle Creek Offer and to oversee any negotiations with Castle Creek Pharmaceuticals. Following this discussion, the Fibrocell Board established the Special Committee consisting of three directors who were independent from and not affiliated with the Kirk Affiliates or MSD—Douglas J. Swirsky, Kelvin D. Moore and Marc B. Mazur—and delegated full power and authority of the Fibrocell Board with respect to the Castle Creek Offer or any alternative transaction and to evaluate and negotiate the terms of any transaction with Castle Creek Pharmaceuticals or any alternative transaction. The Special Committee was authorized to take any and all actions necessary or advisable with respect to the Castle Creek Offer or any alternative thereto, including the full authority to manage, respond, negotiate, accept or reject the terms of any such transaction. The Fibrocell Board further resolved not to approve the Castle Creek Offer or any alternative thereto, or recommend any such offer for approval by the Company's stockholders, without the prior favorable recommendation of the Special Committee. Following this action, Mr. Maslowski provided the Fibrocell Board with an update on discussions with representatives from Castle Creek Pharmaceuticals regarding a potential transaction. In addition, Mr. Maslowski discussed with the Fibrocell Board operational matters, including upcoming development milestones for the Company's products, and the Company's liquidity position, including an overview of the Company's cash runway in relation to the Company's development milestones, which was consistent with the Company's public disclosure regarding such milestones at the time but reflected an inability to bring FCX-007 to market without additional funding. Finally, Mr. Maslowski updated the Fibrocell Board on the Company's financing efforts to date, including a review of the Company's anticipated difficulties in attracting investor interest, given the Company's capitalization structure, and the dilutive impact of a successive round of equity financing. Following Mr. Maslowski's presentation, the Fibrocell Board and representatives of Hogan Lovells discussed the process that might be followed by the Special Committee in considering the Castle Creek Offer and Castle Creek Pharmaceuticals' request to communicate with the Kirk Affiliates and MSD regarding the potential transaction in order to obtain the Kirk Affiliates' and MSD's support for the transaction and agreement regarding the treatment of their equity-linked securities in the transaction (including that securities would be cashed out in any such transaction).

        Also on June 19, 2019, immediately following adjournment of the Fibrocell Board's meeting, the Special Committee held a telephonic meeting, with members of management and representatives of Hogan Lovells present, to discuss the Castle Creek Offer. Following a general discussion of the terms of the proposal, the Special Committee authorized Mr. Maslowski to inform Castle Creek Pharmaceuticals that the Special Committee had been established and was reviewing the Castle Creek Offer and the Company would formally respond once the Special Committee had a chance to properly evaluate the Castle Creek Offer. In addition, the Special Committee directed Mr. Maslowski to inform Castle Creek Pharmaceuticals that it was not to have any communications at that time with either MSD, any of the Kirk Affiliates or any of the Company's other stockholders or partners. Prior to adjourning the meeting, the members of the Special Committee agreed to meet again on June 24, 2019 to discuss the proposal with Canaccord Genuity.

        On June 23, 2019, Mr. Maslowski, as directed by the Special Committee, delivered a written response to Mr. Wujek of Castle Creek Pharmaceuticals, informing him that the Company was in receipt of the Castle Creek Offer and that the Special Committee, in consultation with the Company's financial advisors and legal counsel, was considering the Castle Creek Offer and would respond after it had assessed the Castle Creek Offer. The Company's written response also reiterated Castle Creek Pharmaceuticals' obligations under the Confidentiality Agreement.

        On June 24, 2019, the Special Committee held a telephonic meeting with members of management and representatives of Canaccord Genuity and Hogan Lovells. Mr. Maslowski provided the Special Committee with an update on operational matters, including an update on the Company's competitive position in the RDEB market. Following Mr. Maslowski's update, a representative of Canaccord Genuity discussed with the Special Committee the Company's financing efforts, noting that Canaccord Genuity was gauging interest in a potential equity raise and that it would provide additional guidance on investor demand in subsequent weeks. Following this discussion, the Special Committee discussed the Castle Creek Offer, noting that the Special Committee required additional information to properly evaluate the Castle Creek Offer. Following this discussion, the Special Committee authorized

Messrs. Maslowski and Buckley, with assistance from Canaccord Genuity, to engage in additional discussions with Castle Creek Pharmaceuticals in order to obtain such information.

        Also on June 24, 2019, Mr. Maslowski delivered a written letter to Mr. Wujek. The letter advised Mr. Wujek that the Fibrocell Board had established the Special Committee to consider the Castle Creek Offer and that the Special Committee had authorized management to seek additional information from Castle Creek Pharmaceuticals regarding the Castle Creek Offer, including without limitation, (i) any conditions or assumptions made in the Castle Creek Offer, (ii) Castle Creek Pharmaceuticals' proposed timing to complete the proposed transaction and any contingencies associated therewith, and (iii) Castle Creek Pharmaceuticals' proposed diligence review of the Company. In the letter, Mr. Maslowski suggested setting up a brief call between the Company, Canaccord Genuity, and Castle Creek Pharmaceuticals to address these matters.

        On June 26, 2019, Messrs. Maslowski and Buckley, along with a representative from Canaccord Genuity, met telephonically with Mr. Ghias and Patrick Morris, a representative of Castle Creek Pharmaceuticals, to discuss the Castle Creek Offer in more detail, and to receive clarification on certain elements of the Castle Creek Offer, including financing and time required to conduct due diligence. No negotiations between the parties took place during this call.

        On June 28, 2019, the Special Committee held a telephonic meeting with members of management and representatives of Canaccord Genuity and Hogan Lovells. At the meeting, Mr. Maslowski provided the Special Committee with an update on discussions with Castle Creek Pharmaceuticals, noting that Castle Creek Pharmaceuticals had requested a six-week exclusivity period to complete its due diligence process. Following Mr. Maslowski's update, the Special Committee discussed the Castle Creek Offer with representatives of Hogan Lovells and Canaccord Genuity, including Castle Creek Pharmaceuticals' request for a six-week exclusivity period and determined that this request was not acceptable to the Special Committee. Following this discussion, at the request of the Special Committee, a representative from Canaccord Genuity made a presentation to the Special Committee regarding, among other things, the Company's potential financing prospects in the event it decided not to pursue a transaction with a potential acquirer. The representative from Canaccord Genuity then discussed with the Special Committee the Company's prospects for obtaining financing required to fund operations, noting that due to the Company's capital structure, investors had communicated to Canaccord Genuity that any financing would include significant warrant coverage, resulting in heavy dilution to the Company's stockholders. Following the discussion of the Company's financing prospects, the Special Committee discussed Castle Creek Pharmaceuticals' request for a six-week exclusivity period and authorized Messrs. Maslowski and Buckley, in consultation with Hogan Lovells, to negotiate the terms of an agreement with Castle Creek Pharmaceuticals providing Castle Creek Pharmaceuticals with a period of exclusivity not to exceed three weeks to complete its diligence review process.

        On July 2, 2019, Messrs. Maslowski and Buckley, along with a representative of Canaccord Genuity, met telephonically with Messrs. Ghias, Morris and Wujek and representatives of Latham & Watkins LLP ("Latham & Watkins"), outside legal counsel to Castle Creek Pharmaceuticals. During the meeting, Mr. Maslowski proposed an exclusivity period of two weeks, and explored Castle Creek Pharmaceuticals' willingness to increase the price of the per-share consideration in the Castle Creek Offer, also suggesting that it might be prudent for the parties to postpone negotiations on price until further diligence on the Company could be conducted by Castle Creek Pharmaceuticals. Castle Creek Pharmaceuticals countered with a four-week exclusivity period and noted that they were not willing to discuss a higher price.

        On July 3, 2019, the Special Committee held a telephonic meeting with members of management and representatives of Canaccord Genuity and Hogan Lovells present. At the meeting, Mr. Maslowski updated the Special Committee on the progress of the Company's discussions with Castle Creek Pharmaceuticals. Mr. Maslowski informed the Special Committee that Castle Creek Pharmaceuticals was not willing to discuss a price higher than its original offer of $3.00 per share and requested four weeks of exclusivity in order to complete its due diligence review process. A representative from Canaccord Genuity presented the Special Committee with a summary of the Company's recent trading performance and information regarding the premiums paid in recent representative transactions. At the conclusion of the meeting, the Special Committee authorized Messrs. Maslowski and Buckley to negotiate the terms of an agreement with Castle Creek Pharmaceuticals providing Castle Creek Pharmaceuticals with a period of exclusivity not to exceed four weeks. The Special Committee also authorized Messrs. Maslowski and Buckley, in consultation with Canaccord Genuity, to begin negotiations with Castle Creek Pharmaceuticals regarding the price per share to be paid by Castle Creek Pharmaceuticals in a possible acquisition of the Company.

        On July 5, 2019, Messrs. Maslowski and Buckley and a representative from Canaccord Genuity met telephonically with Messrs. Ghias, Morris and Wujek to discuss the Castle Creek Offer. The parties agreed on a four-week exclusivity period. Messrs. Maslowski and Buckley noted that while the Company had not at that time agreed to the price offered, they requested that Castle Creek Pharmaceuticals begin conducting due diligence on the Company as soon as possible.

        On July 8, 2019, Mr. Ghias delivered an initial draft of an exclusivity agreement and addendum to the Confidentiality Agreement (the "Exclusivity Letter") to the Company. From July 8, 2019 to July 15, 2019, representatives of Hogan Lovells and Latham & Watkins negotiated the terms of the Exclusivity Letter.

        On July 11, 2019, upon the instructions of the Special Committee, Canaccord Genuity also contacted five potential strategic partners identified by the Special Committee, based on discussions with and input from Canaccord Genuity, to explore their potential interest in acquiring the Company. None of these parties expressed any interest as a result of these inquiries.

        On July 15, 2019, the Company and Castle Creek Pharmaceuticals entered into the Exclusivity Letter, which provided Castle Creek Pharmaceuticals with exclusivity until August 12, 2019; provided that the exclusivity period would automatically extend until August 26, 2019 unless, on or prior to August 8, 2019, either party provided the other party written notice of the termination of the exclusivity period at the end of its initial term.

        On July 15, 2019, Mr. Scoby delivered an initial due diligence request list to Fibrocell. Over the course of the next several weeks, the Company provided materials and participated in several diligence meetings in response to the initial due diligence requests and supplemental due diligence requests of Latham & Watkins and Castle Creek Pharmaceuticals.

        On July 17, 2019, representatives of Hogan Lovells and Latham & Watkins met telephonically to discuss the Company's capital structure, including its Preferred Stock, Convertible Notes and common stock purchase warrants. Representatives from Latham & Watkins discussed Castle Creek Pharmaceuticals' concern that the Company's Preferred Stock, Convertible Notes and common stock purchase warrants would, pursuant to their terms, remain outstanding following a merger. In particular, representatives of Latham & Watkins noted that certain restrictive covenants under the Securities Purchase Agreement, dated March 7, 2017, by and among the Company and the purchasers named on the signature pages therein (the "Securities Purchase Agreement"), pursuant to which MSD and the Kirk Affiliates acquired the Preferred Stock and certain warrants, would remain applicable to the Company if any such securities remained outstanding. These covenants would survive a merger transaction, and would limit the ability of the Company to operate as part of the Castle Creek Pharmaceuticals business or to obtain or participate in permanent debt financing, as the covenants included, among other restrictions, limitations upon the Company's ability to enter into certain debt facilities and create or assume liens upon any of the Company's assets or properties (the restrictive covenants in the Securities Purchase Agreement collectively, the "restrictive covenants"). Representatives of Latham & Watkins indicated that Castle Creek would likely insist that the restrictive covenants be eliminated in any transaction, as they would unreasonably obstruct the growth of the Company's business following the consummation of a merger, including the commercialization of its key products. Representatives of Latham & Watkins further indicated that the survival of these securities, and in particular the restrictive covenants, were the primary reason for Castle Creek Pharmaceuticals' request to speak with MSD and the Kirk Affiliates.

        Also on July 17, 2019, Mr. Buckley and Mr. Ghias met telephonically to discuss initial due diligence items.

        On July 18, 2019, representatives of Castle Creek Pharmaceuticals met employees of the Company, including Messrs. Maslowski and Buckley, at the Company's headquarters to conduct onsite due diligence.

        Representatives of Castle Creek Pharmaceuticals and the Company, and their respective representatives, held successive telephonic meetings on each of July 23, 2019, July 26, 2019 and July 29, 2019 to discuss ongoing due diligence items, including projections for cash burn rates and matters involving the Company's intellectual property.

        On July 23, 2019, in an e-mail from Mr. Ghias to Mr. Maslowski, Castle Creek Pharmaceuticals reiterated its desire to open a dialogue with the Kirk Affiliates and MSD regarding support for the transaction and to obtain certainty that their interests in the Company's securities, including in the Preferred Stock, would be extinguished.

        On July 30, 2019, the Special Committee held a telephonic meeting with members of management and representatives of Hogan Lovells and Canaccord Genuity present. At the meeting, Mr. Maslowski informed the Special Committee that Castle Creek Pharmaceuticals reiterated that it was not willing to discuss a price higher than its initial offer of $3.00 per share to acquire the Company. Mr. Maslowski also updated the Special Committee on the status of Castle Creek Pharmaceuticals' diligence review process, Castle Creek Pharmaceuticals' repeated requests to have discussions with representatives of the Kirk Affiliates and MSD, and Castle Creek Pharmaceuticals' anticipated timing to complete the proposed transaction. The Special Committee discussed the terms of the Castle Creek Offer and the Company's response to Castle Creek Pharmaceuticals regarding the Castle Creek Offer. Following this discussion, the Special Committee determined that, subject to further efforts by Company management to obtain a higher per-share offer from Castle Creek and the receipt of confirmation from Castle Creek that they had delivered their final offer, Mr. Maslowski was authorized to contact Randal J. Kirk on a confidential basis and to inform him of the Castle Creek Offer and to discuss Castle Creek Pharmaceuticals' request to speak with him directly.

        On July 31, 2019, Mr. Swirsky met telephonically with Mr. Ghias. Mr. Swirsky and Mr. Ghias discussed the Company's desire to negotiate with Castle Creek Pharmaceuticals regarding the per share price to be paid by Castle Creek Pharmaceuticals in the Merger. Mr. Ghias reiterated that Castle Creek Pharmaceuticals was not willing to discuss a price higher than its initial offer of $3.00 per share. In addition, Mr. Ghias reiterated Castle Creek Pharmaceuticals' interest in speaking with Mr. Kirk regarding the proposed transaction.

        Also on July 31, 2019, representatives of Hogan Lovells met telephonically with representatives of Latham & Watkins. During this meeting, representatives of Hogan Lovells outlined the process to be followed by Castle Creek Pharmaceuticals in order for the Special Committee to allow Castle Creek Pharmaceuticals to contact Mr. Kirk regarding the proposed transaction.

        On August 3, 2019, the Special Committee held a telephonic meeting with members of management and representatives of Hogan Lovells and Canaccord Genuity present. Mr. Maslowski informed the Special Committee that Castle Creek Pharmaceuticals refused to increase its offer above $3.00 per share. A representative from Canaccord Genuity provided an overview of Canaccord Genuity's preliminary financial analysis of the Castle Creek Offer. In addition, a representative from

Canaccord Genuity reviewed the Company's prospective financing options in the event the Company decided not to pursue a strategic transaction with a potential acquirer. Following this presentation, the Special Committee authorized Mr. Maslowski to respond to Castle Creek Pharmaceuticals with a counteroffer of $3.40 per share.

        Also on August 3, 2019, Mr. Maslowski and representatives of Canaccord Genuity met telephonically with Messrs. Ghias and Wujek to inform Castle Creek Pharmaceuticals of the Company's counteroffer of $3.40 per share. Messrs. Ghias and Wujek confirmed that its initial offer of $3.00 per share was Castle Creek Pharmaceuticals' final offer to acquire the Company.

        On August 4, 2019, as directed by the Special Committee following confirmation of a final offer price from Castle Creek, Mr. Maslowski contacted Mr. Kirk via e-mail and requested his availability for a telephone conference to discuss a potential update regarding the Company. On August 5, 2019, Messrs. Maslowski and Swirsky participated in a teleconference with Mr. Kirk, during which Messrs. Maslowski and Swirsky provided details regarding the potential transaction with Castle Creek Pharmaceuticals and advised Mr. Kirk on the status of negotiations regarding the potential transaction. The discussion was made pursuant to an existing confidentiality agreement between Mr. Kirk, as a representative of Intrexon, and Fibrocell. In response to questions from Mr. Kirk, Messrs. Maslowski and Swirsky discussed Fibrocell's capital structure, the cash runway required to obtain approval of FCX-007, and the challenges of raising additional funds via equity financing due to lack of investor demand and the dilutive impact on the Company's stockholders. Mr. Kirk indicated that he understood the Company's position and expressed initial support of the potential transaction. Mr. Kirk also agreed to speak to Castle Creek Pharmaceuticals and its representatives at a later date to discuss the transaction.

        On August 6, 2019, the Company and Castle Creek Pharmaceuticals executed a consent and limited waiver of the standstill provision in the Confidentiality Agreement permitting representatives of Castle Creek Pharmaceuticals to have one or more private discussions with representatives of the Kirk Affiliates regarding a potential acquisition of the Company by Castle Creek Pharmaceuticals or its affiliates.

        On August 8, 2019, Mr. Kirk and Mr. Aronin had a telephonic meeting to discuss the Castle Creek Offer, including Castle Creek Pharmaceutical's strategic rationale for pursuing the transaction. Mr. Aronin also reiterated that the support of the Kirk Affiliates was an integral part of the transaction. Mr. Kirk indicated that he was supportive of the transaction and the Castle Creek Offer.

        On August 9, 2019, Mr. Buckley and a representative of BDO USA LLP ("BDO"), one of the Company's financial reporting consultants, met telephonically with Andrea Kistner, Senior Director of Accounting of Castle Creek Pharmaceuticals, and representatives of Deloitte & Touche LLP ("Deloitte") to discuss accounting due diligence.

        On August 14, 2019, representatives of Hogan Lovells and Latham & Watkins met telephonically to discuss the Merger Agreement, Castle Creek Pharmaceuticals' request to contact and obtain the support of the Kirk Affiliates and MSD prior to signing the Merger Agreement and outstanding diligence matters.

        On August 16, 2019, Mr. Buckley and a representative of BDO had another telephonic meeting with Ms. Kistner of Castle Creek Pharmaceuticals and representatives of Deloitte to discuss accounting due diligence.

        On August 20, 2019, Latham & Watkins distributed an initial draft of the Merger Agreement to Hogan Lovells. The proposed draft contemplated a subsidiary merger, with a subsidiary of Castle Creek Pharmaceuticals merging with and into the Company, with the Company surviving the merger. The draft Merger Agreement provided for, among other things, (i) customary no-shop and fiduciary out provisions, (ii) a termination fee payable by the Company under certain circumstances equal to 4.25%

of the enterprise value of the transaction, (iii) reimbursement of Castle Creek's expenses by the Company in the event the Merger Agreement was terminated under certain circumstances and (iv) conditions to Castle Creek's obligation to complete the Merger related to stockholder litigation, the validity of certain of the Company's agreements with Intrexon and the exercise of appraisal rights by a certain percentage threshold of the Company's common or preferred stockholders.

        Over the course of the next several weeks, the Company and Castle Creek Pharmaceuticals, together with their respective legal and financial advisors, continued to negotiate the Merger Agreement and related transaction documentation.

        During this period, Castle Creek Pharmaceuticals requested permission at various times to speak to representatives of MSD about entry into a support agreement for the transaction, including via e-mail from Mr. Ghias to Mr. Maslowski on each of August 20, August 28, and September 1, 2019. At each juncture, the Company responded that such permission was subject to the approval of the Special Committee.

        On August 21, 2019, representatives of Hogan Lovells and Latham & Watkins participated in a telephonic meeting to discuss the draft Merger Agreement and transaction process, including the request to discuss the proposed transaction and a support agreement with MSD. Representatives of Latham & Watkins again raised the issue of the restrictive covenants, noting that obtaining MSD's agreement to be cashed out in any transaction was essential to Castle Creek Pharmaceuticals.

        Also on August 21, 2019, Mr. Buckley and a representative of BDO met telephonically with Ms. Kistner and representatives of Deloitte and Grant Thornton LLP regarding tax due diligence.

        Also on August 21, 2019, Mr. Maslowski informed the Special Committee that Castle Creek Pharmaceuticals had once again requested permission to discuss the proposed transaction and a support agreement with MSD.

        On August 25, 2019, Latham & Watkins delivered to Hogan Lovells a draft letter extending Castle Creek Pharmaceuticals' exclusivity period by an additional two weeks through September 9, 2019 (the "Exclusivity Amendment").

        On August 26, 2019, the Special Committee held a telephonic meeting with members of management and representatives of Hogan Lovells and Canaccord Genuity present. During the meeting, Mr. Maslowski updated the Special Committee on the status of the potential transaction with Castle Creek Pharmaceuticals, including the status of Castle Creek Pharmaceuticals' diligence review process and the Company's receipt of an initial draft of the Merger Agreement. Following Mr. Maslowski's update, representatives of Hogan Lovells discussed with the Special Committee the terms of the Merger Agreement. Following this discussion, the Special Committee instructed Hogan Lovells to prepare a revised draft of the Merger Agreement in accordance with the Special Committee's guidance and to circulate the revised draft to Castle Creek Pharmaceuticals and Latham & Watkins. At this meeting, the Special Committee also discussed an extension to the exclusivity period the Company had previously agreed to with Castle Creek Pharmaceuticals, which was due to expire on August 26, 2019. Following this discussion, the Special Committee authorized Messrs. Maslowski and Buckley to enter into the Exclusivity Amendment with Castle Creek Pharmaceuticals.

        Later on August 26, 2019, the Company and Castle Creek Pharmaceuticals entered into the Exclusivity Amendment.

        On August 27, 2019, Hogan Lovells distributed a revised draft of the Merger Agreement to Latham & Watkins. The revised draft provided that, among other things: (i) the termination fee payable by the Company would be equal to 3% of the enterprise value of the transaction, (ii) removal of the requirement of the Company to reimburse Castle Creek's expenses in the event the Merger

Agreement is terminated under certain circumstances, (iii) removal of the conditions to Castle Creek's obligation to complete the Merger related to stockholder litigation, the validity of certain of the Company's agreements with Intrexon and the exercise of appraisal rights by a certain percentage threshold of the Company's common or preferred stockholders and (iv) certain modifications to the no shop and fiduciary out provisions.

        Also on August 27, 2019, Latham & Watkins distributed to Hogan Lovells initial drafts of the voting and support agreement (the "support agreement") for the Kirk Affiliates and the form of equity financing commitment letter. The support agreement included, among other things, obligations of the Kirk Affiliates to cause their shares of Preferred Stock and certain warrants to be converted into the right to receive the merger consideration in accordance with the Merger Agreement and the Certificate of Designations of the Preferred Stock, and certain other warrants to be repurchased at their Black-Scholes value at the closing of the Merger. The conversion or repurchase (as applicable) of the Preferred Stock and warrants would eliminate all outstanding Preferred Stock and warrants purchased under the Securities Purchase Agreement, and as such would terminate the restrictive covenants. The support agreement also required the Kirk Affiliates to tender their Convertible Notes to Castle Creek in the event it conducted a tender offer for such notes (subject to certain qualifications regarding the terms of such tender offer).

        On August 28, 2019, Mr. Buckley and a representative of BDO held a telephonic meeting with Messrs. Ghias and Scoby to discuss the Company's capital structure.

        On August 29, 2019, representatives of Hogan Lovells and Latham & Watkins met telephonically. Latham & Watkins discussed with Hogan Lovells the terms of the Merger Agreement, including Castle Creek Pharmaceuticals' proposed changes. In addition, Latham & Watkins again requested the ability to communicate with MSD regarding the potential transaction in order to obtain MSD's support for the transaction and agreement regarding the treatment (and conversion or repurchase, as applicable) of its equity-linked securities in the transaction. Hogan Lovells expressed the Fibrocell Board's concern that MSD may seek to leverage Castle Creek's desire to ensure MSD's securities were cashed out in the merger to obtain additional concessions from Castle Creek. Latham & Watkins suggested that Castle Creek may be amenable to delaying contact with MSD until the principal terms of the Merger Agreement had been agreed by the Company and Castle Creek Pharmaceuticals, if those terms were resolved expeditiously.

        Following this meeting, on August 29, 2019, Latham & Watkins distributed to Hogan Lovells a revised draft of the Merger Agreement. The revised draft provided for, among other things, (i) the termination fee payable by the Company would be equal to 4% of the enterprise value of the transaction, (ii) the requirement of the Company to reimburse Castle Creek's expenses in the event the Merger Agreement is terminated under certain circumstances, (iii) conditions to Castle Creek's obligation to complete the Merger related to stockholder litigation, the validity of certain of the Company's agreements with Intrexon and the exercise of appraisal rights by a certain percentage threshold of the Company's common or preferred stockholders and (iv) certain modifications to the no-shop and fiduciary out provisions.

        On August 29, 2019, Messrs. Maslowski and Kirk corresponded via e-mail regarding the Kirk Affiliates' entry into the support agreement and Mr. Maslowski forwarded a draft of the support agreement to Mr. Kirk for his review. Mr. Kirk instructed Mr. Maslowski to instruct Hogan Lovells to work directly with his representatives at the Kirk Affiliates to review and negotiate entry into the support agreement.

        Also on August 29, 2019, Hogan Lovells distributed to Latham & Watkins a revised draft of the form of equity financing commitment letter.

        Later on August 29, 2019, representatives of Hogan Lovells delivered a draft of the support agreement to representatives of the Kirk Affiliates.

        On August 30, 2019, representatives of Hogan Lovells met telephonically with representatives of the Kirk Affiliates to discuss the draft support agreement distributed by Latham & Watkins. The Kirk Affiliates advised Hogan Lovells that they would only consent to an agreement that afforded them the same economic treatment of their Preferred Stock as MSD would receive for its Preferred Stock. Following this meeting, Hogan Lovells distributed a revised draft of the support agreement for the Kirk Affiliates, which reflected input from the Kirk Affiliates, to Latham & Watkins. Hogan Lovells also distributed to Latham & Watkins an initial draft of the Company's disclosure schedules to the Merger Agreement.

        Also on August 30, 2019, Mr. Buckley and representatives of Hogan Lovells and Latham & Watkins met telephonically. Hogan Lovells discussed with Latham & Watkins the terms of the Merger Agreement, including those terms in the revised draft distributed by Latham & Watkins on August 29 that were not acceptable to the Company. In addition, Latham & Watkins discussed with Hogan Lovells the revised draft of the Kirk Affiliates' support agreement distributed by Hogan Lovells. Following this discussion, Hogan Lovells informed Latham & Watkins that the Company had authorized Castle Creek Pharmaceuticals to contact the Kirk Affiliates directly to negotiate the terms of the support agreement.

        On August 30, 2019, Messrs. Buckley and Maslowski and a representative of BDO had a telephonic meeting with Mr. Ghias, Ms. Kistner and other representatives of Castle Creek Pharmaceuticals to discuss certain tax diligence questions regarding the Company's subsidiary, Isolagen International, S.A.

        On September 2, 2019, the Special Committee held a telephonic meeting, with members of management and representatives of Hogan Lovells present. During the meeting, representatives of Hogan Lovells discussed with the Special Committee the status of negotiations with Castle Creek Pharmaceuticals and reviewed the terms of the revised draft Merger Agreement distributed by Latham & Watkins. Following this discussion, the Special Committee instructed Hogan Lovells to prepare a revised draft of the Merger Agreement in accordance with the Special Committee's guidance and to circulate the revised draft to Castle Creek Pharmaceuticals and Latham & Watkins. Representatives of Hogan Lovells then updated the Special Committee on the status of negotiations between Castle Creek Pharmaceuticals and the Kirk Affiliates regarding the support agreement and that Castle Creek Pharmaceuticals may be amenable to delaying contact with MSD until the principal terms of the Merger Agreement had been finalized. The Special Committee authorized Hogan Lovells to inform Latham & Watkins that Castle Creek Pharmaceuticals could contact MSD to negotiate the terms of a support agreement once the parties agreed to the principal terms of the Merger Agreement.

        Also on September 2, 2019, Hogan Lovells distributed to Latham & Watkins a revised draft of the Merger Agreement, which provided for, among other things, (i) the termination fee payable by the Company would be equal to 3.5% of the enterprise value of the transaction, (ii) the removal of the requirement of the Company to reimburse Castle Creek's expenses in the event the Merger Agreement is terminated under certain circumstances, and (iii) the removal of the conditions to Castle Creek's obligation to complete the Merger related to stockholder litigation and the exercise of appraisal rights by a certain percentage threshold of the Company's preferred stockholders.

        On September 3, 2019, representatives of Latham & Watkins met telephonically with representatives of the Kirk Affiliates regarding the support agreement. Following those discussions, Latham & Watkins provided a revised draft of the support agreement to the Kirk Affiliates. The revised support agreement updated the terms of the Kirk Affiliates' obligation to support the transaction and clarified certain non-solicit and similar post-closing covenants applicable to the Kirk

Affiliates, but did not modify the treatment of the securities of the Company held by the Kirk Affiliates.

        Also on September 3, 2019, representatives of Hogan Lovells met telephonically with representatives of Latham & Watkins regarding the latest revised draft of the Merger Agreement and Castle Creek Pharmaceuticals' request to contact MSD. With respect to the closing conditions concerning stockholder litigation and the exercise of appraisal rights by holders of the Company's Preferred Stock, which the Company proposed to eliminate, representatives of Latham & Watkins informed Hogan Lovells that this issue could not be resolved until Castle Creek Pharmaceuticals obtained MSD's cooperation and support for the transaction and the conversion or repurchase (as applicable) of MSD's Preferred Stock and warrants. Further, representatives of Latham & Watkins noted Castle Creek Pharmaceuticals' concern that by postponing communications with MSD until the other open issues were resolved, the parties would further delay the transaction and Castle Creek Pharmaceuticals was accordingly requesting authorization to contact MSD as soon as possible.

        Later on September 3, 2019, representatives of Hogan Lovells met telephonically with Messrs. Maslowski, Buckley and Swirsky regarding Castle Creek Pharmaceuticals' request to contact MSD. Given that the terms of the Merger Agreement had been substantially agreed upon, pending resolution of the appraisal and litigation closing conditions, Mr. Swirsky agreed to allow Castle Creek Pharmaceuticals to contact MSD at that time, subject to approval of the other members of the Special Committee. Following this meeting, each of the members of the Special Committee confirmed via electronic mail their agreement with allowing Castle Creek Pharmaceuticals to contact MSD at that time in light of the fact that the terms of the Merger Agreement had been substantially agreed.

        Later on September 3, 2019, Messrs. Maslowski and Swirsky had a telephonic meeting with Scott Segal, Managing Director of the Credit Opportunities Group at MSD Partners, L.P., an affiliate of MSD. Messrs. Maslowski and Swirsky informed Mr. Segal that they would like to discuss a potential development regarding the Company, but that the parties would first need to enter into a confidentiality agreement. Following this conversation, the Company and MSD negotiated and entered into a confidentiality agreement the same day.

        Following execution of the confidentiality agreement on September 3, 2019, Messrs. Maslowski and Buckley had a telephonic meeting with Mr. Segal, whereupon Mr. Segal was informed of the potential transaction and the parties agreed to speak at a later time to discuss the transaction in more detail. During this call, the parties also discussed the Company's capitalization structure.

        On September 3, 2019, representatives of Hogan Lovells again met telephonically with representatives of Latham & Watkins. Latham & Watkins discussed with Hogan Lovells the terms of the Merger Agreement, including those terms in the revised draft distributed by Hogan Lovells on September 2 that Castle Creek Pharmaceuticals would not agree to. In addition, Latham & Watkins again informed Hogan Lovells that Castle Creek Pharmaceuticals would be unlikely to proceed with the proposed transaction without MSD agreeing to enter into a support agreement in connection with the transaction in light of the constraints imposed by the restrictive covenants on the intended permanent financing and capital structure of Castle Creek and the Company.

        Also on September 3, 2019, Latham & Watkins distributed to Hogan Lovells a revised draft of the Merger Agreement. The draft Merger Agreement provided for, among other things, (i) the termination fee payable by the Company would be equal to 3.75% of the enterprise value of the transaction, (ii) the requirement of the Company to reimburse Castle Creek's expenses in the event the Merger Agreement is terminated under certain circumstances, and (iii) conditions to Castle Creek's obligation to complete the Merger related to stockholder litigation and the exercise of appraisal rights by a certain percentage threshold of the Company's common or preferred stockholders.

        Later on September 3, 2019, the Company and Castle Creek Pharmaceuticals agreed to the form of equity financing commitment letter.

        On September 4, 2019, Messrs. Swirsky and Maslowski had a telephonic meeting with Mr. Segal and Robert Platek, Portfolio Manager of the Credit Opportunities Group at MSD Partners, L.P., in which Messrs. Swirsky and Maslowski provided additional information regarding the potential transaction and requested MSD's support. Messrs. Segal and Platek expressed initial optimism regarding a potential transaction and discussed the terms of the transaction with Messrs. Swirsky and Maslowski. Messrs. Segal and Platek further noted that MSD understood its shares of Preferred Stock would survive the transaction, and were willing to roll their Preferred Stock and warrants into the surviving corporation. However, they further noted that MSD would be willing to convert or sell the Preferred Stock and warrants in the transaction (with such conversion and sale, together with the conversion or sale (as applicable) of the Preferred Stock and warrants held by the Kirk Affiliates, resulting in the elimination of the restrictive covenants) for additional payments in excess of what was provided in the Certificate of Designation establishing the Preferred Stock. The parties then agreed to set up a call between MSD and Castle Creek Pharmaceuticals and MSD agreed to review a draft support agreement.

        On September 4, 2019, the Company and Castle Creek Pharmaceuticals expressly consented to waive the confidentiality and exclusivity provisions of the Confidentiality Agreement for the limited purpose of Castle Creek Pharmaceuticals negotiating a support agreement with representatives of MSD.

        Later on September 4, 2019, Latham & Watkins delivered a revised draft of the Merger Agreement to Hogan Lovells.

        On September 5, 2019, the Special Committee held a telephonic meeting, with members of management and representatives of Hogan Lovells present. Mr. Maslowski updated the Special Committee on the discussions he and Mr. Swirsky had with representatives of MSD regarding the support agreement, noting that the representatives from MSD indicated MSD would be willing to enter into a support agreement, including the conversion or repurchase (as applicable) of the Preferred Stock and the warrants; however, in order to do so, MSD would require a payment in excess of what was provided in the draft Merger Agreement and the Certificate of Designations establishing the Preferred Stock if its interests were to be eliminated entirely in the Merger. Following Mr. Maslowski's update, representatives of Hogan Lovells discussed with the Special Committee the status of negotiations with Castle Creek Pharmaceuticals and reviewed the terms of the revised draft Merger Agreement distributed by Latham & Watkins. Following this discussion, the Special Committee instructed Hogan Lovells to prepare a revised draft of the Merger Agreement in accordance with the Special Committee's guidance and to circulate the revised draft to Castle Creek Pharmaceuticals and Latham & Watkins.

        Also on September 5, 2019, Messrs. Maslowski and Buckley and representatives of Hogan Lovells met telephonically with Mr. Ghias and representatives of Latham & Watkins regarding the Company's discussions with MSD. The parties discussed MSD's initial expectations regarding payment of their Preferred Stock, including their initial expectation that they would receive the stated value of the Preferred Stock if their interests were to be eliminated entirely in the Merger. Mr. Maslowski agreed to coordinate a meeting between representatives of Castle Creek Pharmaceuticals and MSD.

        On September 5, 2019, Mr. Buckley also met telephonically with Mr. Ghias regarding the open items in the Merger Agreement: the obligation of the Company to reimburse Castle Creek's expenses in certain circumstances and the closing conditions related to stockholder litigation and the exercise of appraisal rights by the holders of the Company's Preferred Stock. During this meeting, Mr. Buckley and Mr. Ghias agreed, among other things, that the requirement of the Company to reimburse Castle Creek Pharmaceuticals for its expenses under certain circumstances would be removed from the agreement and that, subject to MSD and the Kirk Affiliates entering into a support agreement, the closing conditions related to stockholder litigation and the exercise of appraisal rights by a certain percentage threshold of the holders of Preferred Stock would also be removed from the agreement (while the condition relating to the exercise of appraisal rights by a certain percentage threshold of the holders of Common Stock would remain in the agreement).

        On September 6, 2019, Hogan Lovells distributed to Latham & Watkins a revised draft of the Merger Agreement. The draft Merger Agreement provided for, among other things, a termination fee of 3.75% of the enterprise value of the transaction and reflected the terms agreed to by Messrs. Buckley and Ghias during their September 5, 2019 meeting.

        On September 6, 2019, Messrs. Maslowski and Swirsky met telephonically with Mr. Segal to further discuss the treatment of MSD's Preferred Stock and entry into a support agreement. During this meeting, Mr. Segal suggested alternative payment structures for the Preferred Stock, including that the Company reduce the consideration paid to holders of Common Stock in order to increase the consideration paid to holders of the Preferred Stock, or that the Preferred Stock would simply remain outstanding in the Surviving Corporation after the Merger. When informed that these options were likely unacceptable, Mr. Segal then noted that MSD would be willing to convert its Preferred Stock and cause its warrants to be repurchased (with such conversion and repurchase, together with the conversion or repurchase (as applicable) of the Preferred Stock and warrants held by the Kirk Affiliates, resulting in the elimination of the restrictive covenants) in the transaction if compensation payable to the holders of the Company's Preferred Stock in the transaction were to be increased such that the aggregate payment to such holders would be $7 million (compared to the approximate aggregate payment of $2.3 million payable to the holders of the Preferred Stock contemplated at the time under the terms of the draft Merger Agreement, representing the consideration due to the holders of Preferred Stock if such Preferred Stock was converted in accordance with the Certificate of Designations for the Preferred Stock).

        Later on September 6, 2019, representatives of Latham & Watkins had a telephonic meeting with representatives of Hogan Lovells. Hogan Lovells relayed MSD's requests and proposed alternatives from the earlier call among Messrs. Swirsky, Maslowski and Segal. Following a discussion of MSD's requests, representatives of Latham & Watkins indicated to representatives of Hogan Lovells that although Castle Creek Pharmaceuticals was not willing to pay holders of Common Stock more than $3.00 per share, it may be willing to pay a fee to MSD and the Kirk Affiliates as consideration for MSD and the Kirk Affiliates agreeing to eliminate the restrictive covenants. Representatives of Latham & Watkins again reiterated Castle Creek Pharmaceuticals' position that it would not enter into a transaction to acquire the Company unless MSD and the Kirk Affiliates agreed to cash-out their respective equity interests in the Company, and that it would not alter the consideration payable to holders of Common Stock.

        On September 7, 2019, Mr. Maslowski met telephonically with Mr. Platek to determine his willingness and availability to discuss the support agreement with Castle Creek Pharmaceuticals directly. Mr. Platek agreed to hold a telephonic meeting and provided his availability. On September 7, 2019 Mr. Maslowski conveyed his availability to representatives of Castle Creek Pharmaceuticals and informed them to coordinate directly with Mr. Platek.

        On September 8, 2019, Messrs. Platek and Segal met telephonically with representatives of Castle Creek Pharmaceuticals to discuss treatment of the Preferred Stock and warrants held by MSD in the transaction and the support agreement. Castle Creek Pharmaceuticals and MSD discussed Castle Creek Pharmaceuticals' proposal for the treatment of the Company's Preferred Stock and warrants and the elimination of the restrictive covenants in the transaction. Specifically, Castle Creek Pharmaceuticals proposed that, in addition to the cash Conversion Amount to which holders of Preferred Stock would be entitled to receive under the terms of the Merger Agreement and the Certificate of Designations for

the Preferred Stock, holders of Preferred Stock would receive a promissory note issued by Merger Sub immediately prior to the Effective Time in exchange for the termination of the Securities Purchase Agreement (thereby eliminating the restrictive covenants) immediately prior to the Merger. The promissory notes to be issued by Merger Sub to MSD and the Kirk Affiliates immediately prior to the Effective Time would be in an aggregate principal amount equal to the aggregate Conversion Amount payable to holders of the Preferred Stock pursuant to the terms of the Merger Agreement and the Certificate of Designations for the Preferred Stock. In an email from Mr. Ghias to Mr. Segal, Castle Creek Pharmaceuticals followed up on such discussion to propose that such notes would have a six-month term and a rate of 8% per annum.

        On September 9, 2019, the Fibrocell Board held a telephonic combined special meeting with the Special Committee, with members of management and representatives of Hogan Lovells present. Mr. Maslowski updated the Fibrocell Board on negotiations with Castle Creek Pharmaceuticals. In addition, the Fibrocell Board discussed the status of negotiations with MSD and the Kirk Affiliates regarding the execution of support agreements in connection with the proposed transaction. Following this discussion, the Fibrocell Board authorized Messrs. Maslowski and Buckley, in conjunction with Hogan Lovells, to continue negotiations with Castle Creek Pharmaceuticals. In addition, the Fibrocell Board agreed to allow Castle Creek Pharmaceuticals to continue to negotiate directly with MSD regarding the treatment of the Company's Preferred Stock in the Merger and elimination of the restrictive covenants.

        Later on September 9, 2019, Hogan Lovells delivered a revised draft of the support agreement for the Kirk Affiliates to Latham & Watkins.

        Later on September 9, 2019, representatives of Hogan Lovells and Latham & Watkins met telephonically to discuss, among other things, Castle Creek Pharmaceuticals' negotiations with MSD. During this meeting, representatives of Latham & Watkins informed representatives of Hogan Lovells that MSD had agreed to execute a support agreement in exchange for a note to be issued to MSD; however, the terms and amount of such note had not yet been finalized. Representatives of Hogan Lovells noted that the Kirk Affiliates would expect the same consideration.

        Also on September 9, 2019, Mr. Buckley met telephonically with Mr. Ghias to discuss the Company's financing requirements in the event the Merger is not consummated by January 31, 2020. Mr. Buckley informed Mr. Ghias that at the Company's current burn rate, after giving effect to the non-recurring transaction expenses related to the Merger, the Company would require additional funding to continue operations past early 2020. Mr. Buckley initially proposed that the Company be permitted to pursue an equity capital raise beginning in early January 2020 in an effort to provide the Company with sufficient funds to continue operations into the second quarter of 2020. Rather than permit the Company to conduct a capital raise, Mr. Ghias discussed with Mr. Buckley that the parties should explore with their respective counsel whether, in the event the Merger is not consummated by January 31, 2020, Castle Creek Pharmaceuticals could advance funds to the Company, representing certain future payments to be made by Castle Creek Pharmaceuticals pursuant to the terms of the Co-Development Agreement.

        On September 10, 2019, Mr. Buckley met telephonically with Mr. Scoby to further discuss the Company's capital structure.

        Also on September 10, 2019, representatives of Hogan Lovells and Latham & Watkins met telephonically to discuss the Company's financing needs in the event the Merger is not consummated by January 31, 2020. Representatives of Latham & Watkins discussed with representatives of Hogan Lovells that Castle Creek Pharmaceuticals would likely not be able to advance funds to the Company due to restrictions under the Company's Convertible Notes, but Castle Creek Pharmaceuticals would be willing to permit the Company to pursue an equity capital raise in the event the Merger is not consummated by January 31, 2020.

        Also on September 10, 2019, in light of the requirement previously stated by the Kirk Affiliates that they receive the same economic treatment as MSD and the need previously stated by Castle Creek Pharmaceuticals to obtain the Kirk Affiliates' consent to eliminate the restrictive covenants, representatives of Latham & Watkins and the Kirk Affiliates met telephonically to discuss the voting and support agreement and a consent and termination agreement (the "termination agreement") with respect to the Securities Purchase Agreement, on similar terms proposed to MSD. Between September 10, 2019 and September 12, 2019, representatives of Latham & Watkins exchanged drafts of the voting and support agreement, termination agreement and promissory note with representatives of MSD and the Kirk Affiliates. The respective termination agreements with MSD and the Kirk Affiliates ultimately reflected the same economic terms proposed to MSD on September 8, 2019, as discussed between Latham & Watkins and Hogan Lovells.

        Also between September 10, 2019 and September 11, 2019, Hogan Lovells and Latham & Watkins exchanged multiple drafts of the Merger Agreement and disclosure schedules in order to finalize those documents. On September 11, 2019, Mr. Buckley and representatives of Hogan Lovells met telephonically with Mr. Ghias and Ms. Kistner and representatives of Latham & Watkins regarding the Company's disclosure schedules.

        On September 11, 2019, Latham & Watkins distributed to Hogan Lovells updated drafts of the forms of termination agreements and voting and support agreements that Castle Creek Pharmaceuticals proposed to enter into with MSD and the Kirk Affiliates. Representatives of Latham & Watkins also indicated that the termination agreements and voting and support agreements were in substantially final form based on Castle Creek Pharmaceuticals' negotiations with representatives of such parties.

        Also on September 11, 2019, representatives of Hogan Lovells and Latham & Watkins met telephonically regarding the Company's financing needs in the event the Merger is not consummated by January 31, 2020. Representatives of Hogan Lovells proposed that if the Company is able to obtain all required third party consents, Castle Creek Pharmaceuticals would, no later than January 31, 2020, advance funds to the Company, representing certain future payments to be made by Castle Creek Pharmaceuticals pursuant to the terms of the Co-Development Agreement and, in the event the Company is unable to obtain all required third party consents by January 15, 2020, the Company would be permitted to raise additional capital through the sale and issuance of equity securities of the Company in an offering that would not sign or close until a date after the Outside Date of the Merger. Later on September 11, 2019, Hogan Lovells and Latham & Watkins exchanged drafts of the Company's disclosure schedules and a side letter agreement that reflected these terms as well as a limit of $3 million on the amount of the Castle Creek Pharmaceuticals' advance and a limit of $3 million on the amount of equity capital to be raised.

        On September 12, 2019, the Special Committee held a telephonic meeting with members of management and representatives of Hogan Lovells and Canaccord Genuity present. A representative of Hogan Lovells updated the Special Committee on Castle Creek Pharmaceuticals' negotiations with MSD, noting that the notes to be issued to MSD and the Kirk Affiliates as consideration for entering into the termination agreements (in addition to the cash consideration MSD and the Kirk Affiliates would receive in connection with the Merger pursuant to the terms of the Merger Agreement and the Certificate of Designation of the Preferred Stock) would have a six month term, a rate of 8% per annum and an aggregate principal amount equal to the aggregate Conversion Amount payable to holders of the Preferred Stock pursuant to the terms of the Merger Agreement and the Certificate of Designations for the Preferred Stock and that the Kirk Affiliates would be receiving the same treatment for their Preferred Stock as MSD would for its Preferred Stock. A representative of Hogan Lovells reminded the Special Committee of their fiduciary duties and advised that directors Julian Kirk and Marcus E. Smith may want to voluntarily recuse themselves and not participate in the upcoming Fibrocell Board meeting due to their affiliation with the Kirk Affiliates. Representatives of Hogan Lovells reviewed the terms of the proposed Merger Agreement, with a particular focus on the terms relating to the Company's representations and warranties, interim operating covenants, the "no-shop" and "fiduciary out" provisions, closing conditions, termination fees and termination rights, and the negotiations over those terms. The Special Committee discussed the terms of the proposed Merger Agreement and the implications of and rationale for the consideration to be provided to MSD and the Kirk Affiliates in connection with the termination agreement. The Special Committee discussed how this additional consideration was essential to MSD and the Kirk Affiliates' willingness to agree to Castle Creek's requests, and therefore essential to the completion of the transaction, and that without completion of the transaction, the holders of Common Stock would not benefit. Following this discussion, a representative of Canaccord Genuity reviewed Canaccord Genuity's financial analyses of the proposed consideration of $3.00 per share in cash to be received by holders of Fibrocell's Common Stock in the merger, and noted that Canaccord Genuity was prepared to deliver a written fairness opinion to the Fibrocell Board following the upcoming Fibrocell Board meeting. Following consideration of the matters discussed during the course of the Special Committee meeting, the Special Committee unanimously (i) determined that it was fair to, advisable and in the best interests of the Company and the holders of Fibrocell's Common Stock for the Company to enter into the Merger Agreement and effect the Merger and the other transactions contemplated thereby, (ii) subject to the Fibrocell Board's receipt of a fairness opinion from Canaccord Genuity, recommended that the Fibrocell Board declare the Merger advisable and approve, on behalf of the Company, the Merger Agreement, and the negotiation, execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, (iii) recommended that the Fibrocell Board approve entry into termination agreements with each of MSD and the Kirk Affiliates, (iv) recommended that the Fibrocell Board submit the Merger Agreement to the Company's stockholders for consideration and approval at a meeting of such stockholders and recommend to the stockholders of the Company approval of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, and (v) authorized, approved, adopted and ratified the Company's previous letter agreements between Fibrocell and Castle Creek Pharmaceuticals regarding exclusivity.

        Later on September 12, 2019, the Fibrocell Board held a telephonic special meeting. All members of the Fibrocell Board, including Christine St. Clare, participated in the meeting, with the exception of Messrs. Kirk and Smith. In addition, members of management and representatives of Hogan Lovells and Canaccord Genuity participated in the meeting. A representative of Hogan Lovells reminded the Fibrocell Board of their fiduciary duties and advised that directors Julian Kirk and Marcus E. Smith had voluntarily recused themselves and chosen not participate in the Fibrocell Board meeting due to their affiliation with the Kirk Affiliates. The representative of Hogan Lovells explained that it was advisable that Messrs. Kirk and Smith recuse themselves and not participate in the Fibrocell Board meeting as they had a financial interest in the transaction due to their employment by Third Security, LLC, which is owned by Randal J. Kirk and a party to the Kirk Affiliates' termination agreement and support agreement. However, the representative of Hogan Lovells advised that Ms. St. Clare should participate in the Fibrocell Board meeting as she had no financial interest in Intrexon's participation in the transaction, even though pursuant to a relationship agreement between Intrexon and Aqua Bounty Technologies, Inc. ("AquaBounty"), she was nominated by Intrexon to the board of directors of AquaBounty, which is majority owned by certain of Kirk Affiliates, including Intrexon and Third Security. Representatives of Hogan Lovells reviewed the terms of the proposed Merger Agreement, with a particular focus on the terms relating to the Company's representations and warranties, interim operating covenants, the "no-shop" and "fiduciary out" provisions, closing conditions, termination fees and termination rights, and the negotiations over those terms. The Fibrocell Board discussed the terms of the proposed Merger Agreement and the terms that Castle Creek Pharmaceuticals agreed to with MSD and the Kirk Affiliates, including that the additional consideration in the form of notes to be issued to MSD and the Kirk Affiliates as consideration for entering into the termination agreements would have a six month term, a rate of 8% per annum and an aggregate principal amount equal to the aggregate Conversion Amount payable to holders of the

Preferred Stock pursuant to the terms of the Merger Agreement and the Certificate of Designations for the Preferred Stock. The Fibrocell Board further discussed with Hogan Lovells the rationale for the payments to MSD and the Kirk Affiliates under the termination agreement, with Hogan Lovells noting that Castle Creek would not enter into the Merger Agreement unless MSD and Kirk Affiliates' interests in Preferred Stock and common stock purchase warrants, and the restrictive covenants accompanying such Preferred Stock and warrants, were extinguished in the transaction. Following this discussion, a representative of Canaccord Genuity reviewed Canaccord Genuity's financial analyses of the proposed consideration of $3.00 per share in cash to be received by holders of Fibrocell's Common Stock in the merger, and rendered an oral opinion, confirmed by delivery of a written opinion dated September 12, 2019, to the Fibrocell Board to the effect that, as of such date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the consideration of $3.00 per share in cash, without interest, to be received by the holders of Fibrocell's Common Stock (other than certain excluded holders referenced in the written opinion) in the Merger was fair, from a financial point of view, to such holders. Following consideration of the matters discussed during the course of the Fibrocell Board meeting, the Fibrocell directors present at the meeting unanimously (i) determined, based on the recommendation of the Special Committee and upon such other matters as were deemed relevant by the Fibrocell Board, that it was fair to, advisable and in the best interests of the Company and its stockholders for the Company to enter into the Merger Agreement and effect the Merger and the other transactions contemplated thereby, (ii) authorized, approved and adopted the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby (including the Merger) on behalf of the Company in all respects, (iii) approved, upon the recommendation of the Special Committee and the Audit Committee of the Fibrocell Board, entry into termination agreements with each of MSD and each of the Kirk Affiliates; (iv) authorized and approved the Merger Proposal, the Compensation Proposal and the Adjournment Proposal to be submitted for approval by stockholders of the Company at a special meeting of the stockholders and (v) recommended to the Company's stockholders that they approve the three proposals.

        On September 12, 2019, after the close of trading on the Nasdaq Capital Market, the Company, Castle Creek Pharmaceuticals and Merger Sub executed the Merger Agreement and the other transaction documents and MSD and the Kirk Affiliates executed the termination agreements and the voting and support agreements, and the Company issued a press release announcing the transaction and the execution of the Merger Agreement, the termination agreements and the voting and support agreements.

Recommendation of the Fibrocell Board

        On September 12, 2019, certain members of the Fibrocell Board met to consider the Merger Agreement and after due consideration, and upon the unanimous recommendation of the Special Committee, the members of the Fibrocell Board present unanimously approved the Merger Agreement, determined that it is fair to, advisable and in the best interests of Fibrocell and its stockholders for Fibrocell to enter into the Merger Agreement and effect the Merger and the other transactions contemplated thereby and directed that the approval of the Merger Agreement be submitted to a vote at a meeting of the stockholders. Messrs. Kirk and Smith voluntarily recused themselves from, and did not attend, the September 12, 2019 meeting of the Fibrocell Board in light of their respective interests described in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61. The Fibrocell Board accordingly recommends that stockholders vote "FOR" the Merger Proposal.

Reasons for the Merger

        As described above in the section entitled "—Background of the Merger," in evaluating the Merger and the Merger Agreement, the Special Committee and Fibrocell Board consulted and discussed with senior management topics and issues related to the Merger, the Merger Agreement and the other transactions contemplated thereby, and consulted with and received the advice of Fibrocell's legal and financial advisors.

        After consideration, the members of the Fibrocell Board present at a special meeting held on September 12, 2019 unanimously:

  •
  determined that it was fair to, advisable and in the best interests of Fibrocell and its stockholders, for Fibrocell to enter into the Merger Agreement and effect the Merger and the other transactions contemplated thereby;

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  authorized, approved and adopted the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby (including the Merger) on behalf of Fibrocell;

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  authorized and approved three proposals to be submitted for approval by stockholders of Fibrocell at the Special Meeting: (i) a proposal to adopt the Merger Agreement, (ii) an advisory, non-binding proposal regarding the compensation that may be paid or become payable to Fibrocell's named executive officers that is based on or otherwise relates to the Merger, and (iii) a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the foregoing proposals; and

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  recommended to Fibrocell's stockholders that they adopt the Merger Agreement and the other two proposals described under (ii) and (iii) in the above bullet.

        In determining to adopt the Merger Agreement and approve the Merger and recommend that Fibrocell's stockholders vote their shares of Common Stock in favor of the proposal to adopt the Merger Agreement, the Special Committee and the Fibrocell Board also considered the material factors that are discussed below. The discussion in this section is not intended to be an exhaustive list of the information and factors considered by the Special Committee and the Fibrocell Board, but rather includes all material factors considered by the Special Committee and the Fibrocell Board. In view of the wide variety of factors considered by the Special Committee and the Fibrocell Board in connection with its evaluation of the Merger and the complexity of these matters, the Special Committee and the Fibrocell Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Special Committee or Fibrocell Board. In addition, individual members of the Special Committee or the Fibrocell Board may have given different weight to different factors. The Special Committee and the Fibrocell Board each made its recommendation based on the totality of the information available to the Special Committee and the Fibrocell Board, respectively, including discussions with, and questioning of, management and the financial and legal advisors.

        The Special Committee and the Fibrocell Board considered the following factors as supporting their respective decisions to recommend that Fibrocell's stockholders vote in favor of the adoption of the Merger Agreement:

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  the $3.00 per share price to be paid in cash in respect of each share of Common Stock, which represented:

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  a premium of 62.7% over the closing price of shares of Fibrocell's Common Stock on September 11, 2019 (the last trading day prior to the Board's approval of the Merger Agreement);

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  a premium of 63.0% to the volume weighted average price of Fibrocell's Common Stock for the 30 trading days prior to and including September 11, 2019;

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  a premium of 61.3% to the volume weighted average price of Fibrocell's Common Stock for the 60 trading days prior to and including September 10, 2019; and

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  a premium of 50.8% to the volume weighted average price of Fibrocell's Common Stock for the 90 trading days prior to and including September 10, 2019;

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  the Special Committee's and Fibrocell Board's belief, based on discussions and negotiations by Fibrocell's Chief Executive Officer and other members of management with Castle Creek, that $3.00 per share was the highest price Castle Creek would be willing to pay;

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  the opinion of Canaccord Genuity, dated September 12, 2019, to the Fibrocell Board as to the fairness, from a financial point of view and as of the date of the opinion, of the $3.00 in cash per share Merger Consideration to be received by holders of Common Stock (other than holders of certain excluded shares) pursuant to the Merger Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken as more fully described under "Opinion of Fibrocell's Financial Advisor" beginning on page 51;

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  the Special Committee's and Fibrocell Board's assessment of Fibrocell's present and future value on a standalone basis relative to the $3.00 per share in cash to be paid in the Merger;

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  the Special Committee's and Fibrocell Board's belief, based on a review of the possible alternatives to a sale of Fibrocell, including the prospects of continuing to operate in accordance with the existing business plan or other strategic initiatives, the potential value to stockholders of such alternatives and the timing and likelihood of actually achieving additional value for stockholders from these alternatives, that none of these options, on a risk- and time-adjusted basis, was reasonably likely to create value for stockholders greater than the Merger Consideration, and that any potential alternative financing options would likely result in significant dilution to existing stockholders;

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  the continued costs, risks and uncertainties associated with continuing to operate independently as a public company, including risks associated with Fibrocell's operations;

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  whether there were other potential parties that might have an interest in, and be financially capable of, engaging in a strategic transaction with Fibrocell at a value higher than Castle Creek's proposal and the potential regulatory, commercial and financing issues that might arise in connection with pursuing such a transaction;

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  the fact that the Fibrocell Board had overseen a review of strategic alternatives focused on maximizing stockholder value in 2018, and such review had culminated only in the entry into the Co-Development Agreement with Castle Creek Pharmaceuticals.

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  the fact that the Merger Consideration consists solely of cash (which provides certainty of value and liquidity to stockholders and does not expose them to any future risks related to the business or the financial markets generally, as compared to a transaction in which stockholders receive shares or other securities, or as compared to remaining independent);

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  the fact that the price Castle Creek will pay to stockholders was the result of extended negotiations, as described in the section above entitled "—Background of the Merger";

  •
  the fact that Castle Creek had obtained committed financing that is a legal, valid, binding and enforceable obligation of Castle Creek, the limited number and nature of the conditions to the financing, the reputation of the financing sources and such committed financing, each of which, in the reasonable judgment of the Special Committee and Fibrocell Board, increased the likelihood of such financing being consummated;

  •
  the provisions of the Merger Agreement, including:

  •
  the Fibrocell Board's ability to furnish information to and engage in negotiations with third parties that have made an unsolicited takeover proposal that is a Superior Proposal or is reasonably likely to lead to a superior proposal, as more fully described in "The Merger Agreement—No Solicitation of Other Offers";

  •
  the $2.0 million termination fee, which the Special Committee and the Fibrocell Board believed, after consultation with Fibrocell's advisors, was acceptable and not likely to preclude a Superior Proposal for a business combination with Fibrocell;

  •
  Fibrocell's ability, subject to compliance with the terms and conditions of the Merger Agreement, to execute a definitive agreement with respect to a Superior Proposal, as long as Fibrocell pays Castle Creek a termination fee of $2.0 million;

  •
  the right of the Fibrocell Board, subject to compliance with the terms and conditions of the Merger Agreement and under certain circumstances, to withdraw, change, qualify, withhold or modify, or propose publicly to do any of the foregoing, the Fibrocell Board's recommendation to stockholders that they vote in favor of the approval of the Merger Agreement;

  •
  sufficient operating flexibility for Fibrocell to conduct its business in the ordinary course between the execution of the Merger Agreement and consummation of the Merger; and

  •
  the fact that the conditions required to be satisfied prior to completion of the Merger can be expected to be fulfilled and the corresponding likelihood that the Merger will be consummated on a timely basis;

  •
  the Special Committee's and Fibrocell Board's belief that the terms of the Merger Agreement, taken as a whole, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

  •
  the fact that a vote of stockholders is required under Delaware law to adopt the Merger Agreement; and

  •
  the Special Committee's and Fibrocell Board's belief, based on their general knowledge of Castle Creek's business, operations, management, reputation and strong financial condition, that there was a high probability that the Merger would be completed successfully on the agreed-upon terms.

        In the course of its deliberations, the Special Committee and the Fibrocell Board also considered a variety of risks and other countervailing factors related to the Merger Agreement and the Merger, including the following material factors:

  •
  the possibility that the Merger might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by antitrust regulatory authorities;

  •
  the fact that the Merger may not be completed unless and until specified conditions are satisfied or waived (see "The Merger Agreement—Conditions to the Merger");

  •
  the potential risk and costs to Fibrocell if the Merger does not close, or close in a timely manner, including the potential distraction of management and employee attention during the pendency of the transaction, employee attrition, the potential effect on existing relationships with other parties, and the impact that the failure of the Merger to close could have on the trading price of shares of Common Stock and Fibrocell's operating results (including the costs incurred in connection with the transactions);

  •
  the restrictions on the conduct of Fibrocell's business prior to the consummation of the Merger, which may delay or prevent Fibrocell from undertaking business opportunities, such as material acquisitions or divestitures that may arise or any other action that it might otherwise take with respect to the operations of Fibrocell;

  •
  the provisions of the Merger Agreement that restrict Fibrocell's ability to solicit a proposal to acquire Fibrocell or engage in discussions or negotiations with third parties regarding a proposal to acquire Fibrocell, in each case, unless the Fibrocell Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would reasonably be expected to be a breach of the directors' fiduciary duties under applicable law;

  •
  the significant costs involved in connection with negotiating the Merger Agreement and completing the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger, and the fact that if the Merger is not consummated Fibrocell may be required to bear such costs;

  •
  the fact that receipt of the Merger Consideration in exchange for shares of Common Stock pursuant to the Merger would generally be a taxable transaction for United States federal income tax purposes (see "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85);

  •
  the fact that holders of the Preferred Stock, which include affiliates of members of the Fibrocell Board, have entered into Consent and Termination Agreements pursuant to which each will receive a promissory note to be issued by Merger Sub immediately prior to the Merger, in each case for an amount equal to (and in addition to) the aggregate Conversion Amount such party is entitled to in connection with such party's ownership of shares of Preferred Stock; and

  •
  the fact that the all-cash price, while providing relative certainty of value, would prevent stockholders from having an ongoing equity interest in the Surviving Corporation following the Merger, meaning that stockholders will not participate in Castle Creek's future revenue or earnings growth, including any growth or share gains with current customers, and any advancement in the products that Fibrocell is developing.

        In addition to considering the factors described above, the Special Committee and Fibrocell Board also considered the fact that Fibrocell's directors and executive officers have financial interests in the Merger that may be different from, or in addition to, those of stockholders generally, including those interests that are a result of employment and compensation arrangements with Fibrocell, as described in the section above entitled "—Interests of Directors and Executive Officers in the Merger."

        This explanation of the Special Committee's and Fibrocell Board's reasons for recommending the approval of the Merger Agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 19.

Opinion of Fibrocell's Financial Advisor

        Canaccord Genuity is acting as financial advisor to Fibrocell in connection with the Merger. At a meeting of the Fibrocell Board held on September 12, 2019 to evaluate the Merger, Canaccord Genuity delivered to the Fibrocell Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated September 12, 2019, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the consideration of $3.00 per share in cash, without interest, to be received by holders of Common Stock (other than Excluded Holders (as defined below)) in the Merger was fair, from a financial point of view, to such holders. For purposes of Canaccord Genuity's opinion, "Excluded Holders" means the following holders of shares of Common Stock: (1) Fibrocell (or Fibrocell's treasury); (2) any direct or indirect wholly-owned subsidiary of Fibrocell; (3) Castle Creek, Merger Sub and any other direct or indirect wholly-owned subsidiaries of Castle Creek; and (4) holders who are entitled to and properly demand an appraisal of their shares of Common Stock under the DGCL (the "Dissenting Shares"). Canaccord Genuity did not express any view on, and its opinion did not address, any other term or aspect of any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with the Merger (including, without limitation, any agreements or arrangements with any holder of Preferred Stock, Convertible Notes, warrants or options).

        The full text of Canaccord Genuity's written opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Canaccord Genuity's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Fibrocell stockholders are encouraged to read Canaccord Genuity's opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity's opinion addressed to the Fibrocell Board was only one of many factors considered by the Fibrocell Board in its evaluation of the Merger and only addresses the fairness, from a financial point of view and as of the date of the opinion, of the consideration of $3.00 per share in cash, without interest, to be received in the Merger by holders of Common Stock (other than Excluded Holders). Canaccord Genuity's opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to Fibrocell, nor does it address the underlying business decision of Fibrocell to proceed with the Merger. Canaccord Genuity's opinion was directed to and for the information of the Fibrocell Board only (in its capacity as such) in connection with its evaluation of the Merger and does not constitute advice or a recommendation to the Fibrocell Board or any other person as to how the Fibrocell Board or such person should vote with respect to the Merger or otherwise act on any other matter with respect to the Merger. Canaccord Genuity's opinion was necessarily based on securities, economic, market and monetary conditions prevailing on, and the information made available to Canaccord Genuity as of, September 12, 2019, the date of its opinion. Subsequent developments may affect the conclusions expressed in Canaccord Genuity's opinion if such opinion were rendered as of a later date. Canaccord Genuity assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date of the opinion.

        In connection with its review of the Merger and developing its opinion, Canaccord Genuity, among other things:

  •
  reviewed certain publicly available historical business and financial information concerning Fibrocell;

  •
  reviewed certain internal historical financial statements and other historical financial information and operating data concerning Fibrocell, provided to Canaccord Genuity by management of Fibrocell;

  •
  reviewed certain financial projections with respect to Fibrocell prepared by management of Fibrocell;

  •
  conducted discussions with members of management of Fibrocell regarding the past and current operations and financial condition and the prospects of Fibrocell;

  •
  reviewed financial and stock market data for certain companies, the securities of which are publicly traded, that Canaccord Genuity deemed to be relevant to Fibrocell;

  •
  reviewed the financial terms of certain other business combination transactions that Canaccord Genuity deemed to be relevant to the Merger;

  •
  reviewed the terms of the Merger Agreement, in substantially final form provided to Canaccord Genuity on September 11, 2019 by Fibrocell, which Canaccord Genuity assumed, with the permission of the Fibrocell Board, to be identical in all material respects to the agreement to be executed; and

  •
  reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as Canaccord Genuity deemed necessary, including an assessment of general securities, economic, market and monetary conditions.

        In connection with its review and arriving at its opinion, Canaccord Genuity did not independently verify any of the foregoing information, relied on such information, assumed that all such information was complete and accurate in all material respects, and relied on assurances of management of Fibrocell that they were not aware of any facts that would make such information misleading. With respect to any internal financial information, forecasts, projections and analyses of Fibrocell and any other forward-looking information reviewed by Canaccord Genuity, Canaccord Genuity assumed, with the permission of the Fibrocell Board, that such information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Fibrocell. Canaccord Genuity expressed no view as to the reasonableness of any projections or other forward-looking information and the assumptions on which they were based, and Canaccord Genuity relied, with the permission of the Fibrocell Board, on such projections and other forward-looking information for purposes of its analysis and opinion. Canaccord Genuity expressed no view or opinion as to such information or the assumptions on which it was based.

        Canaccord Genuity also assumed that (1) the Merger will be consummated upon the terms set forth in the Merger Agreement, without any waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to Canaccord Genuity's analysis and (2) in the course of obtaining necessary governmental, regulatory and third-party approvals and consents for the Merger, no modification, delay, limitation, restriction or conditions will be imposed which would have an adverse effect on Fibrocell or Castle Creek or be in any way meaningful to Canaccord Genuity's analysis. Canaccord Genuity is not a legal, accounting, regulatory or tax expert and relied on the assessments made by Fibrocell and its advisors with respect to such matters.

        Canaccord Genuity's opinion is limited to and addresses only the fairness, from a financial point of view, as of the date of such opinion, to the holders of shares of Common Stock (other than Excluded

Holders) of the consideration of $3.00 per share in cash, without interest, to be received by such holders in the Merger (without giving effect to any impact of the Merger on any particular holders of shares of Common Stock other than in such capacity as a holder of shares of Common Stock). Canaccord Genuity did not express any view on, and its opinion did not address, any other term or aspect of any other agreement or arrangements contemplated by the Merger Agreement or entered into in connection with the Merger (including, without limitation, any agreements or arrangements with any holder of Preferred Stock, Convertible Notes, warrants or options). Canaccord Genuity expressed no opinion as to the fairness of the Merger to the holders of any other class of securities (including, without limitation, Preferred Stock, Convertible Notes, warrants or options), creditors or other constituencies of Fibrocell or any value that the holders of Dissenting Shares may be entitled to receive. Canaccord Genuity's opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to Fibrocell, nor does it address the underlying business decision of Fibrocell to proceed with the Merger or any view on another term or aspect of the Merger, including, without limitation, the structure or form of the Merger, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with the Merger Agreement (including, without limitation, any agreements or arrangements with any holder of Preferred Stock, Convertible Notes, warrants or options). Canaccord Genuity did not consider, and did not express an opinion as to, the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Fibrocell or any other party, or class of such persons, in connection with the Merger, whether relative to the consideration to be paid to the holders of shares of Common Stock pursuant to the Merger Agreement or otherwise. Further, Canaccord Genuity did not express any opinion as to the price or range of prices at which shares of Common Stock or any other securities may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger.

        Canaccord Genuity was not requested to conduct, and did not conduct, nor did Canaccord Genuity rely upon, any independent valuation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Fibrocell. Canaccord Genuity also did not evaluate nor express any opinion as to the solvency of any party to the Merger Agreement, or the ability of Fibrocell or Castle Creek to pay its obligations when they become due, or the impact of the Merger on such matters, under any laws, rules or regulations relating to bankruptcy, insolvency or similar matters.

Summary of Financial Analyses

        The following is a summary of the material financial analyses performed by Canaccord Genuity in connection with rendering its opinion dated September 12, 2019 described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord Genuity. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord Genuity's financial analyses. In performing its analyses, Canaccord Genuity made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Fibrocell or any other parties to the Merger Agreement. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 10, 2019 and is not necessarily indicative of current market conditions.

        Selected Public Companies Analysis.    Canaccord Genuity reviewed certain publicly available financial information for selected development-stage companies that, based on its experience and professional judgment, share similar business characteristics to Fibrocell. No company utilized in the selected public companies analysis is directly comparable to Fibrocell and certain of these companies may have financial, business and/or operating characteristics that are materially different from those of Fibrocell. However, the companies were selected, among other reasons, because they are publicly-traded companies with businesses that, for purposes of Canaccord Genuity's analysis, may be considered similar to that of Fibrocell based on industry sector and the stage of development of key products.

        The selected public companies are listed below:

  •
  Abeona Therapeutics Inc.

  •
  BioCardia, Inc.

  •
  Brainstorm Cell Therapeutics Inc.

  •
  InMed Pharmaceuticals Inc.

  •
  Pluristem Therapeutics Inc.

        Canaccord Genuity calculated the implied enterprise value of each of the selected public companies based on information obtained from filings with the SEC, the Capital IQ database, and other public sources. For this analysis, Canaccord Genuity calculated enterprise value by taking fully-diluted equity value (determined using the treasury stock method), adding debt, preferred stock and minority interest, and subtracting cash and cash equivalents. Based on its analysis and other considerations that Canaccord Genuity deemed relevant in its experience and professional judgment, Canaccord Genuity derived a range of implied enterprise values for Fibrocell of $31.0 million to $37.9 million based on the plus and minus 10% range of the median enterprise value of the selected public companies, which implied median enterprise value was $34.5 million. Applying this range of implied enterprise values and adding to such range Fibrocell's cash and cash equivalents of $7.1 million and subtracting from it Fibrocell's total debt of $29.1 million (in each case as provided by Fibrocell management), Canaccord Genuity derived a range of implied equity values for Fibrocell of $9.0 million to $15.9 million. Canaccord Genuity then derived a range of implied per share equity values for Fibrocell of $0.93 to $1.63 using the fully-diluted shares of Common Stock as provided by Fibrocell management (determined using the treasury stock method and assuming in Canaccord Genuity's professional judgment that the Black-Scholes Warrants (as defined below) were not redeemed by Fibrocell). Canaccord Genuity compared this range to the Merger Consideration of $3.00 per share of Common Stock.

        Selected Precedent Transactions Analysis.    Canaccord Genuity reviewed certain publicly available financial information related to selected transactions involving non-oncology, development stage companies that Canaccord Genuity, based on its experience and professional judgment, deemed relevant to consider in relation to Fibrocell and the Merger. Although none of the selected transactions is directly comparable to the Merger, the target companies in the selected transactions have businesses that, for purposes of Canaccord Genuity's analysis, may be considered similar to that of Fibrocell based on industry sector and the stage of development of key products.

        The selected precedent transactions are listed below:

Announcement Date	Target	Acquiror
11/8/18	Asterias Biotherapeutics, Inc.	BioTime, Inc.
6/16/17	Cell Cure Neurosciences Ltd.	BioTime, Inc.
1/24/17	GenVec, Inc.	Intrexon Corporation
8/10/16	Stratatech Corporation	Mallinckrodt plc
11/10/15	Ocata Therapeutics, Inc.	Astellas Pharma Inc.
12/20/13	Medistem Inc.	Intrexon Corporation
2/8/12	Aldagen Inc.	Cytomedix Inc.
7/14/11	Amorcyte, Inc.	Neostem, Inc.

        Canaccord Genuity calculated the implied enterprise value of each of the target companies in the selected precedent transactions based on information obtained from filings with the SEC, the BioCentury and Capital IQ databases, and other public sources. For this analysis, Canaccord Genuity calculated enterprise value based on the upfront consideration payable at closing with respect to such transactions. Based on its analysis and other considerations that Canaccord Genuity deemed relevant in its experience and professional judgment, Canaccord Genuity derived a range of implied enterprise values for Fibrocell of $29.3 million to $35.8 million based on the plus and minus 10% range of the median enterprise value of the selected precedent transactions, which implied median enterprise value was $32.6 million. Applying this range of implied enterprise values and adding to such range Fibrocell's cash and cash equivalents of $7.1 million and subtracting from it Fibrocell's total debt of $29.1 million (in each case as provided by Fibrocell management), Canaccord Genuity derived a range of implied equity values for Fibrocell of $7.3 million to $13.8 million. Canaccord Genuity then derived a range of implied per share equity values for Fibrocell of $0.75 to $1.42 using the fully-diluted shares of Common Stock as provided by Fibrocell management (determined using the treasury stock method and assuming in Canaccord Genuity's professional judgment that the Black-Scholes Warrants were not redeemed by Fibrocell). Canaccord Genuity compared this range to the Merger Consideration of $3.00 per share of Common Stock.

        Discounted Cash Flow Analysis.    Canaccord Genuity conducted a discounted cash flow analysis for each of FCX-007 and FCX-013 for the purpose of calculating a range of equity values per share of Common Stock on a stand-alone basis. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their net present value. For purposes of this analysis, Canaccord Genuity utilized financial projections provided by Fibrocell management to determine the unlevered free cash flows for FCX-007 and FCX-013 for calendar years 2019 through 2028. These financial projections were adjusted based on probability of occurrence assumptions provided by Fibrocell management. See the section of this proxy statement entitled "—Certain Unaudited Prospective Financial Information." For each of FCX-007 and FCX-013, unlevered free cash flows were calculated by taking net income, adding back depreciation, subtracting capital expenditures, and adjusting for changes in working capital.

        Canaccord Genuity calculated the net present value of the unlevered free cash flows for FCX-007 and FCX-013 for calendar years 2019 through 2028 and calculated terminal values in the year 2028 based on a terminal perpetual growth rate ranging from 0% to 2.0%. Canaccord Genuity selected these terminal perpetual growth rates based on input from Fibrocell management and the application of its professional judgment. These values were discounted to net present values as of September 10, 2019 at a discount rate ranging from 25.6% to 27.6%, which range of discount rates was selected, upon the application of Canaccord Genuity's professional judgment, based on an analysis of the weighted average cost of capital of the publicly-traded companies referenced above in the section entitled "—Selected Public Companies Analysis".

        Based on this analysis, Canaccord Genuity derived a range of implied enterprise values for Fibrocell of $46.4 million to $55.4 million based on the combined net present values of FCX-007 and FCX-013. Applying this range of implied enterprise values and adding to such range Fibrocell's cash and cash equivalents of $7.1 million and subtracting from it Fibrocell's total debt of $29.1 million and the repurchase price for the Black-Scholes Warrants of $10.6 million (in each case as provided by Fibrocell management), Canaccord Genuity derived a range of implied equity values for Fibrocell of $13.7 million to $22.8 million. Canaccord Genuity then derived a range of implied per share equity values for Fibrocell of $1.41 to $2.32 using the fully-diluted shares of Common Stock as provided by Fibrocell management (determined using the treasury stock method and assuming in Canaccord Genuity's professional judgment that the Black-Scholes Warrants were redeemed by Fibrocell). Canaccord Genuity compared this range to the Merger Consideration of $3.00 per share of Common Stock.

Other Information

        Canaccord Genuity observed certain additional factors that were not considered part of its financial analyses for purposes of its opinion but were noted to the Fibrocell Board of Directors for reference purposes only, including the following:

  •
  Historical trading prices of shares of Common Stock during the 52-week period ended September 10, 2019, which reflected low to high prices of the shares during such period of $1.45 per share on December 31, 2018 to $3.28 per share on March 20, 2019.

  •
  The Merger Consideration of $3.00 per share of Common Stock represented: (1) a premium of 61.3% to the closing price of $1.86 per share on September 10, 2019; (2) a premium of 63.0% to the volume weighted average trading price per share of $1.84 for the 30 trading days ending on September 10, 2019; (3) a premium of 61.3% to the volume weighted average trading price per share of $1.86 for the 60 trading days ending on September 10, 2019; (4) a premium of 50.8% to the volume weighted average trading price per share of $1.99 for the 90 trading days ending on September 10, 2019; and (5) a premium of (8.5%) to the 52-week high price of $3.28 per share on March 20, 2019.

  •
  Premiums paid in 177 biopharmaceutical transactions with total transaction value greater than $10 million in the past five years based on information from the CapitalIQ database as of September 10, 2019. This data is set forth below:

	Premiums to Target Stock Price
	1-Day	1-Week	1-Month
Mean	53.1%	54.2%	65.2%
Median	36.8%	35.0%	49.7%

General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Canaccord Genuity's opinion. In arriving at its fairness determination, Canaccord Genuity considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord Genuity made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses, taken as a whole. No company or transaction used in the above analyses as a comparison is directly comparable to Fibrocell or the Merger. The reasons for and the circumstances surrounding each of the selected companies and transactions analyzed were diverse and there are inherent differences in the business, operations, financial condition and prospects of Fibrocell and the companies included in those analyses.

        Canaccord Genuity prepared these analyses for purposes of providing its opinion to the Fibrocell Board as to the fairness, from a financial point of view and as of the date of the opinion, of the $3.00 per share in cash, without interest, to be received in the Merger by holders of Fibrocell's Common Stock (other than Excluded Holders). These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold.

        The Merger Consideration was determined through negotiations between Fibrocell and Castle Creek and was approved by the Fibrocell Board. Canaccord Genuity provided advice to the Fibrocell Board during these negotiations. Canaccord Genuity, however, did not recommend any specific amount of consideration to Fibrocell or the Fibrocell Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

        As described above, Canaccord Genuity's opinion to the Fibrocell Board was one of many factors taken into consideration by the Fibrocell Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity in connection with its opinion and is qualified in its entirety by reference to the full text of the written opinion of Canaccord Genuity attached to this proxy statement as Annex B. The issuance of Canaccord Genuity's opinion was approved by a fairness committee of Canaccord Genuity.

        Canaccord Genuity, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Canaccord Genuity and its affiliates may acquire, hold or sell, for its and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Fibrocell or Castle Creek.

        In the two years preceding the date of its opinion, Canaccord Genuity had not provided investment banking or other financial services of a material nature to either Fibrocell or Castle Creek, except as related to the Merger and otherwise described below. During such two-year period, Canaccord Genuity provided financial advisory services to Fibrocell with respect to potential strategic transactions involving certain assets of Fibrocell, including in connection with the Co-Development Agreement, for which services Canaccord Genuity received an aggregate amount of approximately $450,000. Canaccord Genuity may provide investment banking services to Fibrocell, Castle Creek or their respective affiliates in the future for which Canaccord Genuity may receive compensation.

        The Fibrocell Board selected Canaccord Genuity as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated as of July 15, 2017, Fibrocell engaged Canaccord Genuity to act as its financial advisor in connection with various financial and strategic matters, including the Merger, and the delivery of a fairness opinion as described above. Pursuant to the terms of the engagement letter, Fibrocell agreed to pay Canaccord Genuity a fee of $1,050,000 for its services in connection with the Merger, of which $150,000 was payable upon signing of the engagement letter, $350,000 was payable upon delivery by Canaccord Genuity of its opinion, and the remainder of which is contingent upon consummation of the Merger. In addition, Fibrocell has agreed to reimburse Canaccord Genuity for certain expenses and to indemnify Canaccord Genuity and related persons for liabilities relating to or arising out of its engagement.

Certain Unaudited Prospective Financial Information

        Fibrocell does not as a matter of course make public projections as to future performance, earnings or other results, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Merger, Fibrocell's management prepared certain unaudited prospective financial information regarding the financial performance of Fibrocell's product candidates FCX-007 and FCX-013 for calendar years 2019 through 2023 (the "Fibrocell Projections"). The Fibrocell Projections were provided to the Fibrocell Board and Fibrocell's financial advisor, Canaccord Genuity, including in connection with Canaccord Genuity's financial analyses described above under the section entitled "—Opinion of Fibrocell's Financial Advisor." The below summary of the Fibrocell Projections is included for the purpose of providing stockholders access to certain nonpublic information that was furnished to certain parties in connection with the Merger, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any stockholder.

        The Fibrocell Projections were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections, the use of financial measures not prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") or forward-looking statements, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. None of Fibrocell, Castle Creek, Canaccord Genuity or their respective officers, directors, affiliates, advisors or other representatives considered, or now consider, the inclusion of the Fibrocell Projections to be regarded as an indication that the Fibrocell Projections are predictive of actual future events or results and such information should not be relied upon as such, and readers of this proxy statement are cautioned not to place undue reliance on the Fibrocell Projections. The Fibrocell Projections included in this proxy statement have been prepared by, and are the responsibility of, Fibrocell's management.

        While presented with numeric specificity, this unaudited prospective financial information was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Fibrocell's business) that are inherently subjective and uncertain and are beyond the control of Fibrocell's management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to Fibrocell's business (including its ability to achieve strategic goals, objectives and targets over applicable periods), regulatory approval or other legal developments affecting the products, industry performance, general business and economic conditions and other factors described in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 19. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. Stockholders are urged to review the most recent SEC filings of Fibrocell for a description of the reported and anticipated results of operations and financial condition and capital resources, including in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Fibrocell's Annual Report on Form 10-K for the year ended December 31, 2018, and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019. None of Fibrocell, Castle Creek, Canaccord Genuity or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

        FIBROCELL UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE

FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

        Fibrocell has not made and makes no representation to Castle Creek or any Fibrocell stockholder, in the Merger Agreement or otherwise, concerning the below unaudited prospective financial information or regarding Fibrocell's actual performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, Fibrocell urges all of our stockholders not to place undue reliance on such information and to review Fibrocell's most recent SEC filings for a description of Fibrocell's reported financial results.

        The Fibrocell Projections were based on numerous variables and assumptions, including approval of FCX-007 in 2021 and commercial launch in 2022, and approval of FCX-013 in 2022 and commercial launch in 2023.

        The following table presents a summary of the Fibrocell Projections regarding FCX-007 for the calendar years ending 2019 through 2023.

	Year Ending December 31,
	2019E	2020E	2021E	2022E	2023E
	($ in millions)
Revenue	—	—	—	$86.4	$140.7
Cost of Goods Sold	—	—	—	(10.9)	(8.9)

Gross Profit	—	—	—	$75.5	$131.8

Fibrocell Share of Gross Profit(1)	—	—	—	$22.7	$39.5
Milestone Payments	$10.0	—	$30.0	—	—
Proceeds of Sale of Priority Review Voucher(2)	—	—	—	80.6	—
Intrexon Share of Profit(3)	(5.0)	—	(15.0)	(11.3)	(19.8)
Operating Expenses	(3.9)	(4.0)	(4.2)	(4.3)	(4.5)

EBITDA(4)	$1.1	$(4.0)	$10.8	$87.6	$15.3

Depreciation	(0.5)	(0.5)	(3.1)	(3.1)	(3.1)

EBIT(4)	$0.6	$(4.5)	$7.8	$84.6	$12.2

Tax expense(5)	(0.1)	—	(2.2)	(24.3)	(3.5)

Net Income	$0.5	$(4.5)	$5.6	$60.2	$8.8

(1)
Pursuant to the terms of the Co-Development Agreement, Fibrocell is entitled to 30% of the gross profit on sales of FCX-007. The projection does not include development expenses for FCX-007 due to the Co-Development Agreement.

(2)
Assumes that the Priority Review Voucher ("PRV") will be granted to Fibrocell in 2021 and will be sold in 2022. Sale price of voucher based on the median price of the three most recent PRV sales as of September 10, 2019.

(3)
Pursuant to the terms of Fibrocell's 2012 Exclusive Channel Collaboration Agreement with Intrexon, Fibrocell is required to pay Intrexon 50% of all upfront, milestone and profit share payments from Castle Creek Pharmaceuticals.

(4)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBIT is defined as earnings before interest and taxes. EBITDA and EBIT are non-GAAP financial performance measures and should not be used as alternatives to net income as an indicator of operating performance.

(5)
Based on Fibrocell's marginal corporate tax rate of 28.9% derived from the federal corporate tax rate of 21.0% and Pennsylvania state effective corporate tax rate of 7.89% after allowing for federal deductibility. Net operating loss limitations in accordance with the Tax Cuts and Jobs Act and Section 382 were considered in estimating tax expenses. Utilizes 50.0% of the Section 382 limitation of $560,940 on net operating loss carryforwards per fiscal year, calculated using fair market value of $29.7 million for the Common Stock and the federal long-term tax-exempt rate of 1.89% for September 2019 from the Internal Revenue Service.

        The following table presents a summary of the Fibrocell Projections regarding FCX-013 for the calendar years ending 2019 through 2023.

	Year Ending December 31,
	2019E	2020E	2021E	2022E	2023E
	($ in millions)
Revenue	—	—	—	—	$100.9
Intrexon Net Sales Royalties(1)	—	—	—	—	(7.1)
Cost of Goods Sold	—	—	—	—	(35.2)

Gross Profit	—	—	—	—	58.6

Development Expenses	$(6.8)	$(6.9)	$(20.6)	$(7.4)	(0.5)
Selling Expenses	—	—	—	(7.4)	(8.9)
Proceeds of Sale of Priority Review Voucher(2)	—	—	—	—	80.6
Operating Expenses	(4.0)	(4.1)	(4.1)	(4.2)	(4.3)

EBITDA(3)	$(10.8)	$(10.9)	$(24.7)	$(19.0)	$125.4

Depreciation	(0.5)	(0.5)	(3.1)	(3.1)	(3.1)

EBIT(3)	$(11.3)	$(11.4)	$(27.8)	$(22.0)	$122.4

Tax Expense(4)	—	—	—	—	(35.3)
Net Income	$(11.3)	$(11.4)	$(27.8)	$(22.0)	$87.1

(1)
Pursuant to the terms of Fibrocell's 2012 Exclusive Channel Collaboration Agreement with Intrexon, Fibrocell is required to pay Intrexon 7% of quarterly net sales up to $25 million plus 14% on quarterly net sales greater than $25 million.

(2)
Assumes that the PRV will be granted to Fibrocell in 2023 and will be sold in 2023. Sale price of voucher based on the median price of the three most recent PRV sales as of September 10, 2019.

(3)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBIT is defined as earnings before interest and taxes. EBITDA and EBIT are non-GAAP financial performance measures and should not be used as alternatives to net income as an indicator of operating performance.

(4)
Based on Fibrocell's marginal corporate tax rate of 28.9% derived from the federal corporate tax rate of 21.0% and Pennsylvania state effective corporate tax rate of 7.89% after allowing for federal deductibility. Net operating loss limitations in accordance with the Tax Cuts and Jobs Act and Section 382 were considered in estimating tax expenses. Utilizes 50.0% of the Section 382 limitation of $560,940 on net operating loss carryforwards per fiscal year, calculated using fair market value of $29.7 million for the Common Stock and the federal long-term tax-exempt rate of 1.89% for September 2019 from the Internal Revenue Service.

Interests of Directors and Executive Officers in the Merger

        In considering the recommendation of the Fibrocell Board that stockholders vote to approve the Merger Proposal, stockholders should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of stockholders generally and that may present actual or potential conflicts of interest. The Special Committee, composed of disinterested directors of the Fibrocell Board, Messrs. Swirsky, Moore and Mazur, each of whom were independent from and not affiliated with Intrexon or the other Kirk Affiliates and MSD, was aware of and considered these potential interests when it evaluated and negotiated the Merger Agreement, and recommended that the Fibrocell Board approve the Merger Agreement and recommend adoption of the Merger Agreement by Fibrocell's stockholders. In addition, the Fibrocell Board was aware of and considered these potential interests, among other matters, in approving the Merger Agreement and in recommending to stockholders the approval of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

        Treatment of Stock Options.    Each stock option to purchase shares of Common Stock issued under Fibrocell's equity incentive plans outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive with respect to each share of Common Stock underlying the stock option (whether vested or unvested) an amount in cash equal to the Merger Consideration minus the exercise price of such stock option, less applicable taxes required to be withheld. If the per share exercise price of a stock option is equal to or greater than the Merger Consideration, the stock option shall terminate and be canceled for no consideration.

        The following table sets forth, based on options outstanding as of the date of this proxy statement, the cash proceeds that each of our non-employee directors and executive officers would receive at the Effective Time of the Merger in respect of the settlement of their options.

	Name	Number of Options(1) (#)	Total Option Consideration(2) ($)
Non-Employee Directors:	Kelvin D. Moore	18,000	16,560
	Marc B. Mazur	18,000	16,560
	Marcus E. Smith	18,000	16,560
	Julian P. Kirk	18,000	16,560
	Christine St.Clare	18,000	16,560
	Douglas J. Swirsky	18,000	16,560
Executive Officers:	John M. Maslowski	100,000	122,000
	Sean D. Buckley	45,000	54,300

(1)
The amounts in this column constitute the in-the-money options held by our non-employee directors and executive officers as of the date of this proxy statement, based on the value of the Merger Consideration (i.e., $3.00 per share). The remaining options held by our non-employee directors and executive officers as of the date of this proxy statement, which are out-of-the money based on the value of the Merger Consideration, will be cancelled for no consideration in the Merger.

(2)
Amounts do not reflect withholding of applicable taxes.

        Employment Agreements.    Each of Fibrocell's executive officers, John M. Maslowski (President and Chief Executive Officer) and Sean D. Buckley (Chief Financial Officer and Corporate Secretary), is a party to an employment agreement with Fibrocell pursuant to which the executive is entitled to receive severance payments and benefits if his employment is terminated by Fibrocell without "cause" or by the executive for "good reason" (as each such term is defined in the employment agreement), subject to the executive's execution and non-revocation of a release of claims in favor of Fibrocell. If any such termination of employment occurs within 90 days prior to, on or within 18 months following a "change of control" (as defined in Fibrocell's 2019 Equity Incentive Plan or any successor plan), then the severance payments and benefits will be comprised of the following: (i) an amount equal to one and a half times (for Mr. Maslowski) or one times (for Mr. Buckley) the sum of (x) the executive's then annual base salary and (y) his then target annual bonus, payable in a single lump sum cash payment, (ii) reimbursement by Fibrocell of 100% of the monthly COBRA premium paid by the executive for him and his eligible dependents for 18 months (for Mr. Maslowski) or 12 months (for Mr. Buckley) following his termination date or, if earlier, until the date he becomes eligible to receive coverage from another employer or is otherwise no longer eligible to receive COBRA continuation coverage, and (iii) all outstanding, unvested equity awards held by the executive on his termination date will become fully vested as of such date, and each outstanding stock option held by him on such date will remain exercisable until the earlier of the original expiration date of such stock option and the three month anniversary of his termination date. In addition, Fibrocell must provide each executive with 30 days' advance written notice of a termination of his employment without cause or pay the executive 30 days' pay in lieu of such notice.

        For purposes of the employment agreements, "cause" means (A) the executive's conviction of or plea of nolo contendere to a felony or a misdemeanor involving moral turpitude; (B) the executive's commission of fraud, misappropriation or embezzlement against any person; (C) the theft or misappropriation by the executive of any property or money of Fibrocell or an affiliate of Fibrocell; (D) the executive's material breach of the terms of the employment agreement; or (E) the willful or gross neglect of the executive's duties, the willful or gross misconduct in performance of the executive's duties or the willful violation by the executive of any material Fibrocell policy. However, "cause" will not exist with respect to items (D) or (E) above until and unless the executive fails to cure such breach, neglect or misconduct (if such breach, neglect or misconduct is capable of cure) within ten days after written notice from the Fibrocell Board. For purposes of the employment agreements, "good reason" means the occurrence of any of the following events without the executive's express written consent (i) a material breach of the employment agreement by Fibrocell, (ii) any change of the executive's principal office location to a location that requires a one-way commute of more than 50 miles from 405 Eagleview Boulevard, Exton, PA, or (iii) the assignment to the executive of any duties materially inconsistent with the duties or responsibilities of his position with Fibrocell or any other action by Fibrocell that results in a material diminution in such position, authority, duties, or responsibilities, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith. However, good reason will not exist unless the executive gives Fibrocell written notice within 90 days after the occurrence of the event which the executive believes constitutes the basis for good reason, Fibrocell fails to cure such act or failure to act, if curable, within 30 days after receipt of such notice and the executive actually terminates his employment within 60 days following the expiration of such cure period.

        The employment agreements contain certain restrictive covenants in favor of Fibrocell, including, among other things, a non-competition covenant that applies during the term of the executive's employment and for the one-year period following his termination of employment, non-solicitation covenants with respect to Fibrocell's customers and employees that apply during the term of the executive's employment and for the one-year period following his termination of employment, and a non-disclosure of confidential information covenant.

        The employment agreements do not require that Fibrocell make any "gross up" payments to compensate the executive for excise taxes, if any, imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), for the receipt of "excess parachute payments" (within the meaning of Section 280G of the Code) in the event of a termination or resignation following a change in control; however, each agreement provides that if such excise taxes may be imposed as a result of payments made to the executive in the event of a change in control, the amount of such payments to such executive will be reduced to a level that will not exceed the amount that would trigger such excise taxes, if such reduction would put the executive in a better after-tax position.

        See the section below entitled "—Golden Parachute Compensation" beginning on page 63 of this proxy statement for an estimate of the severance payments and benefits that Mr. Maslowski and Mr. Buckley may become entitled to receive upon a termination of employment by Fibrocell without cause or by the executive for good reason, in each case within 90 days prior to, on or within 18 months following a change of control.

        Payment of 2019 Bonuses.    In the event the closing date of the Merger is prior to January 1, 2020, Castle Creek will, or will cause Fibrocell to, pay each employee of Fibrocell who continues in employment following the closing date, including each of Fibrocell's executive officers, his or her annual bonus in respect of the 2019 fiscal year on Fibrocell's first regularly scheduled payroll date following January 1, 2020, subject to all applicable withholdings and such employee's continued employment through the payment date. All such bonuses will be paid at the employee's target bonus opportunity, which is $212,500 for Mr. Maslowski and $82,500 for Mr. Buckley.

        Indemnification and Insurance.    Pursuant to the terms of the Merger Agreement, Fibrocell's directors and executive officers will be entitled to certain ongoing indemnification and insurance coverage as a result of the Surviving Corporation assuming all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Merger existing in favor of any such Fibrocell director or executive officer. See "The Merger Agreement—Indemnification and Insurance" beginning on page 78 for additional information regarding such indemnification and insurance coverage.

        Golden Parachute Compensation.    The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation that each of our named executive officers will or may be paid in connection with the Merger. Our "named executive officers" for this purpose are John M. Maslowski and Sean D. Buckley. The figures in the table are estimated based on compensation and benefit levels as of the date of this proxy statement, and based on the assumption that the Effective Time of the Merger will be [            ], 2019, and that each of the named executive officers will incur a qualifying termination of employment (i.e., a termination by Fibrocell without cause or by the executive for good reason) immediately following the Effective Time of the Merger. For additional details regarding the terms of the payments quantified below, see the sections entitled "—Treatment of Options," "—Employment Agreements" and "—Payment of 2019 Bonuses" above.

Golden Parachute Compensation

Name	Cash(1) ($)	Equity(2) ($)	Perquisites / Benefits(3) ($)	Total(4) ($)
John M. Maslowski	991,182	122,000	35,970	1,149,152
President and Chief Executive Officer
Sean D. Buckley	380,103	54,300	23,646	458,049
Chief Financial Officer and Corporate Secretary

(1)
The amounts reported in this column represent the severance amounts payable to each named executive officer under his employment agreement. The severance amounts constitute "double-trigger" arrangements because they are conditioned upon both the closing of the Merger and a qualifying termination of the applicable executive's employment within 90 days prior to, on or within 18 months following a change of control. The amounts reported in this column are comprised of the following components, all of which are payable in cash:

Names	Salary Severance ($)	Bonus Severance ($)	Pay in Lieu of Notice ($)	Total Severance ($)
John M. Maslowski	637,500	318,750	34,932	991,182
Sean D. Buckley	275,000	82,500	22,603	380,103

  The amounts reported in this column are based on the assumption that the Effective Time of the Merger will be 2019, that each named executive officer's employment will terminate immediately following the Effective Time, and that each named executive officer will receive 30 days' pay in lieu of the required notice under his employment agreement. As described above in the section entitled "—Payment of 2019 Bonuses," if either named executive officer remains employed through Fibrocell's first regularly scheduled payroll date following January 1, 2020, then he will be entitled to receive his annual cash bonus in respect of the 2019 fiscal year at the target level (i.e., $212,500 for Mr. Maslowski and $82,500 for Mr. Buckley).

(2)
The amounts reported in this column represent the value of the payments in cancellation of the in-the-money stock option awards held by each named executive officer, as described above in the section above entitled "—Treatment of Options." As required by applicable SEC rules, the amounts reported in this column were determined using the per share Merger Consideration to be received by holders of Common Stock in connection with the Merger (i.e., $3.00 per share). The amounts reported in this column represent "single-trigger" arrangements because they are conditioned solely upon the closing of the Merger.

(3)
The amounts reported in this column represent estimates of the reimbursements to be made to each named executive officer under his employment agreement of 100% of the monthly COBRA premium paid by the executive for him and his eligible dependents, based on the annual premiums historically paid by Fibrocell, for a period of 18 months (for Mr. Maslowski) or 12 months (for Mr. Buckley), following termination of employment following the Merger. These amounts constitute "double-trigger" arrangements because they are conditioned upon both the closing of the Merger and a qualifying termination of the applicable executive's employment within 90 days prior to, on or within 18 months following a change of control.

(4)
The amounts reported in this table are subject to applicable tax withholdings and do not give effect to any potential reduction in payments to a named executive officer that may occur following a determination that the amount of payments to such executive should be reduced to avoid the triggering certain excise taxes, as described above under "—Employment Agreements." Accordingly, there can be no assurance that any of Fibrocell's named executive officers will realize the full amounts reported in this column.

        Kirk Affiliates.    Two of our directors, Julian P. Kirk (who is the son of Randal J. Kirk) and Marcus E. Smith, are employees of Third Security, LLC, which is an affiliate of Randal J. Kirk. Randal J. Kirk is the chairman of the board of directors and chief executive officer of Intrexon, our collaboration partner on our gene therapy programs. Together with his affiliates NRM VII Holdings, Intrexon, Kapital Joe, LLC, and Mascara Kaboom, LLC (collectively, the "Kirk Affiliates"), Together with his affiliates, Mr. Kirk beneficially owns approximately 31% of our outstanding Common Stock on an as-converted basis, representing approximately 1.7 million shares of our Common Stock, 3,016 shares of Preferred Stock, 1,255,467 warrants, and Convertible Notes with an aggregate principal amount of approximately $6,762,500. Therefore, Mr. Kirk and his affiliates will receive consideration in the Merger for Fibrocell securities beneficially owned by them. Mr. Kirk and his affiliates may also have interests that conflict with our other stockholders stemming from our collaboration on our gene therapy programs and, if acting together, have the ability to significantly influence the outcome of matters submitted to our stockholders for approval.

        In addition, the Kirk Affiliates have entered into the Voting Agreement, pursuant to which the Kirk Affiliates agreed to vote their shares of securities of the Company in favor of the Merger and against any competing transaction, to support the economic treatment of such securities held by them as described in the Merger Agreement, and to forbear from taking certain actions detrimental to the Merger.

        The Kirk Affiliates have also entered into a Consent and Termination Agreement, pursuant to which the Securities Purchase Agreement will be terminated as of immediately prior to the closing of the Merger. As consideration for entry into the Termination Agreements, the Kirk Affiliates will each receive a promissory note to be issued by Merger Sub immediately prior to the Merger, in each case for an amount equal to (and in addition to) the aggregate Conversion Amount such party is entitled to in connection with such party's ownership of shares of Preferred Stock. Pursuant to the Termination Agreements and in addition to the foregoing, the Kirk Affiliates also agreed to the treatment of the Preferred Stock under the Merger Agreement and agreed to release all claims related to such party's ownership of equity in the Company.

        One of our directors, Christine St.Clare, serves on the board of directors and chairs the audit committee of AquaBounty Technologies, Inc. ("AquaBounty"). According to AquaBounty's public filings, Ms. St.Clare was nominated to the board of directors of AquaBounty by Intrexon pursuant to a relationship agreement between Intrexon and AquaBounty. AquaBounty has publicly reported that Mr. Kirk and his affiliates, including Intrexon and Third Security, LLC, own a substantial percentage of AquaBounty's outstanding shares of common stock. However, Ms. St.Clare does not have a financial interest in the Merger in connection with her affiliation with Intrexon and AquaBounty.

        In addition, MSD, a holder of shares of the Company's Preferred Stock, warrants, and Convertible Notes, entered into a Voting Agreement and a Consent and Termination Agreement on substantially similar terms as the Kirk Affiliates, concurrent with the execution of the Merger Agreement.

No Financing Condition; Financing Cooperation

        The Merger is not subject to a financing condition. Castle Creek has represented that, after giving effect to the financing contemplated by the commitment letters delivered to Fibrocell, it will have on the closing date sufficient funds available to pay the aggregate Merger Consideration, the aggregate Conversion Amount, the aggregate consideration for the Company's warrants and all related fees required to be paid by Castle Creek and the Surviving Corporation. Castle Creek has delivered to Fibrocell executed commitment letters pursuant to which Castle Creek's financing sources have agreed to provide cash equity or debt financing in an aggregate amount of up to $35 million for the Merger. Fibrocell has agreed to provide all cooperation reasonably requested by Castle Creek in connection with any financing by Castle Creek, including using reasonable best efforts to, among other things, participate in meetings, assist with preparing materials, provide documentation, and obtain letters and documentation customary for the type and nature of financing Castle Creek intends to secure.

Regulatory Waiting Periods

        The Merger is subject to the requirements of the HSR Act, which provides that the Merger may not be completed until the applicable waiting period under the HSR Act is terminated or expires. However, the parties do not anticipate that the Merger is subject to the filing requirements under the HSR Act, and as such the parties anticipate that the waiting period will not apply to the Merger.

        At any time before or after the Effective Time of the Merger, any reviewing antitrust authorities or another person could take action under the antitrust laws as it deems necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Merger, seeking a rescission or other unwinding of the Merger, or permitting completion subject to regulatory concessions or conditions. We cannot assure you that a challenge to the Merger will not be made or that, if a challenge is made, it will not succeed.

Delisting and Deregistration of Common Stock

        Upon completion of the Merger, the Surviving Corporation will cause the Common Stock currently listed on Nasdaq to cease to be listed on Nasdaq and will subsequently deregister the Common Stock under the Exchange Act.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding Representations, Warranties and Covenants in the Merger Agreement

        In reviewing the Merger Agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about Fibrocell, Castle Creek or any of their respective subsidiaries. The Merger Agreement contains representations and warranties and covenants by each of the parties to the Merger Agreement, which are summarized below. These representations, warranties and covenants, which are qualified and subject to important limitations agreed to by the parties in connection with negotiation of the terms of the Merger Agreement, have been made solely for the benefit of the other parties to the Merger Agreement and:

  •
  were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by certain confidential disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement; and

  •
  may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

        Moreover, information concerning the subject matter of the representations, warranties and covenants in the Merger Agreement and described below may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation, warranty or covenant may have been included in this proxy statement or in other public filings made with the SEC. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 99.

The Merger

        Subject to the terms and conditions of the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Castle Creek, will merge with and into Fibrocell, with Fibrocell continuing as the surviving corporation. As a result of the Merger, Fibrocell will cease to be an independent, publicly-traded company and will become a wholly-owned subsidiary of Castle Creek. The Merger will be effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware (or, to the extent legally permissible, at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Delaware Secretary of State).

Merger Consideration

        At the Effective Time, each issued and outstanding share of Common Stock (other than (i) shares of Common Stock where the holder has properly exercised appraisal rights under Section 262 of the DGCL (and has not withdrawn such exercise or lost such rights) and (ii) shares of Common Stock owned by Fibrocell, Castle Creek or Merger Sub) will automatically be canceled and will cease to exist and will be converted into the right to receive $3.00 in cash, without interest and less any required withholding taxes.

Treatment of Preferred Stock

        At the Effective Time, each share of Preferred Stock will survive the Merger and will thereafter only represent the right to receive an amount in cash, without interest, equal to the Conversion Amount with respect to such share, subject to any withholding taxes, upon delivery of a Notice of Conversion in accordance with the Certificate of Designations governing the Preferred Stock.

Treatment of Warrants

        Each Common Warrant (as defined below) issued and outstanding immediately prior to the Effective Time will survive the Merger and remain outstanding, but will, upon any subsequent exercise of such Common Warrant, be entitled to receive only the Warrant Consideration (as defined below) for each share of Common Stock for which such Common Warrant was exercisable immediately prior to the closing of the Merger (the "Closing"), which amount shall be held in escrow pending the exercise of such Common Warrant or its repurchase in accordance with its terms; provided that the holder of any Common Warrant may notify the Company (or, after the Effective Time, the Surviving Corporation), by delivery thereto of a repurchase notice within the timeframe specified in the Merger Agreement that such holder is exercising the holder's right to cause the Company to repurchase such Common Warrant from such holder for the Black-Scholes Value (as defined below) of such Common Warrant, in accordance with its terms and conditions, and the Surviving Corporation shall repurchase such Common Warrants in accordance with their terms; provided, further, that in no event may any holder of Common Warrants receive both the Warrant Consideration and the Black-Scholes Value in exchange for such Common Warrant.

        Each Underwater Warrant (as defined below) issued and outstanding will survive the Merger and remain outstanding, but will, upon exercise of such warrant in accordance with its terms, be entitled to receive no consideration or securities of any kind due to the per-share exercise price set forth in each Underwater Warrant exceeding the Merger Consideration.

        Each Black-Scholes Warrant (as defined below) issued and outstanding will be treated in the same manner as the Underwater Warrants, provided that the holder of any Black-Scholes Warrant may notify the Company (or, after the Effective Time, the Surviving Corporation), by delivery thereto of a repurchase notice within the timeframe specified in the Merger Agreement that such holder is exercising the holder's right to cause the Company to repurchase such Black-Scholes Warrant from such holder for the Black-Scholes Value of such Black-Scholes Warrant, in accordance with its terms and conditions, and the Surviving Corporation shall repurchase such Black-Scholes Warrants in accordance with their terms.

        Each Convertible Note outstanding will survive the Merger and remain outstanding in accordance with its terms.

        For purposes of this summary:

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  "Common Warrants" means the Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018.

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  "Warrant Consideration" means with respect to each share of Common Stock for which a Common Warrant is exercisable immediately prior to the Effective Time, an amount in cash equal to the Merger Consideration less the per-share exercise price for such Common Warrant.

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  "Underwater Warrant" means (i) the warrants issued pursuant to that certain Securities Purchase Agreement dated March 7, 2017, by and among the Company and the other parties signatory thereto, and (ii) the Underwriter's Common Stock Purchase Warrants issued by the Company on December 11, 2017.

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  "Black-Scholes Warrant" means (i) the warrants issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto, (ii) the Common Stock Purchase Warrants issued by the Company on December 11, 2017, and (iii) the Placement Agent Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018.

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  "Black-Scholes Value" means (i) with respect to the Common Stock Purchase Warrants issued by the Company on December 11, 2017, May 31, 2018 and July 5, 2018, and the Placement Agent Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018, the meaning ascribed to such term in such warrant and (ii) with respect to the warrants issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto, the option value of such warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A thereof.

Treatment of Stock Options

        Each stock option to purchase shares of Common Stock issued under Fibrocell's equity incentive plans outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive with respect to each share of Common Stock underlying the stock option (whether vested or unvested) an amount in cash equal to the Merger Consideration minus the exercise price of such stock option, less applicable taxes required to be withheld. If the per share exercise price of a stock option is equal to or greater than the Merger Consideration, the stock option shall terminate and be canceled for no consideration.

Directors and Officers; Certificate of Incorporation; Bylaws

        The directors of Merger Sub immediately prior to the Effective Time of the Merger or such other individuals designated by Castle Creek as of the Effective Time will, from and after the Effective Time of the Merger, be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors have been duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time of the Merger or such other individuals designated by Castle Creek as of the Effective Time will, from and after the Effective Time of the Merger, be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors have been duly elected and qualified.

        The certificate of incorporation of the Surviving Corporation will be amended in the Merger to be in the form of the certificate of incorporation attached as an exhibit to the Merger Agreement, until changed or amended in accordance with its terms and as provided by applicable law. In addition, Fibrocell shall take all necessary action such that, at the Effective Time, the bylaws of Fibrocell shall be amended so as to read in its entirety in the form set forth as an exhibit to the Merger Agreement, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Stockholders Seeking Appraisal

        The Merger Agreement provides that shares of Common Stock held by those stockholders who are entitled to demand and properly demand appraisal will not be converted into the right to receive the

Merger Consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares of Common Stock as determined in accordance with Delaware law. If a holder fails to perfect, or otherwise waives, withdraws or loses his, her or its right to appraisal of their shares, his, her or its shares will be treated as if they had been converted at the Effective Time of the Merger into and become exchangeable for the Merger Consideration without interest and the stockholder's right to appraisal will be extinguished. Fibrocell must give Castle Creek prompt notice of demands for appraisal and Fibrocell may not make a payment with respect to a demand for appraisal or settle or offer to settle or negotiate any such demands without Castle Creek's prior written consent.

        The fair value of shares of our Common Stock as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the Merger Consideration. Stockholders who wish to exercise appraisal rights must precisely follow specific procedures. See "Appraisal Rights" beginning on page 89.

        The holders of our Preferred Stock have, pursuant to the Voting Agreements and the Consent and Termination Agreements, waived and agreed not to exercise any rights to demand appraisal.

Payment for the Shares of Common Stock

        Castle Creek will designate a paying agent reasonably acceptable to Fibrocell, and enter into an agreement with the paying agent that is reasonably acceptable to Fibrocell, to make payment of the Merger Consideration, Conversion Amount, Warrant Consideration or Black-Scholes Value, as applicable, as contemplated by the Merger Agreement. At or prior to the Effective Time, Castle Creek shall deposit, or cause to be deposited, with the paying agent cash in immediately available funds in an amount sufficient for the paying agent to distribute the Merger Consideration, and, to the extent necessary for payment at the Effective Time, the Conversion Amount and the Warrant Consideration or the Black-Scholes Value, as applicable.

        As soon as practicable after the Effective Time, the paying agent will send each holder of record of a certificate representing shares of Common Stock converted into the right to receive the Merger Consideration a customary letter of transmittal and instructions advising such holder on how to surrender such shares of Common Stock in exchange for the Merger Consideration. The paying agent will promptly pay such holders the Merger Consideration upon (i) the surrender of a certificate for cancelation to the paying agent and (ii) delivery of a properly completed letter of transmittal and any other documents reasonable required by the paying agent. Interest will not be paid or accrue in respect of cash payments. The amount of any cash payments paid to you will be reduced by any applicable withholding taxes. YOU SHOULD NOT SURRENDER YOUR SHARES OF COMMON STOCK WITHOUT A LETTER OF TRANSMITTAL.

        If any stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed and, if required by Castle Creek, the posting by such person of a bond in such reasonable sum as Castle Creek may direct as indemnity against any claim that may be made against it with respect to such stock certificate, the paying agent, Merger Sub, or the Surviving Corporation, as the case may be, shall pay the Merger Consideration in respect of such lost, stolen or destroyed stock certificate.

        If payment of the Merger Consideration is to be made to a stockholder other than a stockholder in whose name any surrendered certificate is registered, it shall be a condition precedent of payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the holder requesting such payment shall have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a holder other than the registered holder of the certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

        For holders of uncertificated shares of Common Stock represented in book-entry (the "Book-Entry Company Shares") held through the Depository Trust Company, no executed letter of transmittal to the paying agent to receive the Merger Consideration is required. In lieu thereof, each holder of record of Book-Entry Company Shares shall, upon receipt of an "agent's message" by the paying agent (or such other evidence of transfer or surrender as the Paying Agent may reasonably request), be entitled to receive, and paying agent will to pay to The Depository Trust Company as promptly as practicable after the Effective Time, the Merger Consideration in respect of each such Book-Entry Company Share. For holders of Book-Entry Company Shares not held through the Depository Trust Company, the paying agent will mail (A) a letter of transmittal and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, the holder of such Book-Entry Company Shares shall be entitled to receive in exchange therefor the Merger Consideration.

Payment for the Shares of Preferred Stock

        As soon as practicable after the Effective Time, the paying agent will mail to each holder of record of shares of Preferred Stock, which shares shall, at the Effective Time, represent the right to receive the Conversion Amount: (A) a notice of conversion in the form set forth in the Certificate of Designations ("Notice of Conversion"); (B) a letter of transmittal; and (C) instructions for effecting the conversion of the shares of Preferred Stock in exchange for payment of the Conversion Amount. Upon delivery of the Notice of Conversion to the Surviving Corporation, together with delivery to the paying agent or the Surviving Corporation of an executed letter of transmittal and such other documents as may be reasonably required pursuant to such instructions, the holder of such shares of Preferred Stock shall be entitled to receive the Conversion Amount (without interest), and any share of Preferred Stock represented by such Notice of Conversion shall forthwith be cancelled.

        If payment of the Conversion Amount is to be made to a person other than the holder in whose name any share of Preferred Stock is registered, it shall be a condition precedent of payment that the transfer of such share of Preferred Stock be properly documented in accordance with the requirements of the Certificate of Designations and the Surviving Corporation, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Conversion Amount to a Person other than the registered holder of such share of Preferred Stock so converted and shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon conversion of the shares of Preferred Stock.

Payment for Warrants

        As soon as practicable after the Effective Time, the paying agent will mail to each holder of record of Company Warrants, other than the Underwater Warrants: (A) a form of notice of exercise in the form set forth in the applicable Company Warrant ("Notice of Exercise"); (B) a form of notice of repurchase requiring the Surviving Corporation to repurchase such Common Warrants or Black-Scholes Warrants at their Black-Scholes Value (the "Repurchase Notice"); (C) a letter of transmittal, and (D) instructions for requiring the repurchase by the Surviving Corporation of such Company Warrants in exchange for their Black-Scholes Value and, with respect to the Common Warrants, for effecting the exercise of the Common Warrants in exchange for payment of the Warrant Consideration (including notice that any Repurchase Notice must be delivered to the Surviving Corporation within 30 days after the applicable Warrant Repurchase Date (as defined in the Merger Agreement)). Upon delivery of the Repurchase Notice or Notice of Exercise to the Surviving Corporation, together with delivery to the paying Agent or the Surviving Corporation of an executed letter of transmittal, with respect to such Notice of Exercise or Repurchase Notice, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Company Warrants shall be entitled to receive the

Warrant Consideration with respect to each share of Common Stock for which such Company Warrant was exercisable immediately prior to the Effective Time, or the Black-Scholes Value with respect to such Company Warrant, as applicable (in each case without interest and after giving effect to any required tax withholdings).

        If payment of the Warrant Consideration or Black-Scholes Value, as applicable, is to be made to a person other than the holder in whose name any Company Warrant is registered, it shall be a condition precedent of payment that the transfer of such Company Warrant be properly documented in accordance with the requirements, terms and conditions of such Company Warrant (including delivery of any form of assignment attached to such Company Warrant), and the person requesting such payment shall have paid any transfer and other similar taxes required by reason of the payment of the Warrant Consideration or Black-Scholes Value to a person other than the registered holder of the Company Warrant so exercised or repurchased and shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon exercise or repurchase of the Company Warrants.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by Fibrocell to Castle Creek and Merger Sub, including, among other things, representations and warranties relating to:

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  our organization, standing and power, and other corporate matters of Fibrocell and our subsidiaries;

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  ownership of our subsidiaries;

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  the capitalization of Fibrocell and our subsidiaries;

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  the authorization, execution, delivery and enforceability of the Merger Agreement;

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  the absence of conflicts or violations under our organizational documents, contracts or law, and required consents and approvals;

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  reports, schedules, forms, statements and other documents filed with the SEC and the accuracy of the information in those documents;

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  the absence of certain changes or events since January 1, 2019;

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  the absence of untrue or misleading statements in this proxy statement;

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  the absence of material litigation, threatened or otherwise;

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  our compliance with applicable laws, regulations and permits;

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  our employee benefit plans and labor relations;

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  our compliance with environmental laws and other environmental matters;

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  our owned and leased real property and tangible assets;

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  tax matters;

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  our material contracts;

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  our intellectual property;

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  our compliance with regulatory matters relating to health care laws;

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  the broker's fees and other expenses payable by us with respect to the Merger;

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  our receipt of an opinion from our financial advisor;

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  our insurance policies; and

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  our suppliers.

        The Merger Agreement also contains representations and warranties made by Castle Creek and Merger Sub to Fibrocell, including representations and warranties relating to:

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  organization, standing and power, and other corporate matters;

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  authorization, execution, delivery and enforceability of the Merger Agreement;

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  the absence of conflicts or violations under Castle Creek's organizational documents, contracts or law, and required consents and approvals;

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  the absence of material litigation;

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  the accuracy of the information that Castle Creek or Merger Sub supply for inclusion in the proxy statement;

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  ownership of our capital stock and Castle Creek not being an interested stockholder;

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  the ownership of Merger Sub; and

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  Castle Creek's commitment to have sufficient financing at closing of the Merger.

        The representations and warranties of each of the parties to the Merger Agreement will expire upon completion of the Merger.

Conduct of Business Pending the Merger

        From the date of the Merger Agreement through the Effective Time of the Merger, Fibrocell has agreed (and has agreed to cause its subsidiaries) to (i) use its reasonable best efforts to conduct its operations in all material respects in the ordinary course of business, (ii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of Fibrocell and each of its subsidiaries and to preserve the goodwill and current relationships of Fibrocell and each of its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations, (iii) use its reasonable best efforts to preserve in all material respects its present properties and its tangible and intangible assets, (iv) comply in all material respects with all applicable laws and Fibrocell's material contracts, (v) pay all applicable taxes as such taxes become due and payable, and (vi) maintain all existing licenses and permits applicable to its operations and businesses.

        In addition, during the same period, Fibrocell has also agreed that, subject to certain exceptions, without the prior written consent of Castle Creek, it will not, and will not permit its subsidiaries to:

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  amend, modify, waive, rescind or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents (including by merger, consolidation or otherwise) or Certificate of Designations;

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  issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities of the Company or any of its subsidiaries, other than the issuance of Common Stock upon the exercise of Company options or warrants, the conversion of shares of preferred stock or any convertible note outstanding as of the date hereof, in each case in accordance with their existing terms;

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  sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any property or assets of the Company or any of its subsidiaries (other than intellectual property), except (i) pursuant to the express terms of any material contract, (ii) the sale of inventory in the ordinary course of business, or (iii) assets that are no longer used or useful in the operations of the company or any of its subsidiaries;

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  sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any intellectual property of the Company or any of its subsidiaries, except (A) the abandonment, in the ordinary course of business, of Company owned intellectual property that in the Company's reasonable business judgment is no longer used or useful in the business of the Company and its subsidiaries and is no longer commercially practicable to maintain, and (B) the non-exclusive licensing or sublicensing of Company material intellectual property to affiliates, customers, distributors, and customers in the ordinary course of business;

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  declare, set aside, make, distribute or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other equity interests, except for dividends paid by a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company;

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  reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests, except (i) with respect to any wholly-owned subsidiary of the Company or (ii) the acceptance of Common Stock as payment for the exercise price of Company options or warrants or for withholding taxes incurred in connection with the exercise of Company options, in each case in accordance with past practice and the terms of the applicable Company equity plan and applicable award agreement(s);

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  merge or consolidate the Company or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries, except with respect to any wholly-owned subsidiary of the Company (other than the Merger Agreement and the Merger);

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  acquire (including by merger, consolidation, license, sublicense or acquisition of stock or assets) any person (or any business line or division thereof) or assets, other than (i) acquisitions of inventory, raw materials and other property in the ordinary course of business and (ii) any other acquisitions with a purchase price of less than $200,000 in the aggregate;

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  incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any person (other than a wholly-owned subsidiary of the Company) for borrowed money, except (i) in connection with refinancings of existing indebtedness on terms no less favorable to the Company (and in an aggregate principal amount not in excess of) such existing indebtedness, (ii) for borrowings under the Company's existing credit facilities or issuances of commercial paper for working capital and general corporate purposes in the ordinary course of business, and (iii) indebtedness not to exceed $50,000 in the aggregate;

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  make any loans, advances or capital contributions to, or investments in, any other person (other than any wholly-owned subsidiary of the Company) in excess of $100,000 in the aggregate, other than routine travel, relocation and business advances in the ordinary course of business consistent with past practice to employees of the Company or any of its subsidiaries;

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  terminate, cancel or renew, or agree to any amendment of, change in, modification to or waiver under any material contract, or enter into or amend any contract that, if existing on the date hereof, would be a material contract, in each case other than in the ordinary course of business;

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  (i) make any capital expenditure in excess of the amounts set forth in, or fail to make capital expenditures contemplated to be made in, the Company's capital expenditure budget provided to Castle Creek, or (ii) make any capital expenditure in excess of $50,000 individually or $150,000 in the aggregate;

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  except to the extent required by applicable law or by the existing terms of any benefit plan in effect as of the date of the Merger Agreement: (i) increase the compensation or benefits payable or to become payable to any employee, director, officer or independent contractor, other than annual merit increases in annual base salary or base rate of pay for employees (other than officers), in each case, in the ordinary course of business; (ii) (A) amend any benefit plan (other than any administrative amendment that would not reasonably be expected to result in a material additional cost to the Company or its affiliates, or obligate the Company or its affiliates to maintain such Company benefit plan beyond December 31, 2019), (B) terminate any benefit plan that would reasonably be expected to result in material liability to the Company or its affiliates, or (C) establish, adopt or enter into any new arrangement that would be a benefit plan; (iii) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company benefit plan; (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation (other than annual bonuses payable in the ordinary course of business during the first quarter of the Company's fiscal year); (v) grant any equity-based or equity-linked awards; (vi) enter into any collective bargaining agreement, or any works council, labor union or similar agreement or arrangement; (vii) hire or terminate the employment (other than for cause) of any officer or any employee or independent contractor with annual compensation in excess of $150,000; (viii) promote any officers or employees, except for a promotion of any employee that is in the ordinary course of business; or (ix) make any change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a governmental entity;

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  compromise, settle or agree to settle any proceeding other than compromises, settlements or agreements of proceedings in the ordinary course of business that involve only the payment of monetary damages not in excess of $25,000 individually or $100,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

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  (i) make, change or revoke (or file any request to make, change or revoke) any material tax election, (ii) change any of its methods of reporting income or deductions for tax purposes (or file a request to make any such change), (iii) settle or compromise any material tax liability, claim, audit or dispute, (iv) surrender any right to claim a tax refund, offset or other reduction in tax liability in any material amount, (v) file any amended tax return with respect to any tax, (vi) enter into any tax allocation, sharing, indemnity or closing agreement, (vii) initiate any "voluntary disclosure" or similar program related to any tax matter, or (viii) waive or extend the statute of limitations with respect to any tax other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business;

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  enter into any new line of business or materially alter any existing line of business, other than in the ordinary course of business;

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  fail to keep in force or voluntarily cancel, terminate or fail to renew (in a form and amount consistent with past practice) any material insurance policies covering the Company, any of its subsidiaries or any of their respective businesses, assets or properties;

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  write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP consistently applied;

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  (i) waive, release, pay, discharge or satisfy any liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with the terms thereof; (ii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice; (iii) delay or accelerate in any material respect payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice or vary its inventory practices in any material respect;

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  (i) forgive any loans to directors, officers, employees or any of their respective affiliates or (ii) enter into any transactions or contracts with any affiliates or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

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  mortgage, pledge or subject to any lien any portion of its properties or assets, other than Permitted Liens (as defined in the Merger Agreement); or

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  authorize or enter into any contract or otherwise make any commitment to do any of the foregoing.

Meeting of Our Stockholders

        Fibrocell has agreed to, as promptly as practicable after the date of the Merger Agreement, establish a Record Date for, duly call, give notice of, convene and hold a Special Meeting of stockholders for the sole purpose of considering and taking action upon the adoption of the Merger Agreement and voting on the Adjournment Proposal and the Compensation Proposal, which meeting is the subject of this proxy statement. Fibrocell, after consultation with Castle Creek, may postpone or adjourn, or make one or more successive postponements or adjournments of, the Special Meeting to the extent necessary to solicit additional proxies in favor the Merger Proposal, provided that (i) such adjournment shall not exceed fifteen calendar days for each such adjournment, (ii) the Special Meeting shall not be adjourned by more than forty-five calendar days in the aggregate from the originally scheduled date, and (iii) no such adjournment shall be permitted if Fibrocell shall have received by the Special Meeting an aggregate number of proxies voting for the Merger Proposal, which have not been withdrawn, such that the Merger Proposal would pass if a vote were taken at the Special Meeting.

Efforts to Complete the Merger

        Subject to the terms and conditions set forth in the Merger Agreement, Fibrocell, Castle Creek and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to complete and make effective the Merger and the other transactions contemplated by the Merger Agreement, including using reasonable best efforts to accomplish the following: (i) obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including under any contract to which the Company or Castle Creek or any of their respective subsidiaries is party or by which such person or any of their respective properties or assets may be bound (provided, that the Company shall not pay or agree to pay any material consent fees or other material payments requested by any such third parties without the written consent of Castle Creek, not to be unreasonably withheld, conditioned or delayed), (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities (including, without limitation, those in connection with applicable competition laws), make all necessary registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any proceeding by, any governmental entities (including, without limitation, in connection with applicable competition laws),

(iii) resist, contest or defend any proceeding (including administrative or judicial proceedings) challenging the Merger or that could restrict, prevent or prohibit consummation of the related transactions, and (iv) execute and deliver any additional instruments necessary to consummate the transactions and fully to carry out the purposes of the Merger Agreement.

Employee Matters

        The Merger Agreement provides that, for the twelve month period following the Effective Time of the Merger, Castle Creek shall cause the Surviving Corporation to provide to each continuing employee ("Continuing Employee") of Fibrocell and its subsidiaries with (A) a base salary or wage rate that is not less than the base salary or wage rate provided to the Continuing Employee immediately prior to Closing, (B) annual cash incentive compensation (excluding equity incentive compensation) no less favorable than the cash incentive compensation (excluding equity incentive compensation) provided to the Continuing Employee immediately before the Closing, and (C) severance benefits in amounts and on terms and conditions that are no less favorable than those provided to the Continuing Employee immediately prior to the Closing. For the twelve month period following the Effective Time of the Merger, Castle Creek shall cause the Surviving Corporation to provide each Continuing Employee benefits that are substantially similar in the aggregate to (i) the employee benefits provided to the Continuing Employee under the Fibrocell benefit plans immediately prior the Closing or (ii) at Castle Creek's sole discretion, the employee benefits provided to similarly situated employees of Castle Creek; provided, that, for purposes of determining whether such employee benefits are substantially similar in the aggregate, defined benefit pension benefits, retention or change in control payments or awards provided by Fibrocell or its subsidiaries prior to the Closing shall not be taken into account.

        For purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of Castle Creek or the Surviving Corporation and their Subsidiaries providing benefits to each Continuing Employee after the Effective Time of the Merger (the "New Plans"), each Continuing Employee shall be credited with his or her years of service with the Company prior to the Closing, to the same extent as such Continuing Employee was entitled, prior to the Closing, to credit for such service under any similar Company benefit plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Closing, except to the extent such credit would result in duplication of benefits or accruals under any defined benefit pension plans.

        In addition, Castle Creek shall use commercially reasonable efforts to provide that (i) each Continuing Employee is immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing a Company benefit plan in which such Continuing Employee participated immediately prior to the Closing (such plans, collectively, the "Old Plans") (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, life insurance and/or disability benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company in which such employee participated immediately prior to the Closing, and (iii) any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending in the year in which the Closing occurs to be taken into account under the applicable New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan (but only to the extent such credit would have been given under the comparable Old Plan prior to the Closing).

        Unless otherwise requested by Castle Creek at least ten days prior to the Closing, Fibrocell shall terminate the Fibrocell Technologies Inc. 401(k) Profit Sharing Plan and Trust, effective as of the day immediately prior to the Effective Time and contingent upon the occurrence of the Effective Time.

Indemnification and Insurance

        The Merger Agreement provides that following the Merger, for a period of six years from and after the Effective Time, the Surviving Corporation will assume all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Merger existing in favor of any person who is or prior to the Effective Time of the Merger becomes or has been at any time prior to the date of the Merger Agreement a director or officer of Fibrocell or any of its subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of Fibrocell or its subsidiaries as in effect on the date of the Merger Agreement, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder for any indemnified party. Prior to the Effective Time of the Merger, Fibrocell shall purchase a six-year "tail" directors' and officers' liability insurance policy, subject to a cap on aggregate premiums, for acts or omissions occurring prior to the Merger.

No Financing Condition; Financing Cooperation

        The Merger is not subject to a financing condition. Castle Creek has represented that, after giving effect to the financing contemplated by the commitment letters delivered to Fibrocell, it will have on the closing date sufficient funds available to pay the aggregate Merger Consideration, the aggregate Conversion Amount, the aggregate consideration for the Company's warrants and all related fees required to be paid by Castle Creek and the Surviving Corporation. Castle Creek has delivered to Fibrocell executed commitment letters pursuant to which Castle Creek's financing sources have agreed to provide financing for the Merger. Fibrocell has agreed to provide all cooperation reasonably requested by Castle Creek in connection with any financing by Castle Creek, including using reasonable best efforts to, among other things, participate in meetings, assist with preparing materials, provide documentation, and obtain letters and documentation customary for the type and nature of financing Castle Creek intends to secure.

Conditions to the Merger

        The consummation of the Merger is subject to certain customary closing conditions, as described further below.

        Conditions to Each Party's Obligation.    Each party's obligation to effect the Merger is subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

  •
  Fibrocell stockholders shall have approved the Merger Proposal;

  •
  the termination or expiration of any applicable waiting period under the HSR Act; and

  •
  the consummation of the Merger has not been restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of any governmental entity and there is not in effect any law enacted or promulgated by any governmental entity that prevents or makes illegal the consummation of the Merger.

        Conditions to Castle Creek's and Merger Sub's Obligations.    The obligations of Castle Creek and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent legally permissible, waiver by Castle Creek of the following conditions:

  •
  Each Company representation and warranty shall be true and correct as of the date of signing and the Effective Time, except as has not had and would not reasonably be expected to have a material adverse effect, except for (i) the share numbers in the capitalization representation, which must be true and correct in all respects except for de minimis inaccuracies, and (ii) the corporate organization, authority, broker's fees and the remainder of capitalization representations, each of which is required to be true in all material respects.

  •
  The Company shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time.

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  Since the date of the Merger Agreement, there having not been any change that has or would be reasonably expected to have a material adverse effect.

  •
  The Company shall have delivered a customary officer's certificate to Castle Creek certifying satisfaction of certain closing conditions.

  •
  The Company shall have delivered to Castle Creek a certification attesting that interests in the Company are not "United States real property interests."

  •
  Each of Fibrocell's Exclusive Channel Collaboration Agreements with Intrexon shall be in effect in accordance with the same material terms and material conditions as in effect as of the date of the Merger Agreement.

  •
  Holders of no more than 8% of the issued and outstanding shares of Common Stock shall have exercised appraisal rights under Delaware law.

        A "material adverse effect" with respect to Fibrocell means any change, event, condition, occurrence, state of facts, development or effect (an "Effect") that, individually or in the aggregate, (i) has a material adverse effect on the business, properties, assets, condition or results of operations of Fibrocell and its subsidiaries, taken as a whole; provided, however, that adverse Effects arising out of, resulting from or attributable to the following will not constitute a material adverse effect, and shall not otherwise be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (a), (b) and (c) of the below shall be so considered to the extent such Effect disproportionately impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industries: (a) changes or proposed changes in applicable laws, GAAP or the interpretation or enforcement thereof, (b) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including interests rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or its subsidiaries operate in the United States or globally, (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis, (d) any change in supplier, employee, financing source, regulatory, partner, customer, client or similar relationships directly resulting from the public announcement or pendency of the Merger Agreement and the Merger, (e) litigation related to the Merger, (f) the performance of the Merger Agreement and the Merger, including compliance with covenants set forth therein, or any action taken or omitted to be taken by the Company or any of its subsidiaries (excluding the requirement that the Company use reasonable best efforts to operate in the ordinary course of business or any restriction that otherwise permits the Company and its Subsidiaries to operate in the ordinary course of business) at the request of Castle Creek prior to the taking or the omission of such action, (g) changes in the trading price or trading volume of the Common Stock or any suspension of trading, provided that the underlying facts or circumstances giving rise or contributing to such changes may be taken into account in determining whether a material adverse effect has occurred, (h) any failure by the Company or any of its subsidiaries to meet any revenue, earnings or other financial projections or forecasts, provided that the underlying facts or circumstances giving rise or contributing to such changes may be taken into account in determining whether a material adverse effect has occurred, or (i) changes generally affecting products competitive with the products and services made or currently intended to be made commercially available or otherwise distributed, or currently under development, by the Company or any of its Subsidiaries, or (ii) would prevent or materially impair or delay the consummation by the Company of the transactions contemplated by the Merger Agreement.

        Conditions to Fibrocell's Obligation.    Fibrocell's obligation to effect the Merger is further subject to the satisfaction, to the extent legally permissible, or waiver by Fibrocell of the following conditions:

  •
  Each of Castle Creek's and Merger Sub's representations and warranties shall be true and correct as of the date of signing and as of the Effective Time, except as has not had and would not be reasonably expected to have a material adverse effect.

  •
  Castle Creek and Merger Sub have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time.

  •
  Castle Creek shall have delivered to Fibrocell an officer's certificate certifying the satisfaction of certain closing conditions.

        A "material adverse effect" with respect to Castle Creek means any change, event, condition, occurrence, state of facts, development or effect that, individually or in the aggregate, prevents or materially impairs or delays (beyond February 12, 2020 (or such later date as the parties may agree, the "Outside Date")) the consummation by Castle Creek or Merger Sub of the Merger or any of the other transactions contemplated the Merger Agreement.

No Solicitation of Other Offers

        The Merger Agreement provides that Fibrocell shall not, and shall cause its subsidiaries and its and their respective representatives not to, directly or indirectly, (A) initiate, solicit, knowingly facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof, (B) engage in, continue or otherwise participate in any discussions or negotiations with a third party regarding any Acquisition Proposal or (C) furnish or provide any nonpublic information in connection with, any Acquisition Proposal. In addition, Fibrocell was required under the Merger Agreement to, and to cause its subsidiaries and representatives to (i) immediately cease and cause to be terminated any discussions or negotiations with any third party conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal, (ii) deliver a written notice to any such third party explicitly stating that the Company is terminating all discussions and negotiations with such third party with respect to any Acquisition Proposal, and requesting that such third party promptly return or destroy all confidential or proprietary information concerning the Company and its subsidiaries and (iii) promptly terminate access to any due diligence or electronic or physical data room with respect to any Acquisition Proposal.

        In addition, except as expressly permitted by the Merger Agreement, until the Effective Time, or, if earlier, the termination of the Merger Agreement, neither the Fibrocell Board (acting upon the recommendation of the Special Committee, or otherwise) nor the Special Committee or any other committee thereof may (i) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal, (ii) withdraw, change, qualify, withhold or modify, or publicly propose to withdraw, change, qualify, withhold or modify, in a manner adverse to Castle Creek or Merger Sub, the Fibrocell Board's recommendation that the Company's stockholders adopt the Merger Agreement (the "Company Board Recommendation"), (iii) fail to include the Company Board Recommendation in this proxy statement, (iv) in the event a tender offer that constitutes an Acquisition Proposal is commenced, fail to recommend against such Acquisition Proposal in any solicitation or recommendation statement within ten business days of such commencement, (v) approve, authorize or cause or permit the Company or any of its Subsidiaries to enter into any merger agreement, acquisition agreement, letter of intent, memorandum of understanding or other similar agreement relating to any Acquisition Proposal (a "Company Acquisition Agreement"), (vi) fail to publicly affirm the Company Board Recommendation within five business days following receipt of a written request to do so from Castle Creek or (vii) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i) through (iv), (vi) and (vii) of this sentence, a "Change of Board Recommendation").

        Notwithstanding the foregoing restriction, at any time prior to obtaining the requisite stockholder approval, in response to a bona fide written unsolicited Acquisition Proposal received after the execution of the Merger Agreement which did not result from a material breach of the no solicitation provision of the merger agreement, (i) the Company and its representatives may contact the person proposing such Acquisition Proposal or the representatives of such person solely to clarify the terms and conditions thereof and (ii) if the Special Committee (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, based on information then available, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and that failure to take such actions would be reasonably likely to breach the directors' fiduciary duties under applicable law, then the Company may (A) furnish information with respect to the Company and its subsidiaries to the third party making such Acquisition Proposal, its representatives and potential sources of financing pursuant to an acceptable confidentiality agreement and (B) participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal; provided that any non-public information concerning the Company or its subsidiaries provided to any third party shall, to the extent not previously provided or made available to Castle Creek or Merger Sub, be provided to Castle Creek or Merger Sub as promptly as reasonably practicable.

        The term "Acquisition Proposal" means any inquiry, offer or proposal from a third party concerning (A) a merger, consolidation or other business combination or similar transaction involving the Company, (B) a sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including equity interests of any subsidiary of the Company) or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries in a single transaction or series of related transactions, based on their fair market value as determined in good faith by the Fibrocell Board and the Special Committee, (C) an issuance or acquisition (including by way of merger, consolidation, business combination or share exchange) of equity interests representing 20% or more of the voting power of the Company in a single transaction or series of related transactions, or (D) any combination of the foregoing (in each case, other the Merger).

        The Term "Superior Proposal" means a bona fide written Acquisition Proposal (except the references therein to "20%" shall be replaced by "75%") made by a third party that is not solicited or received in violation, or resulting from any breach, of the non-solicitation provision of the Merger Agreement and that the Fibrocell Board (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account such factors as the Fibrocell Board (acting upon the recommendation of the Special Committee) considers in good faith to be appropriate (including the financing terms, conditionality, timing and likelihood of consummation of such proposals), (A) is reasonably likely to be consummated in accordance with its terms, and (B) if consummated, would be more favorable from a financial point of view to holders of Common Stock than the Merger (taking in account any proposed change in terms to the Merger Agreement from Castle Creek or Merger Sub as described below).

Changes in Board Recommendation

        Notwithstanding the limitations described above regarding a Change of Board Recommendation, prior to the approval of the Fibrocell stockholders of the Merger Proposal, the Fibrocell Board may,

under certain circumstances, effect a Change of Board Recommendation or terminate the Merger Agreement pursuant to the terms of the Merger Agreement to accept a Superior Proposal, if:

  •
  the Fibrocell Board, acting upon the recommendation of the Special Committee, determines in good faith, after consultation with its outside legal counsel, that the failure to make such a Change of Board Recommendation or to terminate the Merger Agreement in response to the receipt of such Superior Proposal would reasonably be expected to be a breach of the directors' fiduciary duties under applicable law;

  •
  the Company has provided to Castle Creek at least four business days' prior written notice (the "Notice Period") of the Company's intention to take such actions, which notice shall specify the basis for such Change of Board Recommendation or decision to terminate the Merger Agreement, the identity of the third party making such Superior Proposal, the material terms and conditions of such Superior Proposal, and included a copy of the applicable Company Acquisition Agreement and any other material documents with respect thereto;

  •
  during the Notice Period, if requested by Castle Creek, the Company has, and has caused its representatives to have, engaged in good faith negotiations with Castle Creek and its representatives regarding any amendments or modifications to the Merger Agreement proposed by Castle Creek and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and

  •
  at the end of such Notice Period, the Fibrocell Board, acting upon the recommendation of the Special Committee, has considered in good faith any proposed amendments or modifications to the Merger Agreement (including a change to the price terms) and the other agreements contemplated thereby that may be offered by Castle Creek (the "Proposed Changed Terms") no later than 11:59 a.m., New York City time, on the last day of the Notice Period and has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect and that failure to make a Change of Board Recommendation with respect to such Superior Proposal would reasonably be expected to breach the directors' fiduciary duties under applicable law.

Termination of the Merger Agreement

        The Merger Agreement may be terminated any time prior to completion of the Merger under the following conditions:

  •
  By mutual written agreement of Fibrocell and Castle Creek;

  •
  By either Fibrocell or the Company, if:

  •
  Stockholder approval has not been obtained upon a vote taken at a meeting of the stockholders duly convened therefor or any adjournment or postponement thereof.

  •
  Any governmental entity has enjoined the Merger or passed a law making the consummation of the Merger illegal.

  •
  The Merger has not been consummated on or before the Outside Date unless the failure to consummate the Merger is the primary result of a breach of the Merger Agreement by the party seeking to terminate.

  •
  By Fibrocell:

  •
  At any time prior to obtaining stockholder approval, in order to accept a Superior Proposal and enter into the definitive agreement providing for such superior proposal, provided that

      Fibrocell shall have complied with the obligations set forth in the section titled "No Solicitation of Other Offers" beginning on page 80.

    •
    If there has been a breach by Castle Creek of any of its representations or covenants that would result in the failure of the closing conditions to be satisfied, unless such breach is capable of being cured prior to the Outside Date or is not cured within 30 days of receiving notice of such breach.

    •
    If all of the closing conditions have been satisfied or waived, the Company has delivered irrevocable written notice to Castle Creek stating that, if Castle Creek performs its obligations, the closing will occur, and Castle Creek fails to consummate Merger by the later of three business days following delivery of such notice or the third business day after satisfaction or waiver of all closing conditions.

  •
  By Castle Creek, if:

  •
  There has been a breach by Fibrocell of any of the representations, warranties or covenants set forth in the Merger Agreement that would result in the failure of the closing conditions to be satisfied, unless such breach is not capable of being cured prior to the Outside Date or is not cured within 30 days of receiving notice of such breach.

  •
  The Fibrocell Board makes a Change of Board Recommendation.

  •
  Fibrocell materially breaches its non-solicitation covenant.

Termination Fees and Expenses

Termination Fee

        Fibrocell shall pay to Castle Creek a termination fee of $2.0 million in the event that:

  •
  The Merger Agreement is terminated by either party because the Fibrocell Board determines to accept a Superior Proposal or make a Change of Board Recommendation.

  •
  (i) if the Merger Agreement is (A) terminated by either party because the Merger Proposal does not receive the approval of Fibrocell's stockholders or the Merger has otherwise not closed by the Outside Date or (B) terminated by Castle Creek because Fibrocell materially breached its non-solicitation covenant or there has been a breach by Fibrocell of any of the representations, warranties or covenants set forth in the Merger Agreement that would result in the failure of the closing conditions to be satisfied, unless such breach is not capable of being cured prior to the Outside Date or is not cured within 30 days of receiving notice of such breach, (ii) an Acquisition Proposal has been announced publicly or made to the Company after the date of the Merger Agreement, and (iii) Fibrocell enters into a Company Acquisition Agreement or consummates an Acquisition Proposal within twelve months after such termination. For purposes of this paragraph, the term "Acquisition Proposal" shall have the meaning assigned to such term above, except that the references to "20%" shall be deemed to be references to "75%."

        Castle Creek shall pay to Fibrocell a termination fee of $2.0 million in the event that the Merger Agreement is (i) terminated by the Company if (A) there has been a breach by Castle Creek or Merger Sub of any of its representations or covenants that would result in the failure of the closing conditions to be satisfied, unless such breach is capable of being cured prior to the Outside Date or is not cured within 30 days of receiving notice of such breach or (B) if all of the closing conditions have been satisfied or waived, the Company has delivered irrevocable written notice to Castle Creek stating that, if Castle Creek performs its obligations, the closing will occur, and Castle Creek fails to consummate Merger by the later of three business days following delivery of such notice or the third business day after satisfaction or waiver of all closing conditions, or (ii) terminated by either party because the

Merger has otherwise not closed by the Outside Date at a time when Fibrocell could have terminated the Merger Agreement due to either of clauses (i)(A) or (i)(B) of this paragraph.

Reimbursement of Expenses

        All out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expenses.

Amendment, Extension and Waiver

        The parties may amend provisions of the Merger Agreement at any time, except that after approval of Fibrocell's stockholders has been obtained, no amendment that requires further approval by stockholders of Fibrocell is permitted without the further approval of such stockholders. All such amendments must be in writing and signed by each of the parties.

        At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained in the Merger Agreement or in any document delivered pursuant thereto or (c) waive compliance by the other with any of the agreements or covenants contained in the Merger Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion is a summary of the material U.S. federal income tax consequences to holders of Common Stock whose shares are converted to cash in the Merger. This summary does not address any tax consequences of the Merger arising under the laws of any state, local or foreign jurisdiction or U.S. federal laws other than U.S. federal income tax laws and does not address tax considerations applicable to holders who receive cash pursuant to the exercise of appraisal rights or to persons who hold Preferred Stock or Company Warrants. In addition, this discussion does not address the U.S. federal income tax consequences to dissenting stockholders. This discussion is based on the Code, applicable U.S. Treasury Regulations promulgated thereunder, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders of Common Stock in light of their particular circumstances or persons subject to special treatment under U.S. federal income tax law, such as:

  •
  entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities (and investors therein);

  •
  persons who hold Common Stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons who acquired Common Stock as compensation for services, including, but not limited to through the exercise of employee stock options or otherwise as compensation;

  •
  persons who are accrual method tax payers subject to special tax accounting rules under Section 451(b) of the Code;

  •
  persons subject to the U.S. alternative minimum tax;

  •
  banks, insurance companies and other financial institutions;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  persons deemed to sell Common Stock under the constructive sale provisions of the Code;

  •
  tax-qualified retirement plans;

  •
  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt organizations and governmental organizations;

  •
  brokers or dealers in securities or foreign currencies; and

  •
  traders in securities that elect mark-to-market treatment.

        Holders of Company Stock are encouraged to consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of Common Stock pursuant to the Merger (including the application and effect of any state, local or non-U.S. income and other tax laws).

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Common Stock are encouraged to consult their tax advisors regarding the tax consequences of the Merger.

        This discussion applies only to persons that hold their shares of Common Stock as a capital asset within the meaning of Section 1221 of the Code. We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Merger to holders of Common Stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described herein.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Common Stock that is:

  •
  an individual who is a citizen or resident of the United States or is treated as such for U.S. federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        A "non-U.S. holder" means a beneficial owner (other than a partnership) of Common Stock that is not a U.S. holder.

  U.S. Holders

  Payments with Respect to Shares of Common Stock

        The exchange of shares of Common Stock for cash in the Merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for the shares of Common Stock exceeds one year at the time of the completion of the Merger. Long-term capital gains of non-corporate U.S. holders generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of shares of Common Stock. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax. Stockholders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to gain recognized from the disposition of shares of Common Stock in the Merger.

  Information Reporting and Backup Withholding

        A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such holder properly establishes an exemption or provides its correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. All U.S. holders surrendering shares of Common Stock pursuant to the Merger should duly complete and sign, under penalty of perjury, the Internal Revenue Service Form W-9 included as part of the letter of transmittal and return it to the paying agent to provide the information, including such holder's taxpayer identification number, and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to us and the paying agent). Corporations are not subject to backup withholding.

  Non-U.S. Holders

  Payments with Respect to Shares of Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on the receipt of cash in exchange for shares of Common Stock pursuant to the Merger unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by the non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to an additional branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

  •
  the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder's net gain realized in the Merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

  •
  Fibrocell is, or has been at any time during the shorter of (i) the five-year period ending on the date of the Merger and (ii) the period during which the non-U.S. holder held shares of Common Stock, a "United States real property holding corporation" for U.S. federal income tax purposes, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding shares of Common Stock at any time during the applicable period. Fibrocell believes that it is not, and has not been during the five-year period ending on the date of the Merger, a "United States real property holding corporation" for U.S. federal income tax purposes, although there can be no assurances in this regard.

  Information Reporting and Backup Withholding

        A non-U.S. holder will be subject to information reporting, and in certain circumstances, backup withholding will apply, with respect to the cash received by a non-U.S. holder pursuant to the Merger, unless such holder certifies under penalties of perjury that it is not a United States person, as defined under the Code, and the payor does not have actual knowledge or reason to know that the holder is a United States person or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. In order to avoid backup withholding, a non-U.S. holder exchanging shares of Common Stock for cash pursuant to the Merger should submit with the letter of transmittal a duly completed and signed applicable Internal Revenue Service Form W-8, which may be obtained from the paying agent or at www.irs.gov.

        This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

 APPRAISAL RIGHTS

        Under Section 262 of the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the "fair value" of your shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, but exclusive of any element of value arising from the accomplishment or expectation of the Merger, in lieu of the Merger Consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Fibrocell stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Fibrocell will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed properly and in a timely manner by a Fibrocell stockholder in order to perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. Moreover, due to the complexity of the procedures for exercising appraisal rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of shares of Common Stock, unless otherwise indicated.

        Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders' meeting where the Merger Agreement will be voted on that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes Fibrocell's notice to Fibrocell stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL and a copy of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement, since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions.

  •
  You must deliver to Fibrocell a written demand for appraisal of your shares before the vote with respect to the Merger Agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

  •
  You must not vote in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement in person at the Special Meeting or the submission of a proxy in favor of the Merger Agreement by mail, over the Internet or by telephone (that is not subsequently revoked), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A submitted proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement. Therefore, a Fibrocell stockholder who submits a proxy and who wishes to exercise and perfect appraisal rights must vote against the Merger Agreement, abstain from voting on the Merger Agreement or revoke any previously submitted proxy in favor of the Merger Agreement.

  •
  You must continue to hold your shares of Common Stock through the effective date of the Merger. Therefore, a Fibrocell stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the Merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Common Stock.

        All demands for appraisal should be addressed to Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, PA 19341, Attn: Corporate Secretary, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting and must be executed by, or on behalf of, the record holder of the shares of Common Stock, fully and correctly, as the stockholder's name appears in the stock ledger. The demand must reasonably inform Fibrocell of the identity of the Fibrocell stockholder, and the intention of the Fibrocell stockholder to demand appraisal of his, her or its shares of Common Stock.

        Beneficial owners who do not also hold their shares of Common Stock of record may not directly make appraisal demands to Fibrocell. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of Common Stock in an account with a broker, bank, trust company or other nominee, and you wish to exercise appraisal rights, you are urged to consult with your broker, bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        Within 10 days after the Effective Time of the Merger, the Surviving Corporation must give notice that the Merger has become effective to each former Fibrocell stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the adoption of the Merger Agreement. At any time within 60 days after the Effective Time of the Merger, any former Fibrocell stockholder who has demanded an appraisal and who has not commenced an appraisal proceeding or joined such a proceeding as a named party, will have the right to withdraw the demand for appraisal and to accept the cash payment specified by the Merger Agreement for his, her or its shares of Common Stock; after this 60-day period, the former Fibrocell stockholder may withdraw such demand for appraisal only with the written consent of the Surviving Corporation. Within 120 days after the Effective Time of the Merger, any former Fibrocell stockholder who has complied with Section 262 of the DGCL will, upon written request to the Surviving Corporation, be entitled to receive a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the Surviving Corporation the statement described in the previous sentence. Such statement will be given to the requesting former Fibrocell stockholder within 10 days after such written request is received by the Surviving Corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the Effective Time of the Merger, but not thereafter, either the Surviving Corporation or any former Fibrocell stockholder who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by Fibrocell stockholders who have complied with the requirements of Section 262 of the DGCL and who are otherwise entitled to appraisal rights. A person who was the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a former Fibrocell stockholder, service of a copy of such petition must be made upon Fibrocell, as the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition if there are dissenting former Fibrocell stockholders. Accordingly, the failure of a former Fibrocell stockholder to file such a petition within the period specified could nullify the former Fibrocell stockholder's previously written demand for appraisal. There is no present intent on the part of Fibrocell to file an appraisal petition, and Fibrocell stockholders seeking to exercise appraisal rights should not assume that Fibrocell will file such a petition or that Fibrocell will initiate any negotiations with respect to the fair value of such shares. Accordingly, Fibrocell stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        If a petition for appraisal is timely filed by a former Fibrocell stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former Fibrocell stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. After notice is made to dissenting former Fibrocell stockholders who demanded appraisal of their shares as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those former Fibrocell stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require former stockholders who have demanded appraisal of their shares and who held stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such former stockholder who held stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder. The Delaware Court of Chancery shall dismiss the appraisal proceeding unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Common Stock eligible for appraisal or (b) the value of the consideration provided in the Merger for such total number of shares of Common Stock exceeds $1 million.

        After the Delaware Court of Chancery determines which former Fibrocell stockholders are entitled to appraisal of their shares of Common Stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of Common Stock held by former Fibrocell stockholders who have complied with the requirements of Section 262 of the DGCL and who are otherwise entitled to appraisal rights, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly, and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the former Fibrocell stockholders entitled to receive the same (in the case of shares represented by certificates, payment will not be made until such certificates are surrendered to the Surviving Corporation). At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each former stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

        In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP,  Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement if you did not seek appraisal of your shares. Investment banking opinions as to the fairness from a financial point of view of the Merger Consideration are not necessarily opinions as to fair value under Section 262 of the DGCL.

        Costs of the appraisal proceeding may be imposed upon the Surviving Corporation and the former Fibrocell stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a former Fibrocell stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any former Fibrocell stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any former Fibrocell stockholder who had demanded appraisal rights will not, after the Effective Time of the Merger, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the Effective Time of the Merger; however, if no petition for appraisal is filed within 120 days after the

Effective Time of the Merger, or if the former Fibrocell stockholder delivers a written withdrawal of his, her or its demand for appraisal, and an acceptance of the terms of the Merger within 60 days after the Effective Time of the Merger (or thereafter with approval of the Surviving Corporation), then the right of that former Fibrocell stockholder to appraisal will cease and that former Fibrocell stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Common Stock pursuant to the Merger Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any former Fibrocell stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any former Fibrocell stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal, and to accept the cash that such holder would have received pursuant to the Merger Agreement within 60 days after the effective date of the Merger.

        In view of the complexity of Section 262 of the DGCL, Fibrocell stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

 PROPOSAL 2: APPROVAL OF ADVISORY (NON-BINDING) VOTE ON COMPENSATION

        Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve certain compensation that will or may be paid to our named executive officers in connection with the Merger. This proposal, which we refer to as the "Compensation Proposal," gives our stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that may be paid or become payable to our named executive officers in connection with the Merger. This compensation is summarized in the table captioned "Golden Parachute Compensation" in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 61, including the footnotes to the table.

        The Fibrocell Board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. The Fibrocell Board recommends that stockholders approve, by advisory vote, the compensation that will or may be paid to our named executive officers in connection with the Merger.

        The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Fibrocell. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Compensation Proposal.

        Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

        If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have no effect on the Compensation Proposal, assuming a quorum is present at the Special Meeting. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the Compensation Proposal.

        The Fibrocell Board recommends that stockholders vote "FOR" the Compensation Proposal.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate instructions on your proxy, your shares of Common Stock represented by such proxy will be voted "FOR" the Compensation Proposal.

PROPOSAL 3: APPROVAL OF AUTHORITY TO ADJOURN THE SPECIAL MEETING

        Stockholders may be asked to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

        If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have no effect on the Adjournment Proposal, assuming a quorum is present at the Special Meeting. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the Adjournment Proposal.

        The Fibrocell Board recommends that stockholders vote "FOR" the Adjournment Proposal.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone) but do not indicate instructions on your proxy, your shares of Common Stock represented by such proxy will be voted "FOR" the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our Common Stock beneficially owned (as defined by the SEC for proxy statement purposes) as of October 1, 2019, by (i) each person known by Fibrocell to beneficially own more than 5% of Fibrocell's Common Stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Percent of Class(2)
Named Executive Officers and Directors(11):
John M. Maslowski	40,618	(3)	*
Sean D. Buckley	7,893	(4)	*
Julian P. Kirk	17,134	(4)	*
Marc B. Mazur	18,802	(5)	*
Kelvin D. Moore	17,972	(6)	*
Marcus E. Smith	17,134	(4)	*
Christine St.Clare	17,801	(7)	*
Douglas J. Swirsky	17,134	(4)	*
All Current Executive Officers and Directors as a Group (8 persons)	154,488	(8)	1.6%
Greater Than 5% Stockholders:
Randal J. Kirk(9)	2,198,939		21.3%
Roger M. Klein(10)	670,015		6.9%

*
Represents less than 1% of the outstanding shares of our Common Stock.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person or group is deemed to be the beneficial owner of any shares of our Common Stock over which such person or group has sole or shared voting or investment power, plus any shares which such person or group has the right to acquire beneficial ownership of within 60 days of October 1, 2019, whether through the exercise of options, warrants or otherwise. Unless otherwise indicated in the footnotes, each person or entity identified in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

(2)
The beneficial ownership percentage is calculated for each person or group separately because shares of our Common Stock subject to options, warrants or other rights to acquire our Common Stock that are currently exercisable or exercisable within 60 days of October 1, 2019 are considered outstanding and beneficially owned by the person or group holding such options, warrants or other rights but not for the purpose of calculating the percentage ownership of any other person or group. As a result, the beneficial ownership percentage for each person or group is calculated by dividing (x) the number of shares reported in the table as beneficially owned by such person or group, by (y) 9,758,332 shares (which represents the number of shares of our Common Stock that were outstanding as of October 1, 2019) plus the number of shares that such person or group has the right to acquire beneficial ownership of within 60 days of October 1, 2019 as indicated in the footnotes below.

(3)
Consists of (i) 3,164 shares of our Common Stock and (ii) options to purchase an aggregate of 37,454 shares of our Common Stock exercisable within 60 days of October 1, 2019.

(4)
The share amounts set forth in the table consist solely of shares underlying options to purchase our Common Stock exercisable within 60 days of October 1, 2019.

(5)
Consists of (i) 600 shares of our Common Stock and (ii) options to purchase an aggregate of 18,202 shares of our Common Stock exercisable within 60 days of October 1, 2019.

(6)
Consists of (i) 304 shares of our Common Stock and (ii) options to purchase 17,668 shares of our Common Stock exercisable within 60 days of October 1, 2019.

(7)
Consists of (i) 667 shares of our Common Stock and (ii) options to purchase 17,134 shares of our Common Stock exercisable within 60 days of October 1, 2019.

(8)
Consists of (i) 4,735 shares of our Common Stock and (ii) options to purchase an aggregate of 149,753 shares of our Common Stock exercisable within 60 days of October 1, 2019.

(9)
Based on the Schedule 13D/A filed on December 11, 2017 (Schedule 13D/A) by Randal J. Kirk, Third Security, LLC (Third Security), NRM VII Holdings I, LLC (NRM VII Holdings), Kapital Joe, LLC (Kapital Joe), Mascara Kaboom, LLC (Mascara Kaboom) and Intrexon Corporation (Intrexon). According to the Schedule 13D/A, Randal J. Kirk has sole voting and investment power with respect to 1,772,220 shares and shared voting and investment power with respect to 426,719 shares of Common Stock held, in each case, by NRM VII Holdings, Kapital Joe, Mascara Kaboom and Intrexon.

According to Schedule 13D/As jointly filed by Mr. Kirk and his affiliated entities, the Convertible Notes, the shares of Preferred Stock and the warrants issued in a 2016 private placement and in March 2017 contain certain conversion and exercise restrictions. If NRM VII Holdings, Intrexon, Kapital Joe and Mascara Kaboom exercised our Common Stock purchase warrants and converted (x) the principal and accrued interest of our Convertible Notes and (y) the Preferred Stock held by each such entity, NRM VII Holdings, Intrexon, Kapital Joe and Mascara Kaboom would receive, in the aggregate, (i) 710,011 shares of our Common Stock pursuant to exercise of the warrants, (ii) 396,771 shares of Common Stock underlying $6,762,500 outstanding principal amount of Convertible Notes, (iii) 51,481 shares of Common Stock underlying an estimated $877,436 of accrued interest on the Convertible Notes and (iv) 286,520 shares of Common Stock underlying our Preferred Stock (inclusive of dividends through September 30, 2019 payable by way of inclusion in the stated value of the Preferred Stock), resulting in the beneficial ownership of approximately 31% of our Common Stock. NRM VII Holdings is managed by an affiliate that is managed by Third Security which is owned by Mr. Kirk. Kapital Joe and Mascara Kaboom are managed by Third Security. Mr. Kirk could be deemed to have indirect beneficial ownership of the shares of Common Stock directly beneficially owned by NRM VII Holdings, Intrexon, Kapital Joe and Mascara Kaboom. The address for Randal J. Kirk is c/o Third Security, 1881 Grove Avenue, Radford, Virginia 24141.

(10)
Based on the Schedule 13G filed by Roger M. Klein on September 25, 2019. The address for Mr. Klein is P.O. Box 610102, Newtown, MA 02461.

(11)
The address for each of our directors and named executive officers is c/o Fibrocell, 405 Eagleview Blvd, Exton, PA 19341.

 MARKET PRICE OF COMMON STOCK

        Our Common Stock is listed and traded on Nasdaq under the symbol "FCSC." As of the Record Date, Fibrocell had                shares of Common Stock issued and outstanding and Fibrocell had approximately            holders of record.

 STOCKHOLDER PROPOSALS

        We held our annual meeting on June 12, 2019. We intend to hold an annual meeting in 2020 only if the Merger is not completed. Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act that are intended to be presented at the 2020 annual meeting of stockholders, if such meeting is held, must be received by us at our executive offices at 405 Eagleview Boulevard, Exton, Pennsylvania 19341, on or before January 4, 2020 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting.

        Our current bylaws require that, in order for proposals and director nominations of stockholders to be considered timely and eligible for consideration at the 2020 annual meeting of stockholders, such proposals must be submitted in accordance with the requirements of the bylaws, not later than January 4, 2020; provided, however, that in the event that the date of the 2020 Annual Meeting of Stockholders is changed by more than thirty (30) days from the anniversary date of the 2019 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the thirtieth day prior to the 2020 Annual Meeting of Stockholders; provided, that in the event that less than 40 days' notice of the date of the meeting is given to stockholders, to be timely, a stockholders' notice of business to be brought before the meeting shall be so received no later than the close of business of the tenth day following the day on which such notice of the date of the 2020 Annual Meeting of Stockholders was mailed. All stockholder proposals should be sent to the attention of our Corporate Secretary, c/o Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, Pennsylvania 19341. The notice of the proposal also must comply with the content requirements for such notices set forth in our bylaws.

        For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our Corporate Secretary. If we do not receive timely notice pursuant to our bylaws, the proposal or nomination may be excluded from consideration at the meeting.

HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Fibrocell at 405 Eagleview Blvd., Exton, PA 19341, attention of Corporate Secretary. Fibrocell will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Fibrocell Science, Inc., at 405 Eagleview Blvd., Exton, Pa 19341, attention of Corporate Secretary or by telephone at (484) 713-6000.

 WHERE YOU CAN FIND MORE INFORMATION

        Fibrocell files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Fibrocell, who file electronically with the SEC. The address of that site is www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Fibrocell filings with the SEC are incorporated by reference:

  •
  Fibrocell's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 27, 2019;

  •
  Fibrocell's Definitive Proxy Statement on Schedule 14A, as supplemented, filed with the SEC on April 29, 2019 (other than the portions thereof that are furnished and not filed); and

  •
  Fibrocell's Current Reports on Form 8-K filed with the SEC on April 16, 2019, September 12, 2019 and September 13, 2019 (other than the portions of such documents not deemed to be filed).

        We also incorporate by reference into this proxy statement each additional document we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) and proxy solicitation materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        You may obtain any of the documents we file with the SEC, by requesting them in writing or by telephone from us at the following address: Fibrocell Science, Inc., 405 Eagleview Blvd., Exton, PA 19341, Attn: Corporate Secretary.

        If you are a stockholder of Fibrocell and would like to request documents, please do so by                                    , 2019, to receive them before the Special Meeting. If you request any documents from Fibrocell, we will mail them to you by first class mail, or another equally prompt means, within one business day after Fibrocell receives your request.

        If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (877) 259-6290
Email: info@okapipartners.com

        You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Fibrocell or any other person. Fibrocell has supplied all information contained in this proxy statement relating to Fibrocell and its affiliates. Castle Creek has supplied all information contained in this proxy statement relating to Castle Creek, Merger Sub and their affiliates.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. THIS PROXY STATEMENT IS DATED            , 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

CASTLE CREEK PHARMACEUTICAL HOLDINGS, INC.,

CASTLE CREEK MERGER CORP.

and

FIBROCELL SCIENCE, INC.

Dated as of September 12, 2019

A-i

A-ii

Page
8.15.	Non-Recourse Against Financing Sources	A-72

Exhibit A-1	Form of Equity Commitment Letter (Valor)
Exhibit A-2	Form of Equity Commitment Letter (Marshman)
Exhibit B	Form of Certificate of Incorporation of Surviving Corporation
Exhibit C	Form of Bylaws of Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of September 12, 2019 (this "Agreement"), is made by and among Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation ("Parent"), Castle Creek Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Fibrocell Science, Inc., a Delaware corporation (the "Company"). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

        WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the "Merger") on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL");

        WHEREAS, the Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger;

        WHEREAS, the Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement;

        WHEREAS, the Board of Directors of the Company (the "Company Board") has established a special committee thereof consisting only of independent and disinterested directors (the "Transaction Committee") to, among other things, consider, review, evaluate and negotiate this Agreement and the transactions contemplated hereby;

        WHEREAS, the Transaction Committee has, by a unanimous vote of all its members, (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that the terms of this Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, and (iii) recommended to the Company Board the approval of this Agreement and the transactions contemplated hereby, including the Merger;

        WHEREAS, upon the receipt of recommendation from the Transaction Committee, the Company Board has, upon the terms and subject to the conditions set forth herein, (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that the terms of this Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, (iii) directed that this Agreement be submitted to the stockholders of the Company at the Company Meeting, and (iv) recommended that the Company's stockholders adopt this Agreement in accordance with the DGCL and other applicable Law;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Valor Equity Partners IV L.P. and Marshman Fund Trust II U/A/D 5/1/08 (the "Equity Financers" and each an "Equity Financer") are entering into equity commitment letters, copies of which are attached as Exhibit A-1 and Exhibit A-2 hereto (the "Equity Commitment Letters", and each an "Equity Commitment Letter"), pursuant to which each Equity Financer will provide equity or debt financing to Parent and Merger Sub on the terms and conditions set forth therein;

        WHEREAS, as a condition to and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, each of MSD Credit Opportunity Master Fund, L.P., NRM VII Holdings I, LLC, Intrexon Corporation, Kapital Joe, LLC

and Mascara Kaboom, LLC are entering into support agreements with Parent and Merger Sub (the "Support Agreements"); and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE I
THE MERGER

        1.1.    The Merger.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the "Transactions".

          (b)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Company (the "Company Charter") shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, the Company shall take all necessary action such that, at the Effective Time, the bylaws of the Company (the "Company Bylaws") shall be amended so as to read in its entirety in the form set forth as Exhibit C hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (c)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

          (d)   If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        1.2.    Closing and Effective Time of the Merger.     The closing of the Merger (the "Closing") will take place at 8:00 a.m., local time, on the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Chicago, IL 60611, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing is to occur pursuant to this Section 1.2 is referred to as the "Closing Date". On the Closing Date, or on such other date as Parent and the Company may agree to, the Company shall cause a certificate of merger (the "Certificate of Merger"), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time hereinafter referred to as the "Effective Time").

ARTICLE II
CONVERSION OF SECURITIES IN THE MERGER

        2.1.    Conversion and Treatment of Securities.

          (a)    Conversion of Company Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, each share of common stock, par value $0.001 per share, of the Company (each, a "Company Share" and collectively, the "Company Shares") issued and outstanding immediately prior to the Effective Time, other than Company Shares to be cancelled pursuant to Sections 2.1(b) or Dissenting Shares, shall be converted into and thereafter represent the right to receive $3.00 in cash, without interest (the "Merger Consideration"), subject to any withholding of Taxes required by applicable Law, upon surrender of the Certificates or Book-Entry Company Shares in accordance with Section 2.2. As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

          (b)    Cancellation of Treasury Shares and Parent-Owned Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, each Company Share held by the Company as treasury stock or held directly by Parent or Merger Sub, or any other direct or indirect wholly owned subsidiary of Parent or the Company, and in each case not held on behalf of Third Parties, in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

          (c)    Conversion of Preferred Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time shall, in accordance with the terms of the Certificate of Designations, survive the Merger and shall thereafter only represent the right to receive an amount in cash, without interest, equal to the Conversion Amount with respect to such share, subject to any withholding of Taxes required by applicable Law, upon delivery of a Notice of Conversion in accordance with Section 2.2 and the Certificate of Designations (which right may, at the request of the holder of such share of Preferred Stock, be represented by a security issued by the Surviving Corporation).

          (d)    Treatment of Company Warrants.

            (i)    Each Common Warrant issued and outstanding immediately prior to the Effective Time shall survive the Merger and remain outstanding, but shall, upon any subsequent exercise of such Common Warrant (by delivery to the Surviving Corporation of the Notice of Exercise pursuant to Section 2.2(b)(iv) and the terms of such Common Warrant), be entitled to receive only the Warrant Consideration for each Company Share for which such Common Warrant was exercisable immediately prior to the Closing, which amount shall be held in escrow pending the exercise of such Common Warrant or its repurchase in accordance with its terms; provided that the holder of any Common Warrant may notify the Company (or, after the Effective Time, the Surviving Corporation), by delivery thereto of the Repurchase Notice pursuant to Section 2.2(b)(iv) and the terms of such Common Warrant within 30 days after the Warrant Repurchase Date that such holder is exercising the holder's right to cause the Company to repurchase such Common Warrant from such holder for the Black-Scholes Value of such Common Warrant, in accordance with its terms and conditions, and the Surviving Corporation shall repurchase such Common Warrants in accordance with their terms; provided, further, that in no event may any holder of Common Warrants receive both the Warrant Consideration and the Black-Scholes Value in exchange for such Common Warrant.

            (ii)   Each Underwater Warrant issued and outstanding immediately prior to the Effective Time shall survive the Merger and remain outstanding, but shall, upon exercise of such warrant in accordance with its terms, be entitled to receive no consideration or securities of any kind due to the per-Company Share exercise price set forth in each Underwater Warrant exceeding the Merger Consideration.

            (iii)  Each Black-Scholes Warrant issued and outstanding immediately prior to the Effective Time shall be treated in the same manner as the Underwater Warrants; provided that the holder of any Black-Scholes Warrant may notify the Company (or, after the Effective Time, the Surviving Corporation), by delivery thereto of the Repurchase Notice pursuant to Section 2.2(b)(iv) and the terms of such Black-Scholes Warrant, within 30 days after the Warrant Repurchase Date that such holder is exercising the holder's right to cause the Company to repurchase such Black-Scholes Warrant from such holder for the Black-Scholes Value of such Black-Scholes Warrant, in accordance with its terms and conditions, and the Surviving Corporation shall repurchase such Black-Scholes Warrants in accordance with their terms.

          (e)    Treatment of Convertible Notes.    Each Convertible Note outstanding shall survive the Merger and shall remain outstanding in accordance with its terms.

          (f)    Merger Sub Equity Interests.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, all Equity Interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become (in the aggregate) 100 shares of newly and validly issued, fully paid and non-assessable shares of common stock of the Surviving Corporation.

          (g)    Company Actions.    Prior to the Effective Time, the Company shall cooperate with Parent and take all actions as are reasonably necessary and appropriate to effect the transactions described by this Section 2.1, including assisting Parent (at Parent's expense) with respect to the mailing of notices and other materials to any holders of Preferred Stock, Company Warrants or Convertible Notes (except to the extent such notices are required by this Agreement or the terms of such Preferred Stock, Company Warrants or Convertible Notes).

        2.2.    Payment for Securities; Surrender of Certificates.

          (a)    Paying Agent.    At or prior to the Effective Time, Parent shall designate a reputable bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of delivering or causing to be delivered to each holder of Company Shares, shares of Preferred Stock and Company Warrants, the Merger Consideration, the Conversion Amount, the Warrant Consideration or the Black-Scholes Value, as applicable, that such holder shall become entitled to receive with respect to such holder's Company Shares, shares of Preferred Stock or Company Warrants pursuant to the Merger and, with respect to the Preferred Stock and Company Warrants, such other actions as may be required of the holder thereof in accordance with the terms of such Equity Interest (the "Paying Agent"). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient for the Paying Agent to distribute the Merger Consideration, and, to the extent necessary for payment at Closing, the Conversion Amount and the Warrant Consideration or the Black-Scholes Value, as applicable (such evidence of cash deposited with the Paying Agent, collectively, the "Exchange Fund"), to which holders of Company Shares, Preferred Stock and Company Warrants shall be entitled at the Effective Time pursuant to this Agreement. Any portion of the Conversion Amount, the Warrant Consideration or the Black-Scholes Value that is not required for payment at Closing will be deposited with the Paying Agent on an as-needed basis. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Company Shares; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Company Shares, holders of shares of Preferred Stock or holders of Company Warrants.

        (b)    Procedures for Surrender.

          (i)    Certificates.    As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Company Shares (the "Certificates"), which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the

  Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall include any certifications Parent may reasonably request relating to any withholding obligations of Parent under the Code or other applicable Tax law, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificates shall be entitled to receive the Merger Consideration for each Company Share formerly represented by such Certificates (without interest and after giving effect to any required Tax withholdings as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Certificates representing Company Shares that are Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Company Shares in accordance with and to the extent provided by Section 262 of the DGCL.

          (ii)    Book-Entry Company Shares.    Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Company Shares represented by book-entry ("Book-Entry Company Shares") shall be required to deliver a Certificate or, in the case of holders of Book-Entry Company Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Company Shares held through The Depository Trust Company whose Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement shall, upon receipt of an "agent's message" by the Paying Agent (or such other evidence of transfer or surrender as the Paying Agent may reasonably request), be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, the Merger Consideration in respect of each such Book-Entry Company Share pursuant to the provisions of this ARTICLE II (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Company Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Company Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall include any certifications Parent may reasonably request relating to any withholding obligations of Parent under the Code or other applicable Tax law and be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Company Shares shall be entitled to receive in exchange therefor the Merger Consideration in respect of each such Book-Entry Company Share pursuant to the provisions of this ARTICLE II (without interest and after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Company Shares shall at the Effective Time be cancelled. Payment and delivery of the Merger Consideration with respect to Book-Entry Company Shares shall only be made to the Person in whose name such Book-Entry Company Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Company Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Company Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Book-Entry Company Shares representing Company Shares that are Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Company Shares in accordance with and to the extent provided by Section 262 of the DGCL.

          (iii)    Preferred Stock.    As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that is, as of such date, a holder of record of shares of Preferred Stock, which shares shall, at the Effective Time, represent the right to receive the Conversion Amount: (A) a notice of conversion in the form set forth in the Certificate of Designations ("Notice of Conversion"); (B) a letter of transmittal, which shall include any certifications the Surviving Corporation may reasonably request relating to any withholding obligations of the Surviving Corporation under the Code or other applicable Tax law, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (C) instructions for effecting the conversion of the shares of Preferred Stock in exchange for payment of the Conversion Amount. Upon delivery of the Notice of Conversion to the Surviving Corporation, together with delivery to the Paying Agent or the Surviving Corporation of a letter of transmittal, duly executed and in proper form, with respect to such Notice of Conversion, and such other documents as may be reasonably required pursuant to such instructions, the holder of such shares of Preferred Stock shall be entitled to receive the Conversion Amount (without interest), and any share of Preferred Stock represented by such Notice of Conversion shall forthwith be cancelled. If payment of the Conversion Amount is to be made to a Person other than the Person in whose name any share of Preferred Stock is registered, it shall be a condition precedent of payment that the transfer of such share of Preferred Stock be properly documented in accordance with the requirements of the Certificate of Designations and the Surviving Corporation, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Conversion Amount to a Person other than the registered holder of such share of Preferred Stock so converted and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon conversion of the shares of Preferred Stock. Until converted as contemplated hereby, each share of Preferred Stock outstanding shall be deemed at any time after the Effective Time to represent only the right to receive the Conversion Amount as contemplated by this Agreement and the Certificate of Designations.

          (iv)    Company Warrants.    As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that is, as of such date, a holder of record of Company Warrants, other than the Underwater Warrants: (A) a form of notice of exercise in the form set forth in the applicable Company Warrant ("Notice of Exercise"); (B) a form of notice of repurchase requiring the Surviving Corporation to repurchase such Common Warrants or Black-Scholes Warrants at their Black-Scholes Value (the "Repurchase Notice"); (C) a letter of transmittal, which shall include any certifications the Surviving Corporation may reasonably request relating to any withholding obligations of the Surviving Corporation under the Code or other applicable Tax law, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (D) instructions for requiring the repurchase by the Surviving Corporation of such Company Warrants in exchange for their Black-Scholes Value and, with respect to the Common Warrants, for effecting the exercise of the Common Warrants in exchange for payment of the Conversion Amount (including notice that any Repurchase Notice must be delivered to the Surviving Corporation within 30 days after the Warrant Repurchase Date). Upon delivery of the Repurchase Notice or Notice of Exercise to the Surviving Corporation, together with delivery to the Paying Agent or the Surviving Corporation of a letter of transmittal, duly executed and in proper form, with respect to such Notice of Exercise or Repurchase Notice, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Company Warrants shall be entitled to receive the Warrant Consideration with respect to each Company Share for which such Company Warrant was exercisable immediately prior to the Effective Time, or the Black-Scholes Value with respect to such Company Warrant, as applicable (in each case without interest and after giving effect to any required Tax withholdings as provided in Section 2.5), and the Company Warrant represented by such Notice of Exercise or Repurchase Notice shall forthwith be cancelled. If payment of the Warrant Consideration or Black-Scholes Value, as applicable, is to be made to a Person other than the Person in whose name any Company Warrant is registered, it shall be a condition precedent of payment that the transfer of such Company Warrant be properly documented in accordance with the requirements, terms and conditions of such Company Warrant (including delivery of any form of assignment attached to such Company Warrant), and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Warrant Consideration or Black-Scholes Value to a Person other than the registered holder of the Company Warrant so exercised or repurchased and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon exercise or repurchase of the Company Warrants. Until converted or repurchased as contemplated hereby, each Company Warrant outstanding shall be deemed at any time after the Effective Time to represent only the right to receive the amounts contemplated by Section 2.1(d) of this Agreement.

        (c)    Transfer Books; No Further Ownership Rights in Shares.     At the Effective Time, the stock transfer books of the Company with respect to the Company Shares shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Company Shares that represented ownership of Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

        (d)    Termination of Fund; Abandoned Property; No Liability.     Any portion of the funds in the Exchange Fund (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates, Book-Entry Company Shares, shares of Preferred Stock or Company Warrants on the six month anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Company Shares for the Merger Consideration, its Notice of Conversion in exchange for the Conversion Amount, or its Repurchase Notice or Notice of Exercise, in each case in accordance with Section 2.2(b), prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, Conversion Amount, Warrant Consideration or Black-Scholes Value, without interest and subject to any withholding of Taxes required by applicable Law or the terms of such Equity Interest, in respect of such holder's surrender of their Certificates or Book-Entry Company Shares or delivery of their Notice of Exercise or Notice of Conversion and compliance with the procedures in Section 2.2(b). Any Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Company Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Holders of shares of Preferred Stock may deliver a Notice of Conversion in exchange for the Conversion Amount at any time following the Effective Time. Holders of Common Warrants or Black-Scholes Warrants may deliver a Repurchase Notice to the Surviving Corporation at any time within 30 days following the Warrant Repurchase Date, and any Repurchase Notice received after such date shall be invalid and the holder of the Company Warrant in respect of such Repurchase Notice shall not be entitled to the Black-Scholes Value. Holders of the Common Warrants that do not otherwise deliver a Repurchase Notice shall be entitled to the Warrant Consideration upon delivery of a Notice of Exercise and compliance with the procedures in Section 2.2(b)(iv) until the expiry of such Common Warrants in accordance with their terms. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Company Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a), to pay for Company Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

        (e)    Lost, Stolen or Destroyed Certificates.     In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, the Merger Consideration, payable in respect thereof pursuant to Section 2.1(a) . Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        2.3.    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Company Shares and shares of Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who did not vote in favor of the adoption of this Agreement with respect to such shares, and who is entitled to demand and has properly demanded appraisal for such Company Shares or shares of Preferred Stock in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Company Shares, the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and the holders of Dissenting Shares shall cease to have any rights with respect thereto, except the rights granted to them under Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law in accordance with this ARTICLE II and shall not thereafter be deemed to be Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Company Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing, except to the extent required by applicable Law.

        2.4.    Treatment of Options.

        (a)    Treatment of Options.     At the Effective Time, (i) each option to purchase Company Shares (each a "Company Option") granted under the Fibrocell Science, Inc. 2009 Equity Incentive Plan (the "2009 Plan"), whether vested or unvested, and (ii) each Company Option granted under the Fibrocell Science, Inc. 2019 Equity Incentive Plan (the "2019 Plan"), whether vested or unvested, in each case, that is outstanding and unexercised immediately prior to the Effective Time (each, an "Eligible Company Option") shall automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Eligible Company Option to receive an amount equal to (i) the Merger Consideration minus the exercise price per Company Share subject to such Eligible Company Option, multiplied by (ii) the number of Company Shares subject to such Eligible Company Option, payable in accordance with Section 2.1, less applicable Taxes required to be withheld pursuant to Section 2.5; provided that, if the exercise price per Company Share subject to an Eligible Company Option is equal to or greater than the Merger Consideration, such Eligible Company Option shall be cancelled for no consideration.

        (b)    Termination of Company Equity Plans.     As of the Effective Time, the 2009 Plan and the 2019 Plan (each, a "Company Equity Plan" and, collectively, the "Company Equity Plans") shall be terminated and no further Company Shares, Company Options, Equity Interests or other rights with respect to Company Shares shall be granted thereunder.

        (c)    Board Actions.     Prior to the Effective Time, the Company Board (upon the unanimous recommendation of the Transaction Committee) shall adopt appropriate resolutions and take such other actions as are reasonably necessary and appropriate (including using reasonable best efforts to obtain any required consents) to effect the transactions described in this Section 2.4.

        2.5.    Withholding Rights.     The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement (except as otherwise set forth in the Certificate of Designations or a Company Warrant, as applicable), such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, the Treasury Regulations or any other provision of applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

        2.6.    Certain Adjustments.     In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Company Shares, Preferred Stock or Company Warrants shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Company Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration, Conversion Amount or Warrant Consideration, as applicable, shall be equitably adjusted to reflect such event and to provide to holders of Company Shares, shares of Preferred Stock and Company Warrants the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to this Agreement (including Section 5.1).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub (the "Company Disclosure Schedule") prior to the execution of this Agreement (with specific reference to the representations and warranties in this ARTICLE III to which the information in such schedule relates; provided that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on its face that such disclosure relates to such other sections), and (b) as disclosed in the Company SEC Documents filed since January 1, 2019 and publicly available at least two (2) Business Days prior to the execution and delivery of this Agreement (other than any disclosures contained in the "Forward Looking Statements" or "Risk Factors" sections of such Company SEC Documents, and any other disclosures contained in such Company SEC Documents that are predictive, cautionary or forward-looking in nature); provided that, the foregoing clause (b) shall not be applicable to Section 3.2 or Section 3.4, the Company hereby represents and warrants to Parent and Merger Sub as follows:

        3.1.    Corporate Organization.     Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Company Charter, Certificate of Designations and the Company Bylaws, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of the Company Charter, Certificate of Designations or the Company Bylaws.

        3.2.    Capitalization.

          (a)   The authorized capital stock of the Company consists of 150,000,000 Company Shares and 5,000,000 shares of Preferred Stock. As of September 9, 2019 (i) 9,758,332 Company Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) no Company Shares were held in the treasury of the Company or by its Subsidiaries, (iii) 8,000 shares of Preferred Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (iv) 590,555 Company Shares are available for issuance under the Company Equity Plans, (v) 610,625 Company Shares are subject to Company Options outstanding, (v) 760,000 Company Shares are issuable upon conversion of the Preferred Stock, (vi) 7,392,966 Company Shares are issuable upon exercise of the Company Warrants and (vii) 1,190,340 Company Shares are issuable upon conversion of the Convertible Notes. Except for the Convertible Notes, Preferred Stock, Company Warrants and Company Options, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since September 9, 2019 and through the date of this Agreement, except for the issuance of Company Shares upon (x) the exercise of Company Warrants or Company Options outstanding as of the date hereof in accordance with the terms of such Company Warrants or Company Options, as applicable, or (y) the conversion of Convertible Notes or Preferred Stock outstanding as of the date hereof in accordance with terms of such Convertible Notes or the Certificate of Designations, as applicable, as of the date hereof, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests. Section 3.2(a)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the holders of Company Warrants, Preferred Stock, and Convertible Notes, the number of shares of Company Shares for which such Company Warrants, Preferred Stock or Convertible Notes are convertible or exercisable, as applicable, the exercise price or conversion price, as applicable, of each such Equity Interest, the date of issuance of such Equity Interest, and, with respect to any Company Warrant, the expiration date of such Company Warrant. Section 3.2(a)(ii) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the holders of Company Options, including, on a holder by holder and grant by grant basis, the date on which each such Company Option was granted, the number of Company Shares subject to such Company Option granted, the Company Equity Plan pursuant to which such Company Option was granted, the expiration date of such Company Option, the price at which such Company Option may be exercised, and the vesting schedule and status of each such Company Option. Each (x) Company Option has been granted or issued under terms such that the Company Option does not constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, and (y) Company Option has been granted or issued in accordance with the terms of the applicable Company Equity Plan and all applicable Laws. All Company Shares subject to issuance under the Company Equity Plans, the Company Warrants, the Preferred Stock and the Convertible Notes have been duly reserved for issuance by the Company, and upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          (b)   Except for any obligations pursuant to this Agreement or as otherwise set forth above, there are no outstanding contractual obligations or other commitments, agreements or arrangements of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) relating to affecting the voting rights of, (iii) requiring the repurchase, redemption, acquisition or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, in each case, any Company Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or, other than the Convertible Notes, convertible into or exchangeable for Equity Interests in the Company having the right to vote) on any matters on which the Company's stockholders may vote.

          (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company, the authorized, issued and outstanding Equity Interests of each such Subsidiary and the jurisdiction of organization thereof. None of the Company or any of its Subsidiaries holds (or has the right or obligation to acquire) an Equity Interest in any other Person. All of the outstanding shares of capital stock of or other Equity Interests in each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and are owned, beneficially and of record, by the Company or one or more of its wholly-owned Subsidiaries free and clear of all Liens, other than Permitted Liens. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other

  Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary. There are no outstanding contractual obligations or other commitments, agreements or arrangements of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than guarantees by the Company of any indebtedness or other obligations of any wholly-owned Subsidiary of the Company.

        3.3.    Authority; Execution and Delivery; Enforceability.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by Laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in a Proceeding at law or in equity).

          (b)   The Company Board (upon the recommendation of the Transaction Committee), at a meeting duly called and held, at which all of the directors were present, adopted resolutions (i) approving and declaring advisable this Agreement and the consummation of the Transactions, (ii) determining that the terms of the Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, (iii) directing that this Agreement be submitted to the stockholders of the Company at the Company Meeting and (iv) recommending that its stockholders adopt this Agreement (the "Company Board Recommendation"), which resolutions have not been subsequently withdrawn, amended or modified in any respect as of the date of this Agreement.

          (c)   The Company Board has taken all necessary actions so that the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL are not and will not be applicable to this Agreement and the transactions contemplated hereby, including the Merger or the other Transactions. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.6, no other takeover, anti-takeover, business combination, moratorium, fair price, control share acquisition or similar Law applies to the Merger or the other Transactions. The Company and its Subsidiaries do not have in effect any stockholder rights plan, "poison pill" or other similar plan or arrangement. The only vote of holders of any class or series of Company Shares or other Equity Interests of the Company necessary to adopt this Agreement and approve the Merger is the adoption of this Agreement by the affirmative vote of holders of a majority of the Company Shares outstanding and entitled to vote thereon at the Company Meeting (the "Company Stockholder Approval"). No other vote of the holders of Company Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.

        3.4.    No Conflicts.

          (a)   The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter, Certificate of Designations or the Company Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach or violation of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) the filing with the SEC of (A) a proxy statement, in preliminary and definitive form, relating to the Company Meeting (as amended or supplemented from time to time, the "Proxy Statement"), and (B) if required, certain filings on Form 8-K providing notice of the Merger to the holders of certain Company Warrants (the "Notice 8-K"), (ii) other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules and regulations of NASDAQ, (iii) filings if any, required under, and compliance with any applicable requirements of, the HSR Act and any applicable foreign antitrust, merger control, or Competition Law, (iv) the filing and effectiveness of the Certificate of Merger as required by the DGCL and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations or notifications, would not reasonably be expected to have a Company Material Adverse Effect.

        3.5.    SEC Documents; Financial Statements; Undisclosed Liabilities.

          (a)   The Company has filed or furnished all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2017 (the "Company SEC Documents"). None of the Subsidiaries of the Company is required to make any filings with the SEC.

          (b)   As of its respective filing date, and, if amended, as of the date of the last amendment prior to the date of this Agreement, each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act (the "Sarbanes-Oxley Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent true and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since January 1, 2017 and prior to the date hereof. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the

  Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

          (c)   The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the "Company SEC Financial Statements") fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments (none of which are material, individually or in the aggregate) and the absence of notes (none of which, if presented, would materially differ from those in the year-end Company SEC Financial Statements). The Company SEC Financial Statements were prepared from, and in accordance with, the books and records of the Company and its Subsidiaries in all material respects, and complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

          (d)   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company's management has completed an assessment of the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on the Company's management's most recently completed evaluation of the Company's internal control over financial reporting, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) the Company does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since January 1, 2017, the Company's principal executive officer and its principal financial officer have disclosed to the Company's auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting that would reasonably be expected to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financing reporting, and the Company has made available to Parent true and complete copies of any material written materials provided to the Company's auditors or the audit committee of the Company Board relating to each of the foregoing. Neither the Company nor any of its Subsidiaries has made any prohibited loans or "extensions of credit" (within the meaning of Section 402 of the

  Sarbanes-Oxley Act) to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

          (e)   The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), required by GAAP as in effect on the date of this Agreement to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as specifically reflected or adequately reserved against in the most recent audited balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent audited balance sheet included in the Company SEC Financial Statements, and (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Support Agreements, the Merger or the Transactions.

        3.6.    Absence of Certain Changes or Events.     Since January 1, 2019 through the date of this Agreement, (a) except with respect to the Company, entry into this Agreement, the Merger or the Transactions or as expressly contemplated, the Company and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice and (b) there has not been any change, event, development, condition or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2019 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent's consent pursuant to, Sections 5.1(c), (d), (g)-(k), (m)-(p), (t) and (u) had the covenants therein applied since January 1, 2019.

        3.7.    Information Supplied.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is first mailed to holders of Company Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions of the Proxy Statement that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

        3.8.    Legal Proceedings.     Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) there are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties or any of the officers or directors of the Company (in their capacity as such) and (b) neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is or are subject to any Order.

        3.9.    Compliance with Laws and Orders.     The Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance in all material respects with all Laws, Orders and NASDAQ rules and regulations applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2017 from a Governmental Entity or NASDAQ that alleges that the Company or any of its Subsidiaries is in material violation of any such Law, Order or NASDAQ rule. During the past five (5) years, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for, or on behalf of, any of them, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any provision of any applicable Anti-corruption Laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. During the past five (5) years, neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Entity (x) related to any investigation or inquiry with respect to a potential violation by the Company or any of its Subsidiaries or any Representative thereof of any Anti-corruption Laws, or (y) that alleges that the Company or any of its Subsidiaries or any Representative thereof is in violation of any Anti-corruption Laws. During the past five (5) years, neither the Company nor any of its Subsidiaries has had a customer or supplier or other business relationship with, is a party to any Contract with, or has engaged in any transaction with, any Person (i) that is located, organized or domiciled in or that is a citizen of Cuba, Iran, North Korea, Sudan, Syria or the Crimea Region of Ukraine (including any Governmental Entity within such country or territory) or (ii) that is the target of any international economic or trade sanction administered or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC"), the United Nations Security Council, the European Union, Her Majesty's Treasury, the United Kingdom Export Control Organization or other relevant sanctions authority (including but not limited to being listed on the Specially Designated Nationals and Blocked Persons List administered by OFAC).

        3.10.    Permits.     The Company and each of its Subsidiaries have all governmental licenses, permits, certificates, certifications, approvals, clearances, consents, franchises, registrations, billing, exemptions and authorizations ("Permits") necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit has not had and would not reasonably be expected to, individually or in the aggregate, (a) result in a material liability to the Company and its Subsidiaries, taken as a whole, or materially impair the business or operation of the Company and its Subsidiaries or (b) have a material adverse effect on the ability of the Company to timely perform its obligations hereunder or under the other Transaction documents to which it is a party or consummate the Transactions. The operation of the Company and its Subsidiaries as currently conducted is not, and has not been since January 1, 2017, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit, except where such default or violation of such Permit has not had and would not reasonably be expected to, individually or in the aggregate, (a) result in material liability to the Company and its Subsidiaries, taken as a whole, or materially impair the business or operation of the Company and its Subsidiaries or (b) have a material adverse effect on the ability of the Company to timely perform its obligations hereunder or under the other Transaction documents to which it is a party or consummate the Transactions. There are no actions pending or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation or modification of any Permit, except where such revocation, cancellation or modification has not had and would not reasonably be expected to, individually or in the aggregate, (a) result in a material liability to the Company and its Subsidiaries, taken as a whole, or materially impair the business or operation of the Company and its Subsidiaries or (b) have a material adverse effect on the ability of the Company to timely perform its obligations hereunder or under the other Transaction documents to which it is a party or consummate the Transactions.

        3.11.    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) each material "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) any material compensation, employment, consulting, end of service or severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) any other material benefit or compensation plan, Contract, policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, equity or equity-linked compensation, stock purchase, employee stock ownership, tax gross-up, vacation, holiday pay or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and other employee benefit plans, welfare plans or material fringe benefit plans, in each case whether or not written, and (A) that is sponsored, maintained, administered, contributed to or entered into by the Company or its Subsidiaries, with respect to any current or former director, officer, employee or individual independent contractor of the Company or its Subsidiaries (each, a "Service Provider"), or (B) for which the Company or any of its Subsidiaries has any direct or indirect liability (whether actual or contingent) (each, whether or not material, a "Company Benefit Plan"). The term "Company Benefit Plan" does not, however, include plans or arrangements administered by a Governmental Entity or to which the Company or any of its Subsidiaries contribute pursuant to applicable Law or that are Multiemployer Plans (as defined below). Neither the Company, nor to the Knowledge of the Company or any other Person or entity, has any express or implied commitment, whether legally enforceable or not, to (i) modify or change in any material respect, or terminate, any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or (ii) create any additional Company Benefit Plan.

          (b)   The Company has made available to Parent a true, correct and complete copy of each material Company Benefit Plan and the following related documents, to the extent applicable: (i) the most recent copy of any summary plan description and all written amendments, modifications or supplements applicable to any such Company Benefit Plan (and a summary of any such amendment, modification or supplement that is not in writing), (ii) the most recent annual report (Form 5500) filed with the IRS or similar report required to be filed with any Governmental Entity, (iii) the most recently received IRS determination or opinion letter, (iv) each trust, insurance or administrative agreement relating to any such Company Benefit Plan, (v) the most recent actuarial report with respect to any such Company Benefit Plan, and (vi) all filings, records and notices made, sent or received by the Company during the prior three (3) years concerning audits or investigations by any Governmental Entity relating to any Company Benefit Plan.

          (c)   Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, all material contributions required to be made for any period in the prior three (3) years through the date hereof to any Company Benefit Plan by applicable Law, under the terms of any Company Benefit Plan or under the terms of any other contractual undertaking have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Documents prior to the date of this Agreement, and all material premiums due or payable for any period in the prior three (3) years through the date hereof with respect to insurance policies funding any Company Benefit Plan have been timely paid or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Documents prior to the date of this Agreement. With respect to the Company Benefit Plans, (i) no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances which could result in material liability to the Company and its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has, within the prior three (3) years, taken corrective action or made a filing under any voluntary correction program of the IRS, the U.S. Department of Labor, or any other Governmental Entity with respect to any Company Benefit Plan that has not been resolved prior to the date hereof and, to the Company's Knowledge, no Company Benefit Plan defect exists as of the date hereof that would qualify for correction under any such program.

          (d)   Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status which letter has not been revoked (nor has revocation been threatened in writing), and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Company's Knowledge no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

          (e)   None of the Company or any of its Subsidiaries, nor any of their respective ERISA Affiliates, nor, to the Company's Knowledge, any other Person (including any fiduciary whom the company has an obligation to indemnify) has engaged in any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) which could reasonably be expected to subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries, any of their respective ERISA Affiliates or any Person that the Company or any of its Subsidiaries has an obligation to indemnify, to liability. No material Proceeding (including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims)) is pending, or to the Company's Knowledge is threatened, against or with respect to any Company Benefit Plan, any fiduciary of a Company Benefit Plan with respect to such fiduciary's duties to the Company Benefit Plan for whom the Company or any of its Subsidiaries has an obligation to indemnify, or the assets of any trust under any of the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has any direct or indirect liability (whether actual or contingent) under ERISA Section 502. All Tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants.

          (f)    No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") or other pension plan subject to Title IV of ERISA ("Title IV Plan") and none of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, participates in, contributes to, or has any obligation (contingent or otherwise) with respect to, or sponsored, maintained, participated in, contributed to, or had any obligation (contingent or otherwise) with respect to a Multiemployer Plan or other Title IV Plan. No material liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the Company or any of its Subsidiaries has incurred any material withdrawal liability under Section 4201 of ERISA.

          (g)   No Company Benefit Plan is, and none of the Company, any Subsidiary of the Company or any of their respective ERISA Affiliates sponsors, maintains, participates in, contributes to, or has any obligation (contingent or otherwise) with respect to, or sponsored, maintained, participated in, contributed to, or had any obligation (contingent or otherwise), with respect to any multiple employer plan (within the meaning of Section 413(c) of the Code), or multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

          (h)   Each Company Benefit Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) and any award thereunder, in each case, that is subject to Section 409A of the Code, has been maintained and operated in documentary and operational compliance with Section 409A of the Code except as would not reasonably be expected to result in, either individually or in the aggregate, any material liability to the Company or any of its Subsidiaries or any Service Provider.

          (i)    No amount that has been or could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment), by any Service Provider of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 409A or 4999 of the Code or otherwise.

          (j)    None of the execution of this Agreement, the Support Agreements or the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former Service Provider to any additional compensation or benefit (including any bonus, retention or severance pay), (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits, increase the amount payable or result in any other material obligation to, any Service Provider, or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, the Surviving Corporation or any of its affiliates, to merge, amend or terminate any Company Benefit Plan.

          (k)   No Company Benefit Plan provides any compensation or benefits to any Service Providers located outside the United States.

          (l)    No Company Benefit Plan provides post-employment, medical, disability or life insurance benefits to any former employee or their dependents, except as required by Section 4980B of the Code or coverage through the end of the calendar month in which a termination of employment occurs.

        3.12.    Employee and Labor Matters.

          (a)   Section 3.12(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the name of each Service Provider and each such Service Provider's (i) position or title, (ii) date of hire, (iii) location of employment or services, (iv) if the Service Provider is full-time or part-time, (v) if such Service Provider is on a leave of absence, and the nature of any such leave and anticipated date of return, (vi) if such Service Provider is exempt from overtime Laws or if such Service Provider is an hourly employee, (vii) such Service Provider's base salary or hourly wage or compensation rate (as applicable), (viii) a list of the health and welfare benefits in which such Service Provider participates, (ix) a summary of any commission, incentive or other compensation arrangement applicable to such Service Provider, and (x) the amount of severance pay and/or benefits to which such Service Provider would be entitled if his or her employment were involuntarily terminated (other than for cause).

          (b)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, agreement with any works council, or labor contract, and none of the Company or any of its Subsidiaries is currently engaged in any negotiation with any labor union, labor organization, works council or other employee organization. No labor union, labor organization, works council, or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. For the past three (3) years, neither the Company nor any Subsidiary has engaged in any unfair labor practice with respect to any Service Providers, and there is no material unfair labor practice complaint or material grievance or other material administrative or judicial complaint, action or investigation pending or, to the Company's Knowledge, threatened in writing against the Company or any of its Subsidiaries by the National Labor Relations Board or any other Governmental Entity with respect to Service Providers. There is no labor strike, dispute, lockout, slowdown or stoppage pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no such strike, dispute, lockout, slowdown or stoppage has occurred within the past three (3) years, in any event which could reasonably be expected to materially interfere with the respective business activities of the Company or any of its Subsidiaries.

          (c)   Except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are and have for the past three (3) years been in compliance with all applicable Laws respecting employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, social welfare obligations and unemployment insurance. Notwithstanding the generality of the foregoing, each of the Company and each Subsidiary has properly classified each of their respective Service Providers as "employees" or "independent contractors" and as "exempt" or "non-exempt" for all purposes and has properly reported all compensation paid to such Service Providers for all purposes, except as would not be reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

          (d)   To the Company's Knowledge, no Service Provider is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such Service Provider to be employed by the Company or its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information, except in each case as has not had and could not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        3.13.    Environmental Matters.

          (a)   Except for those matters that have not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries (i) is and for the past three (3) years has been in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries is subject to any liability with respect to noncompliance with any Environmental Laws, (ii) has and holds, or has applied for, all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) is and for the past three (3) years has been in compliance with their respective Environmental Permits.

          (b)   There are no Environmental Claims pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any violation of, or liability under, Environmental Laws relating to any Release or threatened Release of any Hazardous Materials that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

          (c)   Except as has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries (i) has disposed of, arranged for the disposal of, released, exposed any Person to, or owned or operated any property contaminated by, or manufactured, sold, or distributed products containing, any Hazardous Materials, in each case as would give rise to liability under Environmental Laws, (ii) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto, or (iii) is an indemnitor by contract or otherwise in connection with any claim, demand, suit or action threatened or asserted by any third-party for any material liability under any Environmental Law or otherwise relating to any Hazardous Materials.

        3.14.    Real Property; Title to Assets.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, licensed subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the "Company Leased Real Property"), (ii) the address for each parcel of Company Leased Real Property, and (iii) a list of the applicable lease, sublease or other agreement therefore and any and all amendments and modifications relating thereto (the "Company Lease Agreements"). No Company Lease Agreement is subject to any Lien, including any right to the use or occupancy of any Company Leased Real Property, other than Permitted Liens. The Company has delivered to Parent a true and complete copy of each such Company Lease Agreement, and in the case of any oral Company Lease Agreement, a written summary of the material terms of such Company Lease Agreement. With respect to each of the Company Lease Agreements: (i) the Company's or its applicable Subsidiary's possession and quiet enjoyment of the Company Leased Real Property under such Company Lease Agreement has not been disturbed, and to the Knowledge of the Company, there are no material disputes with respect to such Company Lease Agreement; (ii) the Company or its applicable Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such Company Leased Real Property or any portion thereof; and (iii) the Company or its applicable Subsidiary has not collaterally assigned or granted any other security interest in such Company Lease Agreement or any interest therein.

          (b)   The Company Leased Real Property comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Company. Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each parcel of Company Leased Real Property is in compliance with all existing Laws applicable to such Company Leased Real Property, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Company's Knowledge there are no such Proceedings threatened, affecting any portion of the Company Leased Real Property.

          (c)   The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        3.15.    Tax Matters.

          (a)   All income and other material Tax Returns that are required to be filed by or with respect to any of the Company or its Subsidiaries have been timely filed with the appropriate Tax

  Authority (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate in all material respects.

          (b)   Each of the Company and its Subsidiaries has timely paid all income and other material Taxes due and owing by it (whether or not shown on any Tax Return), including any Taxes required to be withheld or collected by the Company or any of its Subsidiaries with respect to amounts owing to, or collected from, any employee, creditor, or other Third Party, other than Taxes for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries.

          (c)   The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of the most recent audited consolidated balance sheet of the Company included in the Company SEC Financial Statements filed prior to the date hereof, exceed the accruals or reserves for Tax liability (excluding any accrual or reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet (rather than any notes thereto), and since such date, neither the Company nor any of its Subsidiaries have incurred any material liability for Taxes outside the ordinary course of business.

          (d)   No deficiencies for Taxes in any material amount have been claimed, proposed or assessed by any Tax Authority against the Company or any of its Subsidiaries except for such deficiencies which have been fully satisfied by payment, settled or withdrawn, and no Tax Authority has given notice of any intention to assert any deficiency or claim for any material amount of Taxes against the Company or any of its Subsidiaries.

          (e)   There is no material ongoing, pending or to the Knowledge of the Company, threatened audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries.

          (f)    Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency, nor has any request been made for any such extension or waiver.

          (g)   Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two (2) years prior to the date of this Agreement.

          (h)   Neither the Company nor any of its Subsidiaries is, or has been, a party to or bound by any Tax allocation, sharing, indemnity, or reimbursement agreement or similar arrangement.

          (i)    Neither the Company nor any of its Subsidiaries have been a member of an "affiliated group" (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return or any similar group for federal state, local or foreign Tax purposes, other than a group of which the Company or one of its Subsidiaries has been the common parent, and neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6, or any similar provision of state, local or non-U.S. Law, (other than the Company or any of its Subsidiaries), as a transferee or successor, by Contract or otherwise.

          (j)    Neither the Company nor any of its Subsidiaries has either agreed or will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) prior to the Closing, (ii) installment sale, intercompany transaction, or open transaction disposition made or entered into prior to the Closing, (iii) prepaid amount received, or deferred revenue accrued, on or prior to the Closing, (iv) "closing agreement" within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to the Closing, (v) intercompany transactions entered into prior to the Closing described in Treasury Regulations Section 1.1502-13 (or any similar provision of state, local or non-U.S. Law), (vi) election under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law), (vii) impermissible method of accounting used prior to the Closing or (viii) pursuant to Section 965 of the Code. Neither the Company nor any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code.

          (k)   Neither the Company nor any of its Subsidiaries is or has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code within the past five (5) years.

          (l)    There are no material Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens.

          (m)  Neither the Company nor any of its Subsidiaries has been a party to a transaction that is or is substantially similar to any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

          (n)   No written claim that has not been settled or otherwise fully resolved has been made by any Tax Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction with respect to Taxes that are the subject of such Tax Return.

          (o)   Neither the Company nor any of its Subsidiary (i) has a "permanent establishment", as such term is defined in any applicable Tax treaty or convention, in any country (other than the country under the Laws of which the Company or such Subsidiary is organized) or (ii) conducts a trade or business in any country (other than the country under the Laws of which the Company or such Subsidiary is organized) that requires the Company or such Subsidiary to file an income Tax Return or pay income Tax in such country.

          (p)   Each of the Company and its Subsidiaries have complied in all material respects with applicable Law relating to transfer pricing.

        3.16.    Material Contracts.

          (a)   All Contracts required to be filed as exhibits to the Company SEC Documents have been so filed in a timely manner. Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):

              (i)  any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

             (ii)  any Contract under which the Company or any of its Subsidiaries is required to make payments of, or deliver goods or services having a value of more than $150,000, except for (x) Company Benefit Plans entered into in the ordinary course of business or (y) any Contract that may be canceled, without material penalty or other material liability to the Company or any of its Subsidiaries, upon notice of ninety (90) days or less;

            (iii)  any Contract that contains a non-solicitation obligation binding on the Company or any of its Subsidiaries or that materially limits the ability of the Company or any of its

    Subsidiaries to compete or provide services in any line of business or with any Person or in any geographic area;

            (iv)  any Contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

             (v)  any Contract that permits any Person other than Company and its Subsidiaries to manufacture, market, offer, distribute, or sell any products of the Company or any of its Subsidiaries, including distribution, sales representative, and similar agreements;

            (vi)  any Contract or series of related Contracts (A) relating to indebtedness for borrowed money in excess of $50,000 or (B) constituting a guarantee by the Company or any of its Subsidiaries of the obligations of any other Person (other than a wholly-owned Subsidiary of the Company) for borrowed money in excess of $50,000;

           (vii)  any Contract providing for the acquisition, transfer, use, development, sharing or license or grant of any right in or to any Intellectual Property, with the exception of shrink-wrap, click-wrap, and off-the-shelf software licenses, and any other licenses of un-customized software that is commercially available to the public generally, in each case with one-time or annual license, maintenance, support and other fees of $100,000 or less;

          (viii)  any Contract that provides for any material "most favored nation" provision or equivalent preferential pricing terms to which the Company or any of its Subsidiaries is subject;

            (ix)  any Contract with the Significant Suppliers (including purchasing agreements, group purchasing agreements, and excluding any Contract describing by clauses (x) and (xi) below);

             (x)  any Contract between the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand, involving the purchase or sale of goods or the provision of services for the benefit of, or by, any Governmental Entity;

            (xi)  any purchase, sale or supply contract that contains minimum volume requirements or commitments, exclusive or preferred purchasing arrangements or promotional requirements;

           (xii)  any Company Lease Agreements;

          (xiii)  any acquisition or divestiture agreement (A) entered into since January 1, 2018 or (B) that contains "earn-out" provisions or other contingent payment obligations, or any continuing indemnification provisions, in each case, that have not been satisfied in full or otherwise expired by their terms, except, with respect to clause (A), for acquisition and divestiture agreements relating to the acquisition or disposition of properties or assets in the ordinary course of business;

          (xiv)  any Contract for any joint venture, partnership or similar arrangement;

           (xv)  any "single source" supply contract pursuant to which goods or materials that are material to the Company or any of its Subsidiaries are supplied to the Company or such Subsidiary from an exclusive source;

          (xvi)  any Contract that contains a standstill or similar agreement pursuant to which one party to such Contract has agreed not to acquire assets or securities of any other party to such Contract or any of its affiliates; or

         (xvii)  any Contract that grants any rights of first refusal or rights of first offer or similar rights or that limits or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses.

          (b)   Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Contract set forth or required to be set forth in Section 3.16(a) of the Company Disclosure Schedule or filed or required to be filed as an exhibit to the Company SEC Documents (the "Material Contracts") is valid and binding on the Company or its applicable Subsidiary and, to the Knowledge of the Company, each other party thereto, and is and in full force and effect and enforceable by the Company or the applicable Subsidiary in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether considered in a Proceeding at law or in equity), (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under each Material Contract, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no event has occurred or circumstance exists which (with or without notice or lapse of time, or both) would constitute a breach or default thereunder, and (iii) since January 1, 2018, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential breach or violation of, default under, or failure to comply with, any term or requirement of any Material Contract, or any written notice of revocation, cancellation or termination of any Material Contract.

          (c)   The Company has made available to Parent true and complete copies of each Material Contract (including any amendments or modifications thereto) as of the date of this Agreement.

        3.17.    Intellectual Property.

          (a)   Section 3.17(a)(i) of the Company Disclosure Schedule sets forth a true and complete list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations, in each case that are owned by or licensed to (regardless of exclusivity) the Company or any of its Subsidiaries (collectively, the "Company Registered Intellectual Property") together with the assignment status (if applicable), the jurisdictions in which any such Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers, the names of the registered owner or applicant, the filing, registration, and/or issue date for each such item of Company Registered Intellectual Property, as applicable. With respect to each item of Company Registered Intellectual Property, (i) the Company or any of its Subsidiaries is the sole owner or licensee, except as otherwise indicated in Section 3.17(a)(i) of the Company Disclosure Schedule and possesses all right, title and interest in and to, including the right to bring actions for infringement with respect to, the item, free and clear of all Liens (other than Permitted Liens), (ii) such item is subsisting, has not been abandoned or cancelled, and all necessary fees and filings with respect to any Company Registered Intellectual Property have been timely submitted to the relevant Governmental Entities and domain name registrars to maintain such Company Registered Intellectual Property in full force and effect, and (iii) no Proceeding, including inventorship challenge, opposition, reexamination, nullity or interference proceeding, is pending or, to Knowledge of the Company, is threatened, that challenges the legality, validity, enforceability, registration, use or ownership of the item. Except as set forth in Section 3.17(a)(ii) of the Company Disclosure Schedule, no currently patented product of the Company or any of its Subsidiaries will be going off-patent in the next five (5) years. Insofar as applicable to any particular Company Registered Intellectual Property, to the Knowledge of the Company, all maintenance fees, issue fees, annuities and other fees required to maintain such Intellectual Property that have a due date no later than (30) days after the Closing Date have been paid or will be paid prior to Closing; all such maintenance fees, issue fees, annuities and other fees required to maintain such Intellectual Property that have a due date no later than one hundred twenty (120) days after the date of this Agreement are set forth on Section 3.17(a)(iii) of the Company Disclosure Schedule.

          (b)   The Company and its Subsidiary have the right to use all Company Registered Intellectual Property, Company Owned Intellectual Property and Company Material Intellectual Property used or proposed to be used by the Company or any of its Subsidiaries in connection with its business as currently conducted and proposed to be conducted. Except as set forth on Section 3.17(b) of the Company Disclosure Schedule, all Company Owned Intellectual Property were developed by current or former employees, consultants, independent contractors, or agents of the Company or any of its Subsidiaries and (if not owned as a matter of law) have been assigned to the Company or any of its Subsidiaries and, to the Knowledge of the Company, are free of any claims of such employees, consultants, independent contractors, or agents thereto. To the Knowledge of the Company, none of such employees, consultants, independent contractors, or agents has violated any agreement with respect to the use or disclosure of Third Party confidential information or Intellectual Property or has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any agreement under which such employee, consultant, independent contractor, or agent has assigned or otherwise granted, or is obligated to assign or otherwise grant, to any Third Party any rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. To the knowledge of the Company, each current and former employee and consultant of the Company and its Subsidiary engaged in any activity in the conduct of Company's business as currently conducted and proposed to be conducted has signed an agreement requiring assignment of inventions and other Intellectual Property to the Company.

          (c)   Section 3.17(c) of the Company Disclosure Schedule identifies all Company Registered Intellectual Property, Company Owned Intellectual Property and Company Material Intellectual Property under which the Company has granted a license or right to any Person or for which the Company receives any royalty or other payment or compensation from any Person.

          (d)   Section 3.17(d) of the Company Disclosure Schedule identifies all Company Registered Intellectual Property and Company Material Intellectual Property that the Company has licensed from any Person and the corresponding agreements between Company and such Person. To the Knowledge of the Company, no party to such an agreement to which the Company is a party is in breach or default in any material respect, and no written notice of termination has been given or, to the knowledge of the Company, threatened. The consummation of the transactions contemplated by this Agreement will neither result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to such agreements, nor give any Third Party to any such agreement the right to do any of the foregoing. Following the Closing, Parent and Merger Sub will be permitted to exercise all of the rights of the Company under such agreements to the same extent the Company would have been able had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay. As of the date of this Agreement, the Company has not granted licenses or covenants not to sue, or sold or otherwise transferred (other than standard licenses or rights to use granted to customers in the ordinary course of its business) any of the Company Material Intellectual Property to any Third Party, and there exists no obligation by the Company to assign, license or otherwise transfer any of the Company Material Intellectual Property to any Third Party (other than the obligations of the Company hereunder). To the Knowledge of the Company, to the extent that any Third Party Intellectual Property is incorporated into, integrated or bundled with, or used by the Company in the development, manufacture or compilation of any of its products under development and/or is used in the business activities of the Company, the Company has a written agreement with such Third Party with respect thereto pursuant to which the Company either has obtained complete, unencumbered and unrestricted ownership of, and is the exclusive owner of, or has obtained perpetual, nonterminable licenses sufficient for the use or proposed use of such to all such Third Party Intellectual Property by the Company in connection with its business as currently conducted and proposed to be conducted.

          (e)   Section 3.17(e)(i) of the Company Disclosure Schedule identifies (i) all Orders entered into by the Company and (ii) any Contract to which the Company is a party, in each of cases (i) and (ii) that materially restricts or impairs the use of any Company Registered Intellectual Property, Company Owned Intellectual Property or Company Material Intellectual Property. The Company is not obligated to indemnify any Third Party against a charge of infringement or misappropriation of Intellectual Property except as set forth on Section 3.17(e)(i) of the Company Disclosure Schedule.

          (f)    Neither the execution and delivery of this Agreement by the Company, nor the performance of this Agreement by the Company, will result in the loss, forfeiture, termination, or impairment of, or give rise to a right of any Person to limit, terminate, or consent to the continued use of, any rights of the Company or any of its Subsidiaries in any Company Material Intellectual Property.

          (g)   To the Knowledge of the Company, the Company owns or possesses adequate rights in and to all Intellectual Property necessary for the conduct of its business as currently conducted and proposed to be conducted. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person. No Proceeding is pending, or to the Knowledge of the Company is threatened, alleging any such infringement, misappropriation, dilution, or violation (including any claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any Person). To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Registered Intellectual Property, Company Owned Intellectual Property or Company Material Intellectual Property. Neither the Company nor any of its Subsidiaries has made or asserted any charge, complaint, claim, demand or notice during the past three (3) years (or earlier, if presently not resolved) alleging that any Person has infringed, misappropriated, diluted, or otherwise violated any Company Registered Intellectual Property, Company Owned Intellectual Property or Company Material Intellectual Property. Except as set forth on Section 3.17(g) of the Disclosure Schedule, the Company has not sought or received any opinion of counsel, verbal or written, regarding any Intellectual Property of any Person.

          (h)   The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information included in the Company Material Intellectual Property. All Company Material Intellectual Property that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use has been maintained in confidence in accordance with protection procedures that are adequate for protection, and in accordance with procedures customarily used in the industry to protect rights of like importance. All former and current officers, directors, employees, personnel, consultants, advisors, agents, and independent contractors of the Company and its Subsidiaries, and each of their predecessors, who have created, contributed to or participated in the conception or development of any Intellectual Property for the Company or any of its Subsidiaries have entered into valid and binding proprietary rights agreements with the Company or its applicable Subsidiary or predecessor, vesting ownership of such Intellectual Property in the Company or one of its Subsidiaries, and irrevocably waiving all of such Person's moral rights therein. No such Person has asserted, and to the Company's Knowledge, no such Person has, any right, title, interest or other claim in, or the right to receive any royalties or other consideration with respect to, any such Intellectual Property. To the Knowledge of the Company, all use, disclosure or appropriation of such information by or to a Third Party has been pursuant to the terms of a written agreement between the Company and such Third Party. To the Knowledge of the Company, all use, disclosure or appropriation of such information by or to the Company been pursuant to the terms of a written agreement or other legal binding arrangement between the Company and the owner of such information, or is otherwise lawful.

          (i)    No Company Material Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting the ownership or use thereof by the Company or any of its Subsidiaries, or restricting the sale or licensing thereof to any Person. Except as set forth in Section 3.17(i) of the Company Disclosure Schedule, to the Company's Knowledge, at no time during the conception of or reduction to practice of any Company Material Intellectual Property was any developer, inventor or other contributor to such Intellectual Property (i) subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any Third Party, (ii) operating under any grants from any Governmental Entity, university, college, other educational institution or private source, or (iii) performing research sponsored by any Governmental Entity, university, college, other educational institution or private source. Except as set forth in Section 3.17(i) of the Company Disclosure Schedule, no facilities of any university, college, other educational institution or research center were used in the development or reduction to practice of any Company Material Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant, independent contractor, or agent of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Material Intellectual Property, was employed by or has performed services for any Governmental Entity, university, college, other educational institution or private source during a period of time during which such employee, consultant, independent contractor, or agent was also performing services for the Company or any of its Subsidiaries.

          (j)    The Company and its Subsidiaries have established and implemented commercially reasonable security measures and policies (i) to protect all Personal Data collected by them or on their behalf from and against unauthorized access, use, modification and/or disclosure; (ii) to protect against any material anticipated threats or hazards to the security of Personal Data; and (iii) for the disposal of Personal Data in compliance with the requirements of all applicable Information Privacy and Security Laws. The Company and its Subsidiaries are currently operating in compliance, in all material respects, with all applicable Information Privacy and Security Laws. There are no Proceedings pending against the Company or any of its Subsidiaries asserting any violation by the Company or any of its Subsidiaries of any (i) Information Privacy and Security Law, (ii) agreement (or portion thereof) to which the Company or any of its Subsidiaries is a party that relates to the protection of Personal Data, or (iii) of the Company's or its Subsidiaries' privacy and security policies applicable to Personal Data. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has made or suffered any unauthorized acquisition, access, use or disclosure of any Personal Data that would trigger a notification or reporting requirement under any Information Privacy and Security Law.

          (k)   The IT Assets (i) operate in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries and have not materially malfunctioned or failed in the last three (3) years, and (ii) are sufficient for the immediate and reasonably foreseeable needs of the Company and its Subsidiaries, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner. The Company (i) lawfully has the right to use all software, hardware, firmware, computer systems, network connectivity, electronics, platforms, servers, interfaces, applications, websites, communication equipment, and other related information technology, including any outsourced systems and processes, that are used by the Company in the operation of its business and (ii) will continue to have such rights immediately after the Closing. The Company and its Subsidiaries have taken commercially reasonable actions to protect the confidentiality, integrity and security of the IT Assets against unauthorized use, access, interruption, modification and corruption, including the use of strong encryption technology and the implementation of a comprehensive security plan which identifies all material risks to the security of the IT Assets and the information therein, and implements, monitors, and improves adequate safeguards to control those risks. To the Knowledge of the Company, there has been no unauthorized access to the IT Assets that resulted in any unauthorized use, access, modification, misappropriation, deletion, corruption, or encryption of any information or data stored therein. The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the IT Assets, in each case consistent with customary industry practices.

        3.18.    Regulatory Matters.

          (a)   The Company and each of its Subsidiaries has at all times during the past five (5) years operated and currently are in compliance in all material respects with: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) (the "FFDCA") and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all federal, state and local health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. civil False Claims Act (31 U.S.C. Section 3729 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), the federal criminal false statements law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the regulations promulgated pursuant to such statutes; (iii) the U.S. Health Insurance Portability and Accountability Act of 1996 ("HIPAA") (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; or any other state or federal law, regulation, manual provision, program memorandum, opinion letter or other public issuance which regulates kickbacks, recordkeeping, claims process, documentation requirements, referrals, quality, safety, privacy, security, licensure or any other aspect of manufacturing and distributing medical devices, drugs, biologics, or tissue products (collectively, the "Health Care Laws"). The Company has not received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement audit, investigation, arbitration, or other action from the FDA, the Centers for Medicare and Medicaid Services, the U.S. Department of Justice, the U.S. Department of Health and Human Services, or other Governmental Entity alleging that any operation or activity of the Company is in material violation of any Health Care Laws. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of Company, any director, officer, employee or contractor of the Company or any of its Subsidiaries, has made any voluntary self-disclosure to any Governmental Entity regarding any potential material non-compliance with any applicable Health Care Law. To the Knowledge of Company, no act, omission, event or circumstance has occurred that would reasonably be expected to give rise to, or lead to, any Proceeding or material non-compliance with any applicable Health Care Laws.

          (b)   Section 3.18(b) of the Company Disclosure Schedule sets forth a list of all current and pending Permits of the FDA and similar federal, state, local or foreign Governmental Entities (each a "Regulatory Authority" and collectively, the "Regulatory Authorities") required for the conduct of the Company's and its Subsidiaries' businesses as currently operated (collectively, the "Regulatory Permits"). The Company and its Subsidiaries hold, and have and currently are operating in material compliance with the Regulatory Permits and all such Regulatory Permits are in full force and effect. The Company and its Subsidiaries have fulfilled and performed all of their current material obligations with respect to the Regulatory Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any Regulatory Permit.

          (c)   All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom (collectively, the "Submissions"), utilized as the basis for or submitted in connection with any and all requests for a Regulatory Permit from any Regulatory Authority relating to the Company or its Subsidiaries, or their business and products, when submitted to the applicable Regulatory Authority were true, complete and correct in all material respects as of the date of submission, and any necessary or required updates, changes, corrections or modification to such Submissions have been submitted to such Regulatory Authority.

          (d)   Except as set forth in Section 3.18(d) of the Company Disclosure Schedule, since January 1, 2014, neither the Company nor any of its Subsidiaries has had any product or manufacturing site (whether Company- or Subsidiary-owned or that of a contract manufacturer for the products) become the subject of a Governmental Entity (including FDA or other Regulatory Authority) shutdown, restriction, or import or export prohibition, nor received any FDA Form 483 or other Regulatory Authority notice of inspectional observations, "warning letters," "untitled letters" or requests or requirements to make changes to the products that if not complied with would reasonably be expected to have a material effect on the Company, or similar correspondence or notice from any Regulatory Authority alleging or asserting noncompliance with any applicable Law, Regulatory Permit or such requests or requirements of a Regulatory Authority, and, to the Knowledge of the Company, no Regulatory Authority is considering such action.

          (e)   Section 3.18(e) of the Company Disclosure Schedule sets forth a list of (i) all recalls, field notifications, field corrections, market withdrawals or replacements, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company's or Subsidiaries' products since January 1, 2017 ("Safety Notices"); (ii) the dates such Safety Notices, if any, were resolved or closed; and (iii) to the Company's Knowledge, any material complaints with respect to the products that are currently unresolved. There are no outstanding Orders or requests by any Regulatory Authority to the Company or any of its Subsidiaries for a recall, field notification, field correction or market withdrawal or replacement for any products of the Company or any of its Subsidiaries, and no Safety Notices, or, to the Company's Knowledge, material product complaints with respect to the Company's or its Subsidiaries' products, and to the Company's Knowledge, there are no facts that would be reasonably likely to result in (i) a recall, field notification, field correction, market withdrawal or replacement or material Safety Notice with respect to the Company's or its Subsidiaries' products, (ii) a material change in labeling of any the Company's or its Subsidiaries' products; or (iii) a termination or suspension of marketing, manufacturing, processing or testing of any of the Company's or its Subsidiaries' products.

          (f)    The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its Subsidiaries or in which the Company or its Subsidiaries or their products or product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with all applicable Laws, including, but not limited to, the FFDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312, 812, and 1271. Except to the extent disclosed on Section 3.18(f) of the Company Disclosure Schedule, no investigational new drug application or investigational device exemption filed by or on behalf of the Company or its Subsidiaries with the FDA has been disapproved, terminated or suspended by the FDA, and neither the FDA nor any other Regulatory Authority has commenced or threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, or impose conditions of approval on any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of the Company or its Subsidiaries.

          (g)   Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of the Company, its Subsidiaries, or their respective products, by the FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. None of the Company and its Subsidiaries, or any of their respective officers, directors or employees, or, to the Knowledge of the Company, its agents or contractors, has been convicted of any crime, or has engaged in any conduct that has resulted or could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar Law. As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment, suspension or exclusion are pending or threatened against the Company or its Subsidiaries or any of their officers, directors, employees or, to the Knowledge of the Company, its agents.

          (h)   Neither the Company nor any of its Subsidiaries is a party to or has any ongoing reporting or disclosure obligations pursuant to or under any corporate integrity agreements, monitoring agreements, deferred prosecution agreement, consent decrees, settlement orders, or similar agreements imposed by any Governmental Entity. None of the Company, its Subsidiaries, or any of their respective officers, directors or employees or, to the Knowledge of the Company, agents or contractors, has been or is currently debarred, suspended or excluded from participation in any governmental health care program, or convicted of any crime or, to the Knowledge of the Company, engaged in any conduct for which such Person could be debarred, suspended or excluded from participating in any governmental health care program under Section 1128 of the Social Security Act of 1935 (42 U.S.C. § 1320a-7), as amended, or any similar applicable Law or program.

        3.19.    Broker's Fees.     Except for the Company's obligations to Canaccord Genuity LLC, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker's fees, commissions or finder's fees in connection with any of the Transactions.

        3.20.    Opinion of Financial Advisor.     Canaccord Genuity LLC, the Company's financial advisor, has delivered to the Transaction Committee and the Company Board its opinion in writing or orally, in which case, such opinion will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the factors, procedures, qualifications, limitations and assumptions set forth therein, the consideration to be received by the holders of Company Shares (other than Parent, Merger Sub, the Company and their respective direct or indirect wholly-owned subsidiaries or holders of Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.

        3.21.    Insurance.     Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance of a scope and coverage as is sufficient to comply with applicable Law as is customary in all material respects for businesses in the Company's and its Subsidiaries' businesses, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, and all premiums due and payable thereon have been paid and (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy or has taken any action or failed to take any action which, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification of any of the insurance policies. Since January 1, 2019, neither the Company nor any of its Subsidiaries has received any written notice of cancellation. Since January 1, 2017, neither the Company nor any of its

Subsidiaries has received any written notice of invalidation or termination, or as of the date of this Agreement, denial of coverage, rejection of a material claim or material adjustment in the amount of premiums payable under any material insurance policy maintained by the Company or any of its Subsidiaries.

        3.22.    Suppliers.     Section 3.22 of the Company Disclosure Schedule sets forth a list showing the ten (10) largest suppliers of the Company and its Subsidiaries, taken as a whole, determined by gross expenditures, during the twelve (12) month period ending on August 27, 2019 (each, a "Significant Supplier"). As used in this Section 3.22, the term "supplier" shall mean a supplier of goods or materials to, or a provider of services necessary for the conduct of the business of, the Company and its Subsidiaries. Since January 1, 2019, no Significant Supplier has indicated in writing an intention to (i) terminate its relationship with, or otherwise stop or materially reduce its supply of the Company or any of its Subsidiaries, as applicable, or (ii) materially change the terms and conditions on which it is prepared to supply the Company or such Subsidiary of the Company, as applicable, in a manner adverse to the Company or its Subsidiaries as applicable.

        3.23.    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this ARTICLE III or the Company Disclosure Schedule, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent's, Merger Sub's or their Representatives' or affiliates' use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teaser, marketing material, confidential information memorandum, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE III or the Company Disclosure Schedule.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to the Company as follows:

        4.1.    Corporate Organization.     Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        4.2.    Authority, Execution and Delivery; Enforceability.     Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations herein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent's and Merger Sub's legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as may be limited by Laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether considered in a Proceeding at law or in equity).

        4.3.  No Conflicts.

          (a)   The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent, or by which any property or asset of Parent or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach or violation of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries, including Merger Sub, pursuant to, any Contract or Permit to which Parent or any of its Subsidiaries is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   Assuming the accuracy of the representations and warranties of the Company in Section 3.4, the execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) the filing with the SEC of (A) the Proxy Statement and (B) if required, the Notice 8-K, (ii) other filings required under, and compliance with other applicable requirements of under the Exchange Act and the rules and regulations of NASDAQ, (iii) filings required under, and compliance with any applicable requirements of, the HSR Act, (iv) the filing and recordation of the Certificate of Merger as required by the DGCL and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations or notifications would not reasonably be expected to have a Parent Material Adverse Effect.

        4.4.    Litigation.     There is no Proceeding pending, or, to the actual knowledge of Parent, threatened that has had or would reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor Merger Sub is subject to any outstanding Order that has had or would reasonably be expected to have a Parent Material Adverse Effect.

        4.5.    Information Supplied.     None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is first mailed to holders of Company Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub to such portions of the Proxy Statement that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

        4.6.    Ownership of Company Capital Stock.     None of Parent, Merger Sub or any Subsidiary of Parent beneficially owns any Company Shares as of the date hereof. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

        4.7.  Available Funds.

          (a)   On the Closing Date, after giving effect to the Equity Financing (as defined below), Parent will have available all funds necessary (i) to pay the aggregate Merger Consideration, the aggregate Conversion Amount, the aggregate Warrant Consideration and the aggregate Black-Scholes Value, (ii) to satisfy the obligations of Parent and Merger Sub set forth in this Agreement, including in connection with the Merger and the other Transactions, and (iii) to pay all related expenses required to be paid by Parent and the Surviving Corporation.

          (b)   Parent has delivered to the Company a true and complete copy of each Equity Commitment Letter, pursuant to which each Equity Financer has committed, subject only to the terms and conditions set forth therein, to provide cash equity or debt financing (the "Equity Financing") to Parent and Merger Sub in the amount set forth therein in connection with the transactions contemplated hereby. There are no exhibits, schedules, annexes, amendments, supplements, letters, agreements, or understandings relating to either the Equity Financing or the Equity Commitment Letters to which Parent or any of its affiliates is subject or a party other than those set forth in the Equity Commitment Letters that, prior to the date hereof, has been delivered to the Company. No party is in default or breach under any of the terms and conditions of the Equity Commitment Letters and no event has occurred which, with or without notice, lapse of time or both, constitutes or would reasonably be expected to constitute a default or breach thereunder or a failure of any condition to the obligations in the Equity Commitment Letters or otherwise result in the failure of any portion of the Equity Financing to be disbursed in a timely enough manner to finance, without delay, the consummation of each of the transactions contemplated by this Agreement. The commitments and terms contained in the Equity Commitment Letters have not been amended, modified, supplemented, rejected, reduced, terminated, withdrawn or rescinded in any respect and each Equity Financer has not notified Parent or Merger Sub of any intention to do any of the foregoing. Each Equity Commitment Letter is in full force and effect in the form so delivered and constitute valid and binding obligations of the parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing, other than as set forth in the Equity Commitment Letters. Neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Equity Financing will not be satisfied or that any portion of the Equity Financing will not be available to Parent and Merger Sub in a timely enough manner to finance, without delay, the consummation of each of the transactions contemplated by this Agreement.

        4.8.    Ownership of Merger Sub.     All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, has not prior to the date hereof engaged in any business or other activities.

        4.9.    No Other Representations and Warranties.     Except for the representations and warranties expressly set forth in this ARTICLE IV, none of Parent, Merger Sub, any of their respective affiliates or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its affiliates or Representatives on any such representation or warranty) with respect to Parent, Merger Sub, any other Subsidiary of Parent or their respective businesses or with respect to any other information provided, or made available, to the Company or its Representatives or affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, none of Parent, Merger Sub or any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company's or its Representatives' or affiliates' use of any information, documents, projections, forecasts or other material made available to the Company or its Representatives or affiliates, including any information made available in management presentations, functional "break-out" discussions, responses to questions submitted on behalf of the Company or its Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE IV.

ARTICLE V
COVENANTS

        5.1.    Conduct of Business by the Company Pending the Closing.     Between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with ARTICLE VII, except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly required or permitted by any other provision of this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (i) use its reasonable best efforts to conduct its operations in all material respects in the ordinary course of business, (ii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of the Company and each of its Subsidiaries and to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations, (iii) use its reasonable best efforts to preserve in all material respects its present properties and its tangible and intangible assets, (iv) comply in all material respects with all applicable Laws and Material Contracts, (v) pay all applicable Taxes as such Taxes become due and payable, unless such Taxes are contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries; and (vi) maintain all existing licenses and permits applicable to its operations and businesses. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1 of the Company Disclosure Schedule, as otherwise expressly required or permitted by any other provision of this Agreement or as required by law, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with ARTICLE VII, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

          (a)   amend, modify, waive, rescind or otherwise change the Company Charter or the Company Bylaws or equivalent organizational documents (including by merger, consolidation or otherwise) or Certificate of Designations;

          (b)   issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than the issuance of Company Shares upon the exercise of Company Options or Company Warrants, the conversion of shares of Preferred Stock or any Convertible Note outstanding as of the date hereof, in each case in accordance with their existing terms;

          (c)   sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any property or assets of the Company or any of its Subsidiaries (other than Intellectual Property), except (i) pursuant to the express terms of any Material Contract in effect as of the date hereof, (ii) the sale of inventory in the ordinary course of business, or (iii) assets that are no longer used or useful in the operations of the Company or any of its Subsidiaries;

          (d)   sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any Intellectual Property of the Company or any of its Subsidiaries, except (A) the abandonment, in the ordinary course of business, of Company Owned Intellectual Property that in the Company's reasonable business judgment is no longer used or useful in the business of the Company and its Subsidiaries and is no longer commercially practicable to maintain, and (B) the non-exclusive licensing or sublicensing of Company Material Intellectual Property to affiliates, customers, distributors, and customers in the ordinary course of business;

          (e)   declare, set aside, make, distribute or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

          (f)    reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except (i) with respect to any wholly owned Subsidiary of the Company or (ii) the acceptance of Company Shares as payment for the exercise price of Company Options or Company Warrants or for withholding Taxes incurred in connection with the exercise of Company Options, in each case in accordance with past practice and the terms of the applicable Company Equity Plan and applicable award agreement(s);

          (g)   merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to any wholly owned Subsidiary of the Company (other than this Agreement and the Merger);

          (h)   acquire (including by merger, consolidation, license, sublicense or acquisition of stock or assets) any Person (or any business line or division thereof) or assets, other than (i) acquisitions of inventory, raw materials and other property in the ordinary course of business and (ii) any other acquisitions with a purchase price of less than $200,000 in the aggregate;

          (i)    incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for borrowed money, except (i) in connection with refinancings of existing indebtedness on terms no less favorable to the Company (and in an aggregate principal amount not in excess of) such existing indebtedness, (ii) for borrowings under the Company's existing credit facilities or issuances of commercial paper for working capital and general corporate purposes in the ordinary course of business, and (iii) indebtedness not to exceed $50,000 in the aggregate;

          (j)    make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly-owned Subsidiary of the Company) in excess of $100,000 in the aggregate, other than routine travel, relocation and business advances in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries;

          (k)   terminate, cancel or renew, or agree to any amendment of, change in, modification to or waiver under any Material Contract, or enter into or amend any Contract that, if existing on the date hereof, would be a Material Contract, in each case other than in the ordinary course of business;

          (l)    (i) make any capital expenditure in excess of the amounts set forth in, or fail to make capital expenditures contemplated to be made in, the Company's capital expenditure budget as disclosed in Section 5.1(l) of the Company Disclosure Schedule; provided, that a delay in the timing of making any such capital expenditures shall not be a breach of this Section 5.1(l)(i), or (ii) make any capital expenditure in excess of $50,000 individually or $150,000 in the aggregate;

          (m)  except to the extent required by (x) applicable Law, or (y) the existing terms of any Company Benefit Plan disclosed in Section 3.11(a) of the Company Disclosure Schedule as in effect as of the date hereof: (i) increase the compensation or benefits payable or to become payable to any Service Provider, other than annual merit increases in annual base salary or base rate of pay for employees (other than officers), in each case, in the ordinary course of business; (ii) (A) amend any Company Benefit Plan (other than any administrative amendment that would not reasonably be expected to result in a material additional cost to the Company or its affiliates, or obligate the Company or its affiliates to maintain such Company Benefit Plan beyond December 31, 2019), (B) terminate any Company Benefit Plan that would reasonably be expected to result in material liability to the Company or its affiliates, or (C) establish, adopt or enter into any new arrangement that if in effect on the date hereof would be a Company Benefit Plan (for the avoidance of doubt, including, any employment, severance, change in control, retention, bonus guarantee or similar agreement or arrangement); (iii) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan (including funding any grantor trust); (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation (other than annual bonuses payable in the ordinary course of business during the first quarter of the Company's fiscal year); (v) grant any equity-based or equity-linked awards; (vi) enter into any collective bargaining agreement, or any works council, labor union or similar agreement or arrangement; (vii) hire or terminate the employment (other than for cause) of any officer or any Service Provider with annual compensation in excess of $150,000; (viii) promote any officers or employees, except for a promotion of any employee that is in the ordinary course of business; or (ix) make any change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a Governmental Entity;

          (n)   compromise, settle or agree to settle any Proceeding other than compromises, settlements or agreements of Proceedings (excluding Transaction Litigation) in the ordinary course of business that involve only the payment of monetary damages not in excess of $25,000 individually or $100,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

          (o)   (i) make, change or revoke (or file any request to make, change or revoke) any material Tax election, (ii) change any of its methods of reporting income or deductions for Tax purposes (or file a request to make any such change), (iii) settle or compromise any material Tax liability, claim, audit or dispute, (iv) surrender any right to claim a Tax refund, offset or other reduction in Tax liability in any material amount, (v) file any amended Tax Return with respect to any Tax, (vi) enter into any Tax allocation, sharing, indemnity or closing agreement, (vii) initiate any "voluntary disclosure" or similar program related to any Tax matter, or (viii) waive or extend the statute of limitations with respect to any Tax other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business;

          (p)   enter into any new line of business or materially alter any existing line of business, other than in the ordinary course of business;

          (q)   fail to keep in force or voluntarily cancel, terminate or fail to renew (in a form and amount consistent with past practice) any material insurance policies covering the Company, any of its Subsidiaries or any of their respective businesses, assets or properties;

          (r)   write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP consistently applied;

          (s)   (i) waive, release, pay, discharge or satisfy any liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with the terms thereof; (ii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice; (iii) delay or accelerate in any material respect payment of any account payable in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice or vary its inventory practices in any material respect;

          (t)    (i) forgive any loans to directors, officers, employees or any of their respective affiliates or (ii) enter into any transactions or Contracts with any affiliates or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

          (u)   mortgage, pledge or subject to any Lien any portion of its properties or assets, other than Permitted Liens; or

          (v)   authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing.

        5.2.  Access to Information; Confidentiality.

          (a)   From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with ARTICLE VII, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books and records thereof as Parent and its respective Representatives may reasonably request, (ii) promptly furnish such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives may reasonably request, (iii) reasonably cooperate with Parent and its Representatives to organize and facilitate meetings among Parent and its Representatives and the Company and its Representatives to be located at the properties, offices or other facilities of the Company and its Subsidiaries at such times during normal business hours as Parent or its Representatives may reasonably request and (iv) reasonably cooperate with Parent and its Representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the Company and its Subsidiaries as Parent or its Representatives may reasonably request (provided that communications and meetings by Parent or its affiliates with customers of the Company or any of its Subsidiaries (other than customers of Parent or its affiliates), on the one hand, and the Company and its Subsidiaries, on the other hand shall to the extent consistent with applicable Laws be made jointly by Parent and the Company and in consultation with the Company or any applicable Subsidiary); provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company reasonably believes that doing so would: (A) result in the loss of attorney-client privilege (but the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (B) result in the disclosure of any trade secrets of Third Parties, or (C) breach, contravene or violate any applicable Law.

          (b)   Each of Parent and Merger Sub agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 5.2 for any competitive or other purpose unrelated to the Merger. The Confidentiality Agreement, dated October 24, 2018, by and between the Company and Castle Creek Pharmaceuticals, LLC, as supplemented by that certain Exclusivity Agreement and Addendum to Nondisclosure Agreement, by and between the Company and Castle Creek Pharmaceuticals, LLC, dated July 15, 2019 and amended on August 26, 2019 (together, the "Confidentiality Agreement"), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives; provided, that nothing in the Confidentiality Agreement shall restrict Parent's or the Merger Sub's ability to take any of the actions expressly contemplated by this Agreement.

        5.3.  No Solicitation.

          (a)   Subject to Section 5.3(b), from and after the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries and Representatives to, (x) immediately cease and cause to be terminated any discussions or negotiations with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal, (y) deliver a written notice to any such Third Party explicitly stating that the Company is terminating all discussions and negotiations with such Third Party with respect to any Acquisition Proposal, and requesting that such Third Party promptly return or destroy all confidential or proprietary information concerning the Company and its Subsidiaries and (z) promptly terminate access to any due diligence or electronic or physical data room with respect to any Acquisition Proposal. Except as expressly permitted by this Section 5.3, from and after the date hereof until the Effective Time, or, if earlier, the termination of this Agreement in accordance with ARTICLE VII, the Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly, initiate, solicit, knowingly facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof, (y) engage in, continue or otherwise participate in any discussions or negotiations with a Third Party regarding any Acquisition Proposal (other than to inform any Third Party of the existence of the provisions contained in this Section 5.3) or (z) furnish or provide any nonpublic information in connection with, any Acquisition Proposal. Except as expressly permitted by this Section 5.3, from and after the date hereof until the Effective Time, or, if earlier, the termination of this Agreement in accordance with ARTICLE VII, neither the Company Board (acting upon the recommendation of the Transaction Committee, or otherwise) nor the Transaction Committee or any other committee thereof shall (i) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal, (ii) withdraw, change, qualify, withhold or modify, or publicly propose to withdraw, change, qualify, withhold or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (iii) fail to include the Company Board Recommendation in the Proxy Statement, (iv) in the event a tender offer that constitutes an Acquisition Proposal subject to Regulation 14D under the Exchange Act is commenced, fail to recommend against such Acquisition Proposal in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days of such commencement, (v) approve, authorize or cause or permit the Company or any of its Subsidiaries to enter into any merger agreement, acquisition agreement, letter of intent, memorandum of understanding or other similar agreement relating to any Acquisition Proposal (a "Company Acquisition Agreement"), (vi) fail to publicly affirm the Company Board Recommendation within five (5) Business Days following receipt of a written request to do so from Parent or (vii) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i) through (iv), (vi) and (vii) of this sentence, a "Change of Board Recommendation").

          (b)   Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date hereof and prior to the receipt of the Company Stockholder Approval the Company has received a bona fide written Acquisition Proposal from a Third Party that did not result from a breach of this Section 5.3, (i) the Company and its Representatives may contact the Person proposing such Acquisition Proposal or the Representatives of such Person solely to clarify the terms and conditions thereof and (ii) if the Transaction Committee (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, based on information then available, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and that failure to take such actions would be reasonably likely to breach the directors' fiduciary duties under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal, its Representatives and potential sources of financing pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements and (B) participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that any non-public information concerning the Company or its Subsidiaries provided or made available to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub as promptly as reasonably practicable (and in no event later than twenty-four (24) hours) after it is provided or made available to such Third Party.

          (c)   The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing of the receipt of any Acquisition Proposal, which notice shall identify the Third Party making such Acquisition Proposal and include a copy of such Acquisition Proposal and any equity or debt financing materials related thereto (or, where such Acquisition Proposal was not submitted in writing, a reasonably detailed written description of such Acquisition Proposal including its material terms and conditions). Without limiting the foregoing, the Company shall keep Parent promptly informed (and in any event within twenty-four (24) hours) in all material respects of the status of, and any material communications relating to, such Acquisition Proposal (including any change in the price or other material terms thereof). The Company shall not terminate, amend, modify, waive or fail to enforce any provision of any "standstill" or similar obligation of any Person unless the Transaction Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably expected to breach its fiduciary duties under applicable Law; provided, that the Company promptly (and in any event within twenty-four (24) hours) advises Parent that it is taking such action and the identity of the Persons with respect to which it is taking such action. The Company shall not enter into any agreement with any Third Party relating to an Acquisition Proposal which has the effect of prohibiting the Company or its Representatives from communicating with, or providing any information or materials to, Parent in accordance with, or otherwise complying with this Section 5.3(c).

          (d)   Notwithstanding anything to the contrary contained in Section 5.3(a), if, in response to a bona fide written Acquisition Proposal made after the date of this Agreement and not withdrawn that did not result from a breach of this Section 5.3, the Company Board (acting upon the recommendation of the Transaction Committee) determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, the Company Board may at any time prior to the receipt of the Company Stockholder Approval, (A) effect a Change of Board Recommendation with respect to such Superior Proposal or (B) terminate this Agreement pursuant to Section 7.1(e) in order to enter into a definitive written agreement with respect to such Superior Proposal, in either case subject to the requirements of this Section 5.3(d). The Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.3(d) or terminate this Agreement pursuant to Section 7.1(e) unless:

            (i)    the Company Board, acting upon the recommendation of the Transaction Committee, shall have determined in good faith, after consultation with its outside legal counsel, that the failure to make such a Change of Board Recommendation or to terminate this Agreement pursuant to Section 7.1(e) in response to the receipt of such Superior Proposal would reasonably be expected to be a breach of the directors' fiduciary duties under applicable Law;

            (ii)   the Company shall have provided to Parent at least four (4) Business Days' prior written notice (the "Notice Period") of the Company's intention to take such actions, which notice shall specify the basis for such Change of Board Recommendation or decision to terminate this Agreement pursuant to Section 7.1(e), the identity of the Third Party making such Superior Proposal, the material terms and conditions of such Superior Proposal, and shall include a copy of the applicable Company Acquisition Agreement and any other material documents with respect thereto,

            (iii)  during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its Representatives to have, engaged in good faith negotiations with Parent and its Representatives regarding any amendments or modifications to this Agreement proposed by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and

            (iv)  at the end of such Notice Period, the Company Board, acting upon the recommendation of the Transaction Committee, shall have considered in good faith any proposed amendments or modifications to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be offered by Parent (the "Proposed Changed Terms") no later than 11:59 a.m., New York City time, on the last day of the Notice Period and shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect and that failure to make a Change of Board Recommendation with respect to such Superior Proposal would reasonably be expected to breach the directors' fiduciary duties under applicable Law.

          In the event of any change to the price terms or any other material revision or amendment to the terms of such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(d) (which shall apply mutatis mutandis) with respect to such new written notice, except that in the case of such a new written notice, the Notice Period shall be three (3) Business Days.

          (e)   Nothing contained in this Section 5.3 shall prohibit the Company Board (acting upon the recommendation of the Transaction Committee) from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the stockholders of the Company if the Company Board (acting upon a recommendation of the Transaction Committee) determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or violate applicable Law, provided that upon the written request by Parent following any disclosure specified in this Section 5.3(e), the Company Board and the Transaction Committee shall publicly reaffirm the Company Board Recommendation within three Business Days following receipt of such request and a failure to do so shall be deemed to be a Change of Board Recommendation. The issuance by the Company or the Company Board of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

          (f)    The Company acknowledges and agrees that any violation of the restrictions set forth in this Section 5.3 by any of its Representatives shall be deemed to be a breach of this Section 5.3 by the Company.

          (g)   For purposes of this Agreement:

            (i)    "Acquisition Proposal" means any inquiry, offer or proposal from a Third Party concerning (A) a merger, consolidation or other business combination or similar transaction involving the Company, (B) a sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries in a single transaction or series of related transactions, based on their fair market value as determined in good faith by the Company Board and the Transaction Committee, (C) an issuance or acquisition (including by way of merger, consolidation, business combination or share exchange) of Equity Interests representing 20% or more of the voting power of the Company in a single transaction or series of related transactions, or (D) any combination of the foregoing (in each case, other the Merger).

            (ii)   "Superior Proposal" means a bona fide written Acquisition Proposal (except the references therein to "20%" shall be replaced by "75%") made by a Third Party that is not solicited or received in violation, or resulting from any breach, of this Section 5.3 and that the Company Board (acting upon the recommendation of the Transaction Committee) determine in good faith, after consultation with its financial advisors and outside legal counsel, taking into account such factors as the Company Board (acting upon the recommendation of the Transaction Committee) considers in good faith to be appropriate (including the financing terms, conditionality, timing and likelihood of consummation of such proposals), (A) is reasonably likely to be consummated in accordance with its terms, and (B) if consummated, would be more favorable from a financial point of view to the Company's common stockholders than the Merger (taking in account any Proposed Changed Terms).

        5.4.    SEC Filings; Other Actions.

          (a)   As promptly as practicable after the execution of this Agreement (and in any event, within fifteen (15) Business Days following the date hereof), the Company shall prepare and file the preliminary Proxy Statement with the SEC, which shall, subject to a Change of Board Recommendation having been effected in accordance with Section 5.3, include the Company Board Recommendation. In addition, if required pursuant to the terms of the Company Warrants or reasonably requested by Parent, no later than thirty (30) days prior to the anticipated Closing Date, the Company shall prepare and file the Notice 8-K in accordance with the requirements of the applicable Company Warrants. Each of Parent and the Company shall furnish all information as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the Notice 8-K the Proxy Statement. Parent, Merger Sub and

  their counsel shall be given a reasonable opportunity to review each of the Proxy Statement (and any amendment or supplement thereto) and the Notice 8-K before such documents are filed with the SEC, and the Company shall consider in good faith and incorporate all comments reasonably proposed by Parent, Merger Sub and their counsel with respect thereto. The Company shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder, the DGCL and the rules of NASDAQ in connection with the filing and distribution of the Proxy Statement and the Notice 8-K, and the solicitation of proxies from the Company's stockholders under the Proxy Statement. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company's stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Proxy Statement. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect or as otherwise required by applicable Law and the Company shall promptly prepare, file with the SEC and, if any such correction is made following the mailing of the Proxy Statement, mail to its stockholders an amendment or supplement setting forth such correction, as and to the extent required by the Exchange Act. The Company shall as soon as reasonably practicable (and, in any event, within twenty-four (24) hours) (i) notify Parent of the receipt of any comments (whether written or oral) from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement and a summary of any oral correspondence.

          (b)   The Company will take, in accordance with applicable Law and the Company Charter and the Company Bylaws all action reasonably necessary (i) to establish a record date for, duly call and give notice of a meeting of holders of the issued and outstanding Company Shares (the "Company Meeting" and the record date for the Company Meeting, the "Record Date") to consider and vote upon (A) the adoption of this Agreement; and (B) a non-binding advisory vote on "golden parachute" executive compensation arrangements if required by Rule 14a-21(c) under the Exchange Act; and (ii) mail the Proxy Statement to the stockholders of record of the Company and to other stockholders as required by Rule 14a-13 of the Exchange Act, as of the Record Date, in each case, as promptly as practicable after the date of this Agreement (and in any event within five (5) Business Days following the later of the request of Parent and the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement) (the date the Company is required to take such actions, the "Proxy Date"). The Company shall convene and hold the Company Meeting as promptly as practicable after the Proxy Date; provided, however, that (a) in no event shall the Company Meeting be held later than thirty-five (35) calendar days following the date the Proxy Statement is mailed to the Company's stockholders and (b) the Company shall not adjourn or postpone the Company Meeting without the prior written consent of Parent, other than to the extent required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Meeting. Subject to Section 5.3(d) hereof, the Company Board shall recommend such adoption of this Agreement and include the Company Board Recommendation in the Proxy Statement. Notwithstanding the foregoing, after the Company Meeting has been convened, the Company shall, upon the request of Parent, and the Company may, if Parent does not make such request, adjourn the Company Meeting on one or more occasions to the extent necessary to solicit additional proxies in favor of adoption of this Agreement, for such time period as determined by Parent (or, if Parent does not make such request, as determined by the Company); provided, however that (i) such adjournment shall not exceed fifteen (15) calendar days for each such adjournment, (ii) the Company Meeting shall not be adjourned by more than forty-five (45) calendar days in the aggregate from the originally scheduled date of the Company Meeting, and (iii) no such adjournment shall be permitted if the Company shall have received by the Company Meeting an aggregate number of proxies voting for the adoption of this Agreement, which have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied if a vote were taken at the Company Meeting. Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date without the prior written consent of Parent, unless required to do so by Law (determined after consultation with outside counsel), including as a result of any adjournment or postponement of the Company Meeting pursuant to the prior sentence. If the Record Date is changed, the Company shall, as to that Record Date, comply with each of its obligations under this Section 5.4. The Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Company Meeting are solicited in compliance with all applicable Law. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven Business Days prior to the date of the Company Meeting as to the aggregate tally of proxies received by the Company with respect to the adoption of this Agreement.

        5.5.    Appropriate Action; Consents; Filings.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions contemplated by this Agreement as promptly as practicable, including using reasonable best efforts to accomplish the following: (i) obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, Third Parties, including under any Contract to which the Company or Parent or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound (provided, that the Company shall not pay or agree to pay any material consent fees or other material payments requested by any such Third Parties without the written consent of Parent, not to be unreasonably withheld, conditioned or delayed), (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, Orders and authorizations from Governmental Entities (including, without limitation, those in connection with applicable Competition Laws), make all necessary registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity (including, without limitation, in connection with applicable Competition Laws), (iii) resist, contest or defend any Proceeding (including administrative or judicial Proceedings) challenging the Merger or the completion of the Transactions, including seeking to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order (whether temporary, preliminary or permanent) that is in effect and that could restrict, prevent or prohibit consummation of the Transactions, and (iv) execute and deliver any additional instruments necessary to consummate the Transactions and fully to carry out the purposes of this Agreement. Each of the parties shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or Third Party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting or telephone call with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with the transactions contemplated hereby. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 5.5 as "outside counsel only." Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Subject to applicable Law, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Entity regarding the transactions contemplated by this Agreement by or on behalf of any party. In furtherance and not in limitation of the foregoing, each of the Company and Parent shall, and shall cause their respective affiliates to, make or cause to be made all filings required under applicable Competition Laws with respect to the Transactions as promptly as practicable and advisable, as agreed by the parties, after the date of this Agreement.

          (b)   Notwithstanding anything to the contrary in this Agreement, in connection with the receipt of any necessary approvals or clearances of a Governmental Entity (including under the HSR Act) or in connection with any investigation of the transactions described herein by any Governmental Entity under any Competition Law, Parent and its Subsidiaries shall be required, if necessary to obtain any required approvals or clearances of a Governmental Entity (including under the HSR Act) by or before the Outside Date or to otherwise be able to close the transactions described herein by or before the Outside Date, to offer to, agree to, and effectuate (i) the sale, holding separate, licensing, or other disposal of any of their respective assets, businesses, or equity holdings or of any of the assets, businesses, or equity holdings of the Company after the Closing, (ii) conduct their business (and after the Closing the Company's business) in a specified manner including but not limited to entering into, terminating, or amending any contracts or licenses. Notwithstanding the foregoing or any other provision of this Agreement, (x) neither the Company nor Parent nor any of their respective Subsidiaries shall be required to commit, agree, or submit (or offer to commit, agree, or submit) to any action, term or condition in connection with its obligations under this Section 5.5 that is not conditioned upon consummation of the Merger, and (y) neither Parent nor Merger Sub shall be required to take any action, agree to take any action or consent to the taking of any action if such action would result in, or reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Parent, the Company and their respective Subsidiaries, taken as a whole, after giving effect to the Merger and the other Transactions.

          (c)   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger. Prior to the consummation of the Merger, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations. Notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent shall be required with respect to any matter set forth in Section 5.1 or elsewhere in this Agreement to the extent that the requirement of such consent could violate any applicable Law, as determined by Parent's outside counsel.

        5.6.    Certain Notices.     From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE VII, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity or NASDAQ (or any other securities market) in connection with the Transactions; or (c) such party becoming aware of the occurrence of an event that could prevent or delay beyond the Outside Date the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Merger set forth in ARTICLE VI being incapable of satisfaction. Any such notice delivered pursuant to this Section 5.6 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in ARTICLE VI have been satisfied or give rise to any right of termination set forth in ARTICLE VII.

        5.7.    Public Announcements.     So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, or (b) with respect to any press release or other public statement by the Company permitted by Section 5.3. The Company shall file a current report on Form 8-K with the SEC attaching its press release and copy of this Agreement as exhibits.

        5.8.    Employee Benefit Matters.

          (a)   Until the date that is twelve (12) months after the Closing Date, Parent shall provide, or shall cause to be provided, to each Service Provider who is an employee and continues in the employment of the Surviving Corporation or its Subsidiaries (each, a "Continuing Employee") (A) base salary or wage rate that is not less than the base salary or wage rate provided to the Continuing Employee immediately prior to Closing, (B) annual cash incentive compensation (excluding equity incentive compensation) no less favorable than the cash incentive compensation (excluding equity incentive compensation) provided to the Continuing Employee immediately before the Closing, and (C) severance benefits in amounts and on terms and conditions that are no less favorable than those provided to the Continuing Employee immediately prior to the Closing and which are set forth on Section 3.11(a) of the Company Disclosure Schedules. Until the date that is twelve (12) months after the Closing Date, Parent shall provide, or cause to be provided, to each Continuing Employee benefits that are substantially similar in the aggregate to (i) the employee benefits provided to the Continuing Employee under the Company Benefit Plans immediately prior the Closing or (ii) at Parent's sole discretion, the employee benefits provided to similarly situated employees of Parent; provided, that, for purposes of determining whether such employee benefits are substantially similar in the aggregate, defined benefit pension benefits, retention or change in control payments or awards provided by the Company or its Subsidiaries prior to the Closing Date shall not be taken into account.

          (b)   For purposes of vesting, eligibility to participate and level of benefits under the employee benefit plans of Parent or the Surviving Corporation and their Subsidiaries providing benefits to any Continuing Employees after the Closing (the "New Plans"), each Continuing Employee shall be credited with his or her years of service with the Company prior to the Closing, to the same extent as such Continuing Employee was entitled, prior to the Closing, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Closing; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or accruals under any defined benefit pension plans. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to provide that (i) each Continuing Employee is immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing a Company Benefit Plan in which such Continuing Employee participated immediately prior to the Closing (such plans, collectively, the "Old Plans") (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, life insurance and/or disability benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company in which such employee participated immediately prior to the Closing, and (iii) any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending in the year in which the Closing Date occurs to be taken into account under the applicable New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan (but only to the extent such credit would have been given under the comparable Old Plan prior to the Closing).

          (c)   Unless otherwise requested by Parent at least ten (10) days prior to the Closing, the Company shall terminate any Company Benefit Plan intended to qualify under Section 401(a) of the Code, effective as of the day immediately prior to the Effective Time and contingent upon the occurrence of the Effective Time, and the Company shall provide Parent with evidence of such termination (the form and substance of which shall be subject to reasonable review and comment by Parent) no later than five (5) days immediately preceding the Effective Time.

          (d)   In the event the Closing Date is prior to the Payroll Date, Parent shall, or shall cause the Surviving Corporation to, pay each Continuing Employee his or her annual bonus in respect of the 2019 fiscal year on the Surviving Corporation's first regularly scheduled payroll date following January 1, 2020 (the "Payroll Date"), subject to all applicable withholdings and such Continuing Employee's continued employment through the payment date. All such bonuses (if any) shall be paid at the Continuing Employee's target bonus opportunity, as set forth on Section 5.8(d) of the Company Disclosure Schedules.

          (e)   Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any employee, independent contractor, director or other service provider at any time and for any reason, or to change the title, powers, duties, responsibilities, functions, compensation or terms of employment or service of any such service providers at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue or adopt any Company Benefit Plan or other employee benefit or compensatory plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts; or (iv) create any Third Party rights in any current of former service provider of the Company or any of its Subsidiaries (including any beneficiary or dependent thereof).

        5.9.    Indemnification.

          (a)   For a period of six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to the extent permissible under applicable Law, indemnify, defend and hold harmless, and shall advance expenses as incurred (provided that the Indemnitee (as defined below) to whom expenses are advanced provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such Indemnitee is not entitled to indemnification for such matter), to the extent provided in (i) the Company Charter, the Company Bylaws or similar organization documents of any Subsidiary of the Company in effect as of the date of this Agreement or (ii) any indemnification Contract of the Company or any of its Subsidiaries in effect as of the date of this Agreement listed on Section 5.9 of the Company Disclosure Schedule, each present and former director and officer of the Company and its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity) (each, an "Indemnitee" and, collectively, the "Indemnitees") against any costs or expenses (including reasonable attorneys' fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters any action or omission by such Indemnitee relating to their position with the Company or its Subsidiaries occurring at or prior to the Effective Time, including in connection with this Agreement or the Transactions.

          (b)   Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of an Indemnitee as provided in (i) the Company Charter, the Company Bylaws or similar organization documents of any Subsidiary of the Company in effect as of the date of this Agreement or (ii) any indemnification Contract of the Company or any of its Subsidiaries in effect as of the date of this Agreement listed on Section 5.9 of the Company Disclosure Schedule shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the exculpation, indemnification and advancement of expenses provisions in favor of an Indemnitee as provided in (i) the Company Charter, the Company Bylaws or similar organizational documents of any Subsidiary of the Company in effect as of the date of this Agreement or (ii) any indemnification Contract of the Company or its Subsidiaries in effect as of the date of this Agreement listed on Section 5.9 of the Company Disclosure Schedule, and shall not amend, repeal or otherwise modify any such provisions in any manner that would materially and adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

          (c)   For six (6) years from and after the Effective Time, Parent shall maintain for the benefit of those persons that are directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, directors' and officers' liability insurance and fiduciary liability insurance that provides coverage for events occurring prior to the Closing Date (the "D&O Insurance") that is substantially equivalent to and in any event not less favorable in the aggregate than the existing directors' and officers' liability insurance and fiduciary liability insurance policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage then available; provided, however, that Parent shall not be required to pay an annual premium for the D&O Insurance in excess of 250% of the last annual premium paid by the

  Company prior to the date of this Agreement which premium the Company represents and warrants to be approximately $408,987. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid "tail" policies have been obtained prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions.

          (d)   In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.9.

          (e)   The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her Representatives. From and after the Effective Time, the obligations of Parent under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

          (f)    Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.

        5.10.    Parent Agreements Concerning Merger Sub.     Prior to the termination of this Agreement in accordance with its terms, Parent shall take all actions necessary or advisable to cause Merger Sub to perform its covenants, agreements and obligations under this Agreement in accordance with the terms hereof.

        5.11.    Takeover Statutes.     If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Shares (including any "control share acquisition," "fair price," "business combination" or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement, then the Company and the Company Board shall take all action reasonably available to it to render such Law inapplicable to the foregoing.

        5.12.    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement and any other dispositions of Company Shares (including derivative securities with respect to Company Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.13.    Stockholder Litigation.     The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation brought by stockholders of the Company or any other Person against the Company and/or its directors and officers relating to the transactions contemplated by this Agreement, including the Merger ("Transaction Litigation"), and the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any Transaction Litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.

        5.14.    Stock Exchange Delisting.     The Surviving Corporation shall cause the Company's securities to be de-listed from NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

        5.15.    Regulatory Matters.     To the extent consistent with applicable Law, the Company and Parent shall cooperate in good faith to develop the strategy and process by which the parties will communicate with all Governmental Entities regarding any plans or strategies in pursuit of future Regulatory Permits, changes to existing Regulatory Permits, and the conduct or design of clinical trials in furtherance thereof (collectively, the "Regulatory Matters"). To the extent permitted by applicable Law, the Company shall (a) give Parent prompt notice upon obtaining knowledge of any written request, inquiry or communication from or by the FDA in connection with any such Regulatory Matters (b) keep Parent reasonably informed in a timely manner as to the status of any such request, inquiry or communication, and (c) permit Parent to review any material communication delivered to, and consult with Parent in advance of any meeting or conference with, the FDA relating to such Regulatory Matters. The Company will consult and cooperate with Parent, and consider in good faith the reasonable views of Parent, in connection with, and provide to Parent in advance, any responses, materials, analyses, presentations, memoranda, or proposals to be made or submitted to the FDA in connection with the Regulatory Matters.

        5.16.    Financing.

          (a)   Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Equity Financing on the terms and conditions set forth in the Equity Commitment Letters, including using its commercially reasonable efforts to (i) maintain in effect the Equity Commitment Letters until the Merger and the other transactions contemplated by this Agreement are consummated, (ii) satisfy or cause to be waived on a timely basis all conditions applicable to Parent set forth in the Equity Commitment Letters or such definitive agreements that are within its control and otherwise comply with its obligations thereunder and (iii) upon the satisfaction or waiver of such conditions, consummate the Equity Financing to the extent, and in the amount required, necessary to consummate the Merger and the Transactions; provided, that nothing herein shall prevent Parent from replacing all or any portion of the Equity Financing provided for in the Equity Commitment Letters with one or more commitments from Persons to provide an equal or greater amount of financing to be made available on or prior to the Closing Date with conditionality no less favorable to Parent in any material respect than that provided for in the Equity Commitment Letters, and upon any such replacement, the definition of "Equity Commitment Letters" set forth in this Agreement shall be deemed to have been modified as appropriate to reflect such replacement debt or equity financing and any related commitment letter.

          (b)   Parent shall not amend, modify or waive, or agree to amend, modify or waive (in any case, whether by action or inaction), any term of either Equity Commitment Letter without the prior written consent of the Company if such amendment, modification or waiver (i) reduces the aggregate amount of the Equity Financing available on the Closing Date to pay the aggregate Merger Consideration, the aggregate Conversion Amount, the aggregate Warrant Consideration and the aggregate Black-Scholes Value (unless, in the case of this clause (i), such amount is fully replaced with an amount of new financing with conditionality no less favorable to Parent in any material respect), or (ii) imposes new or additional conditions or amends or modifies any of the conditions precedent to the receipt of the Equity Financing in a manner that would reasonably be expected to (x) materially delay or prevent the Closing, (y) make the timely funding of the Equity Financing or satisfaction of the conditions precedent to obtaining the Equity Financing less likely to occur or (z) adversely impact the ability of Parent to enforce its rights against any other party to the Equity Commitment Letters or the definitive agreements with respect thereto in any material respect.

          (c)   From the date of this Agreement until the earlier of (x) the Effective Time and (y) the termination of this Agreement in accordance with its terms, the Company agrees to use its commercially reasonable efforts to provide such assistance and to cause each of its Subsidiaries and Representatives to provide such assistance, in connection with any equity or debt financing to be undertaken by Parent, Merger Sub or their affiliates for the purpose of funding the Transactions and the related fees and expenses (the "Financing") as is reasonably requested by Parent. Such assistance shall include the following: (i) reasonable cooperation with the marketing by Parent and its Financing Sources of the Financing; (ii) delivery to Parent and its Financing Sources of (A) information with respect to the business, operations, financial condition, projections and prospects of the Company and its Subsidiaries as may be reasonably requested by Parent or its Financing Sources; and (B) customary certificates, evidence of insurance, authorization letters in connection with the marketing materials for the financing, agreements and other documents and materials by the Company and its Subsidiaries and their respective Representatives; (iii) participation by senior management of the Company in the negotiation of, and the execution and delivery of, the agreements, documents and certificates contemplated by the Financing, including (A) officer, secretary, solvency and perfection certificates, corporate organizational documents, good standing certificates, Lien searches, and resolutions requested by Parent or its Financing Sources; (B) documents reasonably requested by Parent or its Financing Sources relating to the repayment of existing debt; and (C) other customary documentation and other information; (iv) taking such actions as are reasonably requested by Parent or its Financing Sources to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Financing; (v) taking all actions as may be reasonably requested by Parent or its Financing Sources in connection with the repayment of the existing indebtedness of the Company and its Subsidiaries; (vi) using its commercially reasonable efforts to cause its independent auditors to cooperate with the Financing, including by (A) providing assistance with the due diligence activities of the Financing Sources and (B) providing access to work papers of the Company and its Subsidiaries and other supporting documents as may be reasonably requested by Parent or its Financing Sources; (vii) obtain accountants' comfort letters, legal opinions, and other documentation and items relating to the Financing as reasonably requested by Parent (including by assisting Parent's legal counsel in connection with obtaining or preparing any of the foregoing); (viii) using its commercially reasonable efforts to provide to Parent all documentation and other information required by Regulatory Authorities or requested by the Financing Sources under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act, in each case, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date; and (vix) cooperation with Parent's Financing Sources' due diligence, to the extent customary or reasonable; provided, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries; provided, further, that nothing in this Agreement shall require any cooperation to the extent it would (1) require the Company, its Subsidiaries or the Company Board or the board of directors of any of the Company's Subsidiaries to waive or amend any terms of this Agreement or agree to pay any commitment, financing or other fees or reimburse any expenses prior to the Closing Date, except to the extent reimbursed by Parent; (2) require any officer of the Company or its Subsidiaries to execute or deliver any document or certificate in connection with the Financing that is not contingent upon the Closing or that would be effective prior to the Closing (other than customary documents or certificates solely relating to the Company or its Subsidiaries); (3) require the Company or its Subsidiaries to take any action that would conflict with or violate any applicable Laws or any provision of the organizational documents of the Company, or that would result in a violation or breach of, or default under, any Material Contract in effect as of the date of any such request; or (4) result in any officer or director of the Company or its Subsidiaries incurring any personal liability in connection with the Financing; and provided, further, that neither the Company nor any of its Subsidiaries shall be required to incur any indebtedness, grant any Lien to secure indebtedness of Merger Sub or Parent, or pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to the Financing prior to the Effective Time, unless Parent has agreed in writing to reimburse and indemnify the Company for any such liabilities in the event the Effective Time does not occur. The Company will provide to Parent and its Financing Sources such information as may be necessary so that the information supplied by or on behalf of the Company and its Subsidiaries does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading and will correct any such untrue statements or omissions promptly after any of the Company, its Subsidiaries or their respective Representatives is aware of such untrue statement or omission. The Company consents to the use of all of its and its Subsidiaries' logos in connection with the Financing. Notwithstanding anything to the contrary contained in this Agreement, no obligation of the Company or its Subsidiaries under any certificate, document or instrument entered into with respect to this Section 5.16(c) shall be effective until the Closing and the Company and its Subsidiaries shall not be required to take any action under any certificate, document or instrument that is not contingent upon the Closing or that would be effective prior to the Closing (other than, in each case, customary documents or certificates solely relating to the Company or its Subsidiaries). Parent shall indemnify, defend and hold harmless the Company and its affiliates, and their respective pre-Closing Representatives, from and against any liability, obligation or loss suffered or incurred by them in connection with the arrangement of the Financing, any information provided in connection therewith (other than arising from information provided by the Company or its Subsidiaries but including any violation of the Confidentiality Agreement) and any misuse of the logos or marks of the Company or its Subsidiaries in connection therewith, except in the event such liabilities, obligations or losses arose out of or result from the willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives. Parent shall promptly reimburse the Company for any out-of-pocket costs and expenses incurred in connection with the Company's, any of its Subsidiaries' or any of their respective Representatives' obligations under this Section 5.16.

          (d)   Parent acknowledges and agrees that obtaining the Financing shall not be a condition to the consummation of the Transactions, and affirms its obligations to consummate the Transactions (subject to the conditions contained in ARTICLE VI) irrespective and independently of the availability of any such Financing. For purposes of this Agreement, the term "Financing Source" means each Equity Financer and any future source of equity or debt financing, if any, that may provide financing to Parent or Merger Sub for the Transactions.

        5.17.    Treatment of Additional Equity Interests.     The Company shall use reasonable best efforts to (i) take any actions that may be required by the Convertible Notes, the Certificate of Designations and the Company Warrants, as applicable, to be performed by the Company prior to the Effective Time, including, without limitation, as a result of the execution and delivery of this Agreement and the pending or actual consummation of the Merger and the other Transactions, including, as may be applicable, the giving of any notices, announcements, certificates, opinions, documents or instruments that the Company may be required to give prior to the Effective Time and (ii) provide to Parent reasonable prior notice of any such action, including, without limitation, a draft of any writing to be provided in connection with such required actions, and the opportunity to comment on such writings, and the Company shall consider any such comments in good faith. In addition, the Company shall promptly cooperate with any and all reasonable requests made by Parent to the Company in connection with such requirements of the Convertible Notes, the Certificate of Designations and the Company Warrants, as applicable, or as Parent may be required, or may deem desirable, to undertake in connection with the Convertible Notes, the Certificate of Designations and the Company Warrants in anticipation of or in preparation for the Closing Date, or in connection with this Agreement, the Support Agreements or the Transactions, including any tender offer the Parent may pursue or the Parent may direct the Company to pursue for any such Equity Interests, it being understood that any such tender offer shall be conditioned on the consummation of the Merger at the Effective Time, and the Company shall not be liable for any payments thereunder until after the consummation of the Merger after the Effective Time.

ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER

        6.1.    Conditions to Obligations of Each Party Under This Agreement.     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained.

          (b)   The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of any Governmental Entity and there shall not be in effect any Law enacted or promulgated by any Governmental Entity that prevents or makes illegal the consummation of the Merger.

          (c)   Any applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

        6.2.    Conditions to Obligations of the Company Under This Agreement.     The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

          (a)   Each representation and warranty of Parent and Merger Sub contained in ARTICLE IV, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

          (b)   Parent and Merger Sub shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.

          (c)   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

        6.3.    Conditions to Obligations of Parent and Merger Sub Under This Agreement.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

          (a)   Each representation and warranty of the Company (i) contained in the first three sentences of Section 3.2(a) (Capitalization) shall be true and correct in all respects (other than de minimis exceptions) as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time); (ii) contained in Sections 3.1 (Corporate Organization), 3.2(a) (Capitalization) (other than the first three sentences of such section), 3.3 (Authority; Execution and Delivery; Enforceability), and 3.19 (Broker's Fees) shall be true and correct in all material respects as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); and (iii) set forth in ARTICLE III (other than the representations and warranties referenced in the immediately foregoing clauses (i) and (ii)), without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time, except for representations and warranties that expressly relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

          (b)   The Company shall have performed and complied with in all material respects all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date.

          (c)   Since the date of this Agreement, there has not been any change, event, development, condition, occurrence or effect that has had or would reasonably be expected to have a Company Material Adverse Effect.

          (d)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

          (e)   The Company shall have delivered to Parent a statement, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that interests in the Company are not "United States real property interests" within the meaning of Section 897(c) of the Code.

          (f)    Each of the (i) Exclusive Channel Collaboration Agreement, dated October 5, 2012, by and between Intrexon Corporation and the Company, as amended through the date hereof (the "2012 Channel Collaboration Agreement"), and (ii) Exclusive Channel Collaboration Agreement, dated December 31, 2015, by and between Intrexon Corporation and the Company, as amended through the date hereof (the "2015 Channel Collaboration Agreement" and, together with the 2012 Channel Collaboration Agreement, the "Channel Collaboration Agreements"), shall be in effect in accordance with the same material terms and material conditions as in effect as of the date hereof, except as for any amendments to either of the Channel Collaboration Agreements (A) as have been consented to by Parent or (B) made in accordance with Section 5.1, and neither party thereto shall be in material breach thereof; provided, that for purposes of this Section 6.3(f), a failure of any Committee (as defined in the applicable Channel Collaboration Agreement) to timely meet as provided by the applicable Channel Collaboration Agreement shall not be deemed to be a material breach of such Channel Collaboration Agreement, except to the extent such failure is claimed in any Proceeding by Intrexon Corporation to be a material breach, or otherwise to entitle Intrexon Corporation to material damages or the right to terminate such Channel Collaboration Agreement.

          (g)   The holders of no more than 8% of the then-outstanding Company Shares, calculated immediately prior to the Effective Time, shall have exercised or purported to exercise statutory appraisal rights under Section 262 of the DGCL with respect to such Company Shares or shares of Common Stock.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        7.1.    Termination.     This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, by action taken or authorized by the board of directors of the terminating party or parties (in the case of the Company Board, only to the extent the Company Board is acting upon the recommendation of the Transaction Committee), as applicable:

          (a)   By mutual written consent of Parent and the Company;

          (b)   By either the Company or Parent, if the Company Stockholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof;

          (c)   By either the Company or Parent, if any Governmental Entity of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such Order shall have become final and non-appealable, or any Law enacted or promulgated by any Governmental Entity is in effect that prevents or makes illegal the consummation of the Merger; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a party if the issuance of, or failure to resolve or have vacated or lifted, such Order was primarily due to or resulted from a breach by such party of any of its covenants or agreements under this Agreement, including pursuant to Section 5.5;

          (d)   By either the Company or Parent if (i) the Effective Time shall not have occurred on or before February 12, 2020 (or such later date as the parties may agree, the "Outside Date"); provided that neither the Company nor Parent may terminate this Agreement pursuant to this Section 7.1(d) if it is in breach of this Agreement and such breach has primarily caused or resulted in the failure of the Closing to have occurred prior to the Outside Date;

          (e)   By the Company, at any time prior to the receipt of the Company Stockholder Approval, if the Company Board (acting upon a recommendation of the Transaction Committee) determines to accept a Superior Proposal, but only if the Company shall have complied with its obligations under Section 5.3 with respect to such Superior Proposal; provided, however, that the Company shall prior to or concurrently with such termination pay the Company Termination Fee to or for the account of Parent pursuant to Section 7.1;

          (f)    By Parent, if the Company Board (acting upon a recommendation of the Transaction Committee) shall have made a Change of Board Recommendation;

          (g)   By Parent, if the Company shall have breached Section 5.3 in any material respect and, solely with respect to breaches of the Company's time-bound obligations and covenants contained in Section 5.3, shall have not cured such breach to the reasonable satisfaction of Parent within twenty-four (24) hours of receipt of notice of such breach from Parent.

          (h)   By Parent, if: (i) there has been a breach by the Company of its representations, warranties, covenants or agreements contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent shall have delivered to the Company written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if Parent or Merger Sub is then in material breach of its representations, warranties, covenants or agreements contained in this Agreement;

          (i)    By the Company, if: (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties, covenants or agreements contained in this Agreement in each case, such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.2(a) and 6.2(b) prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(i) if the Company is then in material breach of its representations, warranties, covenants or agreements contained in this Agreement; or

          (j)    By the Company if (i) all of the conditions set forth in Section 6.1 or Section 6.3 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date), (ii) the Company has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations hereunder, the Closing will occur and (iii) Parent fails to consummate the Transactions by the later of (x) three (3) Business Days after delivery of such notice and (y) the first time on which the Closing is to occur pursuant to Section 1.2.

        7.2.    Effect of Termination.     In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, this Agreement shall forthwith become void have no further force and effect (other than Section 5.2(b), Section 7.2, Section 7.3, and ARTICLE VIII, each of which shall survive termination of this Agreement); provided, that, nothing herein shall relieve any party from liabilities or damages incurred or suffered as a result of a willful and material breach of any representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination.

        7.3.    Company Termination Fee.

          (a)   The parties hereto agree that if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e) or Section 7.1(f), then the Company shall pay to Parent prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, the Company Termination Fee. For purposes of this Agreement, "Company Termination Fee" means $2,000,000.

          (b)   The parties hereto agree that if (x) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) or Section 7.1(d) or by Parent pursuant to Section 7.1(g) or Section 7.1(h), (y) an Acquisition Proposal has been announced publicly or made to the Company after the date hereof, and (z) the Company enters into a Company Acquisition Agreement or consummates an Acquisition Proposal within twelve (12) months after such termination, then the Company shall pay the Company Termination Fee to Parent on the earlier of the date of entry into such Company Acquisition Agreement or consummation of such Acquisition Proposal. For purposes of this Section 7.3(b), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.3(g)(i), except that the references to "20%" shall be deemed to be references to "75%".

          (c)   All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent, or in the absence of such designation, an account established for the sole benefit of Parent.

          (d)   Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. Accordingly, if the Company fails to pay the Company Termination Fee when due, and, in order to obtain such payment, Parent commences a Proceeding that results in a judgment against the Company for the Company Termination Fee, the Company shall pay to Parent, together with the Company Termination Fee, (i) interest on the Company Termination Fee from the date of termination of this Agreement at a rate per annum equal to the Prime Rate and (ii) Parent's costs and expenses (including reasonable attorneys' fees) in connection with such Proceeding. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, if the Company Termination Fee is paid by the Company pursuant to Section 7.3, then, except for liabilities or damages incurred or suffered as a result of a willful and material breach of the representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination, any such payment shall be the sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, equity holders, managers, members or affiliates and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

        7.4.    Parent Termination Fee.

          (a)   The parties agree that if this Agreement is terminated by the Company pursuant to Section 7.1(i) or Section 7.1(j), or by the Company or Parent pursuant to Section 7.1(d) at a time when the Company could have terminated this Agreement pursuant to Section 7.1(i) or Section 7.1(j), then Parent shall pay to the Company, as promptly as reasonably practicable (and, in any event, within two Business Days) following such termination, $2,000,000 (the "Parent Termination Fee").

          (b)   All payments under this Section 7.4 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company, or in the absence of such designation, an account established for the sole benefit of the Company.

          (c)   Each of the parties acknowledges that (i) the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement and (ii) the Parent Termination Fee is not a penalty, but is liquidated damages in an amount that shall compensate the Company for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance upon this Agreement and on the expectation of the consummation of the Transactions contemplated hereby, and for the loss suffered by reason of the failure of such consummation, which amount would otherwise be uncertain and incapable of accurate determination. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

          (d)   In circumstances where the Parent Termination Fee is payable in accordance with Section 7.4(a), the Company's receipt of the Parent Termination Fee (if received) from or on behalf of Parent (plus any amounts payable or that become payable under Section 5.16(a) in respect of the reimbursement and indemnity obligations therein) in full from Parent pursuant to Section 7.4 shall be the Company's sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Parent, Merger Sub, the Financing Sources, the Financing Sources Related Parties and any of its and their respective former, current or future direct or indirect equity holders, general or limited partners, controlling Persons, stockholders, members, managers, directors, officers, incorporator, employees, agents, affiliates, portfolio companies, assignees, advisors, attorney, consultant, Representative or principal of Parent, Merger Sub or any affiliate of Parent or Merger Sub (collectively, the "Parent Related Parties") for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby; provided, however, that nothing in this Section 7.4(d) shall restrict the Company's right or ability to seek and obtain specific performance of this Agreement and Parent's obligation to enforce the Equity Commitment Letter as and to the extent permitted by Section 8.14 prior to the termination of this Agreement.

        7.5.    Limitation on Recourse.     No Parent Related Party (excluding, for avoidance of doubt, Parent and Merger Sub) shall have any liability for any liabilities of Parent or Merger Sub under this Agreement or for any Proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such Transactions), and except for any Proceeding arising under or related to any Support Agreement, no former, current or future direct or indirect equityholder, general or limited partner, controlling Person, shareholder, member, manager, director, officer, incorporator, employee, agent, affiliate, portfolio company, assignee, advisor, attorney, consultant, Representative, principal or financing source of the Company or any affiliate of the Company shall have any rights or claims against a Parent Related Party under this Agreement, or for any Proceeding based on, in respect of, or by reason of, the Transactions, whether at law or equity, in contract, in tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise.

        7.6.    Amendment.     This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors or other duly appointed governing authority at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company's stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        7.7.    Waiver.     At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

 ARTICLE VIII
GENERAL PROVISIONS

        8.1.    Non-Survival of Representations and Warranties.     None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

        8.2.    Fees and Expenses.     Subject to Section 7.3 and Section 5.16(a), all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

        8.3.    Notices.     Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by nationally recognized overnight courier, in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice pursuant to a notice delivered in accordance with this Section 8.3):

    If to Parent or Merger Sub, addressed to it at:

      c/o Castle Creek Pharmaceuticals, LLC
      6 Century Drive, 2nd Floor
      Parsippany, NJ 07054
      Attn: Greg Wujek

    with a copy to (for information purposes only):

      Latham & Watkins LLP
      330 North Wabash Avenue, Chicago, IL 60611
      Tel: (312) 876-7700
      Fax: 312-993-9767
      Attention:    Mark Gerstein
                            Zachary Judd

    If to the Company, addressed to it at:

      Fibrocell Science, Inc.
      405 Eagleview Boulevard
      Exton, Pennsylvania 19341
      Attention:    John Maslowski
                            Sean Buckley

    with a copy to (for information purposes only):

      Hogan Lovells US LLP
      1735 Market Street
      Floor 23
      Philadelphia, Pennsylvania 19103
      Attention: Asher Rubin, Steve Abrams and Les Reese
      Tel: (267) 675-4600
      Fax: (267) 675-4601

      Email: asher.rubin@hoganlovells.com; steve.abrams@hoganlovells.com; leslie.reese@hoganlovells.com.

        8.4.    Certain Definitions.     For purposes of this Agreement, the term:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that any such confidentiality agreement need not prohibit the making of an Acquisition Proposal.

        "affiliate" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

        "Anti-corruption Laws" means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the Company or any of its Subsidiaries, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

        "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Black-Scholes Value" shall (i) with respect to the Common Stock Purchase Warrants issued by the Company on December 11, 2017, May 31, 2018 and July 5, 2018, and the Placement Agent Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018, have the meaning ascribed to such term in such warrant and (ii) with respect to the warrants issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto, mean the option value of such warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A thereof.

        "Black-Scholes Warrants" means (i) the warrants issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto, (ii) the Common Stock Purchase Warrants issued by the Company on December 11, 2017, and (iii) the Placement Agent Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018.

        "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

        "Certificate of Designation" means the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company, as filed with the Secretary of State of the State of Delaware on March 7, 2017.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Common Warrants" means the Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018.

        "Company Material Adverse Effect" means any change, event, condition, occurrence, state of facts, development or effect (an "Effect") that, individually or in the aggregate, (i) has a material adverse effect on the business, properties, assets, condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that adverse Effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company

Material Adverse Effect has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (a), (b) and (c) of the below shall be so considered to the extent such Effect disproportionately impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industries: (a) changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof, (b) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including interests rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally, (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis, (d) any change in supplier, employee, financing source, regulatory, partner, customer, client or similar relationships directly resulting from the public announcement or pendency of this Agreement and the Merger (provided, that the exception in this clause (d) shall not apply in the context of any representation or warranty set forth in Section 3.4 or Section 3.12), (e) any Transaction Litigation, (f) the performance of this Agreement and the Transactions, including compliance with covenants set forth herein, or any action taken or omitted to be taken by the Company or any of its Subsidiaries (excluding the requirement that the Company use reasonable best efforts to operate in the ordinary course of business or any restriction in Section 5.1 that otherwise permits the Company and its Subsidiaries to operate in the ordinary course of business) at the request of Parent prior to the taking or the omission of such action, (g) changes in the trading price or trading volume of Company Shares or any suspension of trading, provided that the underlying facts or circumstances giving rise or contributing to such changes may be taken into account in determining whether a Company Material Adverse Effect has occurred, (h) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, provided that the underlying facts or circumstances giving rise or contributing to such changes may be taken into account in determining whether a Company Material Adverse Effect has occurred, or (i) changes generally affecting products competitive with the products and services made or currently intended to be made commercially available or otherwise distributed, or currently under development, by the Company or any of its Subsidiaries, or (ii) would prevent or materially impair or delay the consummation by the Company of the transactions contemplated by this Agreement.

        "Company Material Intellectual Property" means the Intellectual Property that is owned or licensed by the Company or any of its Subsidiaries and that is material to the business of the Company and its Subsidiaries, taken as a whole.

        "Company Owned Intellectual Property" means Intellectual Property that is owned by the Company or any of its Subsidiaries.

        "Company Warrants" means, collectively, the Black-Scholes Warrants, the Common Warrants and the Underwater Warrants.

        "Competition Laws" means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any other country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended and other similar competition or antitrust laws of any jurisdiction other than the United States.

        "Contract" or "Contracts" means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

        "Conversion Amount" means, the dollar amount to which a share of Preferred Stock will be converted in the merger as provided under the Certificate of Designations, to wit: with respect to a share of Preferred Stock, an amount equal to: (i) the number of Company Shares such share of Preferred Stock is entitled to be converted into pursuant to the Certificate of Designations, based on the Stated Value (as defined in the Certificate of Designations) of such share of Preferred Stock (each issued and outstanding share of Preferred Stock having a Stated Value as of the date hereof of $1,105) and assuming a "Conversion Price" (as defined in the Certificate of Designations) of $11.6355 (as may be adjusted prior to the Effective Time in accordance with the Certificate of Designations), multiplied by (ii) the Merger Consideration.

        "Convertible Notes" means the convertible promissory notes issued by the Company on September 7, 2016 pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto.

        "Environmental Claims" means any Proceeding, Order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential violation of or liability arising out of or relating to any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials, but shall not include any claims relating to products liability.

        "Environmental Laws" means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials in the environment.

        "Environmental Permits" means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

        "Equity Interest" means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest or other instrument or right the value of which is based on any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" means any Person (whether or not incorporated) that, together with another Person, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Expenses" includes all expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates)

incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and all other matters related to the transactions contemplated by this Agreement.

        "FDA" means the United States Food and Drug Administration.

        "Financing Sources Related Parties" means the respective Financing Sources' affiliates and their and their affiliates' respective officers, directors, employees, attorneys, partners (general or limited), controlling parties, advisors, members, managers, accountants, consultants, agents, Representatives and funding sources involved in the Equity Financing and their respective successors and permitted assigns.

        "GAAP" means generally accepted accounting principles, as applied in the United States.

        "Governmental Entity" means any national, supranational, federal, state, county, provincial, municipal, local or foreign government, or other political subdivision thereof, including commission or authority, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, including any court of competent jurisdiction, any arbitral body or any administrative, regulatory (including any stock exchange) or other agency.

        "Hazardous Materials" means any materials or wastes that are listed or defined as hazardous substances, medical waste, hazardous wastes, hazardous materials, extremely hazardous substances, toxic substances, pollutants, contaminants or terms of similar import or serve as the basis of liability under any applicable Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Information Privacy and Security Laws" means all applicable Laws concerning the privacy and/or security of Personal Data, and all regulations promulgated thereunder, including, without limitation, HIPAA, the Health Information Technology for Economic and Clinical Health Act, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, social security number protection Laws and data security and security breach notification Laws.

        "Intellectual Property" means all intellectual property rights in any jurisdiction, including all: (a) patents, patent applications, and patent disclosures, together with all provisionals, reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), and other indicia of origin, and all applications, registrations and renewals in connection therewith; (c) all copyrights (whether or not published), mask works, and industrial designs, and all applications, registrations and renewals in connection therewith; (d) intellectual property rights in Software Programs; (e) mask works and industrial designs, and all applications and registrations in connection therewith; and (f) trade secrets and other intellectual property rights in confidential and proprietary information (including any intellectual property rights in inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations of data).

        "IRS" means the United States Internal Revenue Service.

        "IT Assets" means computers, Software Programs, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment owned, used, or held for use by the Company or any of its Subsidiaries.

        "Knowledge" means, when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4(a) of the Company Disclosure Schedule.

        "Law" means any applicable national, provincial, state, municipal and local laws (including common law), statutes, ordinances, codes, decrees, rules, regulations or Orders of any Governmental Entity, in each case, having the force of law.

        "Lien" means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, conditional sales or other title retention agreement, easement, right of way or other title defect, restriction on transfer, covenant or option in respect of such property, equity interest or asset.

        "NASDAQ" means the Nasdaq Stock Market LLC.

        "Order" means any judgment, order, ruling, decision, writ, injunction, decree or arbitration award of any Governmental Entity.

        "Parent Material Adverse Effect" means any change, event, condition, occurrence, state of facts, development or effect that, individually or in the aggregate, prevents or materially impairs or delays (beyond the Outside Date) the consummation by Parent or Merger Sub of the Merger or any of the other transactions contemplated this Agreement.

        "Permitted Liens" means (a) statutory Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business for amounts not yet due and payable or are being contested in good faith by appropriate proceedings, and for which appropriate reserves have been established in accordance with GAAP on the financials statements of the Company and its Subsidiaries, and (c) (i) applicable building, zoning and land use regulations regulating the use or occupancy of Company Leased Real Property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such Company Leased Real Property which are not violated by the current use or occupancy of such Company Leased Real Property or the operation of the businesses thereon, and (ii) other imperfections or irregularities in title, charges, restrictions and other encumbrances of record that do not materially impair the use of the Company Leased Real Property to which they relate.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.

        "Personal Data" means information, in any form, that identifies an individual or, in combination with any other information or data in the possession of the Company or any of its Subsidiaries, could be used to identify an individual.

        "Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

        "Prime Rate" means the rate per annum published in The Wall Street Journal from time to time as the prime lending rate prevailing during any relevant period.

        "Proceedings" means all actions, suits, claims, investigations, audits, litigation or proceedings, in each case, by or before (or that could be brought before) any Governmental Entity.

        "Release" means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

        "Representatives" means, with respect to a Person, such Person's directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Software Programs" means computer programs (whether in source code, object code or other form), including any and all software implementations of algorithms, models and methodologies, and all documentation, including user manuals and training materials, related to any of the foregoing.

        "Subsidiary" of Parent, the Company or any other Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a "subsidiary" under Rule 12b-2 promulgated under the Exchange Act.

        "Tax Authority" means any Governmental Entity having or purporting to exercise jurisdiction with respect to the determination, collection or imposition of any Tax.

        "Tax Return" means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed or actually filed with a Tax Authority, including any schedule or attachment thereto, and including any amendments thereof.

        "Taxes" means any and all federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts, payments in lieu and other charges in the nature of a tax or any other similar fee, charge, assessment or payment, including, without limitation, income, franchise, windfall or other profits, gross receipts, branch profits, real property, personal property, sales, use, goods and services, net worth, capital stock, license, occupation, premium, commercial activity, customs duties, alternative or add-on minimum, environmental, escheat or unclaimed property, payroll, employment, social security, workers' compensation, unemployment compensation, disability, excise, severance, estimated, withholding, ad valorem, stamp, transfer, registration, value-added, transactional and gains tax, whether disputed or not, and any interest, penalty, fine or additional amounts imposed in respect of any of the foregoing.

        "Third Party" shall mean any Person other than Parent, Merger Sub and their respective affiliates.

        "Treasury Regulations" means regulations promulgated under the Code.

        "Underwater Warrants" means (i) the warrants issued pursuant to that certain Securities Purchase Agreement dated March 7, 2017, by and among the Company and the other parties signatory thereto, and (ii) the Underwriter's Common Stock Purchase Warrants issued by the Company on December 11, 2017.

        "Warrant Consideration" means, with respect to each Company Share for which a Common Warrant is exercisable immediately prior to the Closing, an amount in cash equal to the Merger Consideration less the per-share exercise price for such Common Warrant.

        "Warrant Repurchase Date" means (i) with respect to the Common Stock Purchase Warrants issued by the Company on December 11, 2017, May 31, 2018 and July 5, 2018, and the Placement Agent Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018, the Closing Date and (ii) with respect to the warrants issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto, mean the date of the third Business Day following the date of receipt of the Change of Control Notice (as defined in such warrant).

        8.5.    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

"2009 Plan"	Section 2.4(a)
"2012 Channel Collaboration Agreement"	Section 6.3(f)
"2015 Channel Collaboration Agreement"	Section 6.3(f)
"2019 Plan"	Section 2.4(a)
"Acquisition Proposal"	Section 5.3(g)(i)
"Agreement"	Preamble
"Book-Entry Company Shares"	Section 2.2(b)(ii)
"Certificate of Merger"	Section 1.2
"Certificates"	Section 2.2(b)(i)
"Change of Board Recommendation"	Section 5.3(a)
"Closing"	Section 1.2
"Closing Date"	Section 1.2
"Company"	Preamble
"Company Acquisition Agreement"	Section 5.3(a)
"Company Benefit Plan"	Section 3.11(a)
"Company Board"	Recitals
"Company Board Recommendation"	Section 3.3(b)
"Company Bylaws"	Section 1.1(b)
"Company Charter"	Section 1.1(b)
"Company Disclosure Schedule"	ARTICLE III
"Company Equity Plan"	Section 2.4(b)
"Company Lease Agreements"	Section 3.14(a)
"Company Leased Real Property"	Section 3.14(a)
"Company Meeting"	Section 5.4(b)
"Company Option"	Section 2.4(a)

"Company Registered Intellectual Property"	Section 3.17(a)
"Company SEC Documents"	Section 3.5(a)
"Company SEC Financial Statements"	Section 3.5(c)
"Company Shares"	Section 2.1(a)
"Company Stockholder Approval"	Section 3.3(c)
"Company Termination Fee"	Section 7.3(a)
"Confidentiality Agreement"	Section 5.2(b)
"Continuing Employee"	Section 5.8(a)
"D&O Insurance"	Section 5.9(c)
"DGCL"	Recitals
"Dissenting Shares"	Section 2.3
"Effect"	Section 8.4
"Effective Time"	Section 1.2
"Eligible Company Option"	Section 2.4(a)
"Equity Financer"	Recitals
"Equity Financing"	Section 4.7(b)
"Exchange Fund"	Section 2.2(a)
"FFDCA"	Section 3.18(a)
"Financing"	Section 5.16(c)
"Financing Source"	Section 5.16(d)
"HIPAA"	Section 3.18(a)
"Health Care Laws"	Section 3.18(a)
"Indemnitee"	Section 5.9(a)
"Material Contracts"	Section 3.16(b)
"Merger"	Recitals
"Merger Consideration"	Section 2.1(a)
"Merger Sub"	Preamble
"Multiemployer Plan"	Section 3.11(f)
"New Plan"	Section 5.8(b)
"Notice 8-K"	Section 3.4(b)
"Notice of Conversion"	Section 2.2(b)(iii)
"Notice of Exercise"	Section 2.2(b)(iv)
"Notice Period"	Section 5.3(d)(ii)
"OFAC"	Section 3.9

"Old Plan"	Section 5.8(b)
"Outside Date"	Section 7.1(d)
"Parent"	Preamble
"Parent Related Parties"	Section 7.4(d)
"Parent Termination Fee"	Section 7.4(a)
"Paying Agent"	Section 2.2(a)
"Payroll Date"	Section 5.8(d)
"Permits"	Section 3.10
"Proposed Changed Terms"	Section 5.3(d)(iv)
"Proxy Date"	Section 5.4(b)
"Proxy Statement"	Section 3.4(b)
"Record Date"	Section 5.4(b)
"Regulatory Authority"	Section 3.18(b)
"Regulatory Matters"	Section 5.15
"Regulatory Permit"	Section 3.18(b)
"Repurchase Notice"	Section 2.2(b)(iv)
"Safety Notices"	Section 3.18(e)
"Sarbanes-Oxley Act"	Section 3.5(b)
"Service Provider"	Section 3.11(a)
"Significant Supplier"	Section 3.22
"Submissions"	Section 3.18(c)
"Superior Proposal"	Section 5.3(g)(ii)
"Support Agreements"	Recitals
"Surviving Corporation"	Section 1.1(a)
"Title IV Plan"	Section 3.11(f)
"Transaction Committee"	Recitals
"Transaction Litigation"	Section 5.13
"Transactions"	Section 1.1(a)

        8.6.    Headings.     The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.7.    Severability.     If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions (or part thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        8.8.    Entire Agreement.     This Agreement (together with the Exhibits, Company Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

        8.9.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        8.10.    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.9, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        8.11.    Mutual Drafting; Interpretation.     Each party has jointly participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." As used in this Agreement, the words "ordinary course of business" shall be deemed to be followed by the words "consistent with past practice". As used in this Agreement, references to a "party" or the "parties" are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits," "Annexes" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to "dollars" "$" are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. As used in this Agreement, the words "hereof," "herein," "hereby," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any Contract or Law defined or referred to herein means any such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

        8.12.    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (b)   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

        8.13.    Counterparts.     This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

        8.14.    Specific Performance.

          (a)   The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or Federal

  Court of the United States of America, or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law.

          (b)   Each of the parties agrees that (i) the seeking of remedies pursuant to this Section 8.14 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement or an election of remedies, including under Sections 7.3 and 7.4, in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.14 are not available or otherwise are not granted, (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding for (or limit a party's right to institute any Proceeding for) specific performance under this Section 8.14 prior, or as a condition, to exercising any termination right under ARTICLE VII (and pursuing damages after such termination), nor shall the commencement of any Proceeding seeking remedies pursuant to this Section 8.14 restrict or limit a party's right to terminate this Agreement in accordance with the terms of ARTICLE VII or pursue any other remedies under this Agreement that may be available then or thereafter; provided, that in no event will a party be entitled to both (x) the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, and (y) specific performance of the other party's obligations to consummate the Merger or (in the case of obligations of Parent or Merger Sub) obtain the Equity Financing, and (iii) no party shall require the other to post any bond or other security as a condition to institute any Proceeding for specific performance under this Section 8.14.

          (c)   Notwithstanding the foregoing provisions of Section 8.14(a), it is explicitly agreed that the Company shall have the right to enforce Parent's obligation to cause the Equity Financing to be funded and to consummate the Transactions only if: (i) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing, but subject to such conditions being satisfied assuming a Closing would occur), (ii) the Company has confirmed in writing that, if specific performance is granted and the Equity Financing are funded, the Closing will occur, and (iii) Parent has failed to cause the Closing to occur by the date the Closing is required to have occurred pursuant to Section 1.2.

        8.15.    Non-Recourse Against Financing Sources.     This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the persons who are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such person. None of the Financing Sources or a Financing Sources Related Party shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Equity Commitment Letters or the performance thereof.

[Signature pages follow]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:
CASTLE CREEK PHARMACEUTICAL HOLDINGS, INC.
By:	/s/ GREG WUJEK
	Name:	Greg Wujek
	Title:	Chief Executive Officer
Merger Sub:
CASTLE CREEK MERGER CORP.
By:	/s/ BABAR GHIAS
	Name:	Babar Ghias
	Title:	President and Treasurer

[Signature Page to Agreement and Plan of Merger]

A-

The Company:
FIBROCELL SCIENCE, INC.
By:	/s/ JOHN MASLOWSKI
	Name:	John Maslowski
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

A-

Annex B

Canaccord Genuity LLC 535 Madison Avenue New York, NY USA 10022 T1: 1.212.389.8000 cgf.com

September 12, 2019

Board of Directors
Fibrocell Science, Inc.
405 Eagleview Boulevard
Exton, PA 19341

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.001 per share ("Shares") (other than Excluded Holders, as defined below), of Fibrocell Science, Inc., a Delaware corporation (the "Company"), of the $3.00 per Share in cash, without interest (the "Consideration"), to be received by such holders pursuant to the Agreement and Plan of Merger proposed to be entered into by and among Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation ("Parent"), Castle Creek Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Merger Agreement"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger"). For purposes of this opinion, "Excluded Holders" shall mean the following holders of Shares: (i) the Company (or the Company's treasury); (ii) any direct or indirect wholly owned subsidiary of the Company; (iii) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent; and (iv) holders who are entitled to and properly demand an appraisal of their Shares under the Delaware General Corporation Law (the "Dissenting Shares"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        Canaccord Genuity LLC ("Canaccord Genuity"), as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company or Parent. Other than as set forth below, we have provided no investment banking or other financial services of a material nature to either the Company or Parent during the two years preceding the date of this opinion. As you are aware, we have provided financial advisory services to the Company with respect to potential strategic transactions involving certain assets of the Company, including in connection with the co-development and license agreement, dated April 12, 2019, between the Company and Parent (or one of its affiliates), for which we received customary compensation. We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger. We received a fee upon signing our engagement letter, and also will receive fees for our services in connection with the Merger, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us for liabilities relating to or arising out of our engagement.

        In connection with our review of the proposed Merger and developing our opinion, we have, among other things:

  (i)
  reviewed certain publicly available historical business and financial information concerning the Company;

  (ii)
  reviewed certain internal historical financial statements and other historical financial information and operating data concerning the Company, provided to us by management of the Company;

  (iii)
  reviewed certain financial projections with respect to the Company prepared by management of the Company (the "Projections");

  (iv)
  conducted discussions with members of management of the Company regarding the past and current operations and financial condition and the prospects of the Company;

  (v)
  reviewed financial and stock market data for certain companies, the securities of which are publicly traded, that we deemed to be relevant to the Company;

  (vi)
  reviewed the financial terms of certain other business combination transactions that we deemed to be relevant to the Merger;

  (vii)
  reviewed the terms of the Merger Agreement, in substantially final form provided to us on September 11, 2019 by the Company, which we have assumed, with your permission, to be identical in all material respects to the agreement to be executed; and

  (viii)
  reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as we deemed necessary, including an assessment of general securities, economic, market and monetary conditions.

        In connection with our review and arriving at our opinion, we have not independently verified any of the foregoing information, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of management of the Company that they are not aware of any facts that would make such information misleading. With respect to any internal financial information, forecasts, projections and analyses of the Company, including the Projections and any other forward-looking information reviewed by us, we have assumed, with your permission, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company. We express no view as to the reasonableness of the Projections and such other forward-looking information and the assumptions on which they are based, and we have relied, with your permission, on such Projections and other forward-looking information for purposes of our analysis and this opinion. We have also assumed that (i) the Merger will be consummated upon the terms set forth in the Merger Agreement, without any waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to our analysis and (ii) in the course of obtaining necessary governmental, regulatory and third-party approvals and consents for the Merger, no modification, delay, limitation, restriction or conditions will be imposed that will have an adverse effect on the Company or Parent or be in any way meaningful to our analysis.

        This opinion has been approved by a fairness committee of Canaccord Genuity in accordance with FINRA Rule 5150. Our opinion is rendered on the basis of securities, economic, market and monetary conditions prevailing as of the date hereof and on the prospects, financial and otherwise, of the Company, known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this opinion if this opinion were rendered as of a later date, and (ii) Canaccord Genuity disclaims any obligation to advise any person of any change in any manner affecting this opinion that may come to our attention after the date of this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion. We have not been requested to conduct and we have not conducted, nor have we relied upon, any independent valuation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company. We also have not evaluated and do not express any opinion as to the solvency of any party to the Merger Agreement, or the ability of the Company or Parent to pay its obligations when they become due, or the impact of the Merger on such matters, under any laws, rules or regulations relating to bankruptcy, insolvency or similar matters.

        This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Shares (other than Excluded Holders) of the Consideration to be received by such holders in the Merger (without giving effect to any impact of the Merger on any particular holder of Shares other than in such capacity as a holder of Shares). We express no opinion as to the fairness of the Merger to the holders of any other class of securities (including, without limitation, preferred stock, convertible notes, warrants or options), creditors or other constituencies of the Company or any value that holders of Dissenting Shares may be entitled to receive. Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger or any view on another term or aspect of the Merger, including, without limitation, the structure or form of the Merger, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with the Merger Agreement (including, without limitation, any agreements or arrangements with any holder of preferred stock, convertible notes, warrants or options).

        We also note that we are not legal, accounting, regulatory or tax experts and have relied on the assessments made by the Company and its advisors with respect to such matters. We have not considered, and we express no opinion as to, the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any other party, or class of such persons, in connection with the Merger, whether relative to the Consideration to be paid to the holders of Shares pursuant to the Merger Agreement or otherwise. Further, we express no opinion as to the price or range of prices at which the Shares or any other securities may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger.

        It is agreed between the Board of Directors of the Company and Canaccord Genuity that this opinion, as set forth in this letter form, is directed to and for the information of the Board of Directors of the Company only (in its capacity as such) in connection with its evaluation of the Merger and does not constitute advice or a recommendation to the Board of Directors or any other person as to how the Board of Directors or such person should vote with respect to the Merger or otherwise act on any matter with respect to the Merger. This opinion may not be reproduced, summarized, described or referred to or given to any other person, or otherwise made public, or used for any other purpose without our prior written consent.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Shares (other than Excluded Holders) in the Merger is fair, from a financial point of view, to such holders.

Sincerely,

/s/ CANACCORD GENUITY LLC

ANNEX C—SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (4)
  In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

FORM OF PRELIMINARY PROXY CARD VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET one day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FIBROCELL SCIENCE, INC. ATTN: CORPORATE SECRETARY 405 EAGLEVIEW BOULEVARD EXTON, PA 19341 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET one day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E86042-S92714 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIBROCELL SCIENCE, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! ! ! ! ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of September 12, 2019, by and among Fibrocell Science, Inc., Castle Creek Pharmaceutical Holdings, Inc. and Castle Creek Merger Corp., as it may be amended from time to time. To approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers of Fibrocell Science, Inc. in connection with the merger. To approve one or more adjournments of the Special Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the adoption of the merger agreement at the Special Meeting of Stockholders. 2. 3. NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com. E86043-S92714 FIBROCELL SCIENCE, INC. Special Meeting of Stockholders [TBD] This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder acknowledges receipt of the Notice & Proxy for the Special Meeting of Stockholders, dated [TBD], and hereby appoints John M. Maslowski and Sean D. Buckley as proxies for the undersigned, each with power to act alone and to appoint a substitute, and authorizes each of them, to vote all of the undersigned's shares of common stock of Fibrocell Science, Inc. (the "Company") at the Special Meeting of Stockholders of the Company to be held at the offices of Hogan Lovells US LLP located at 1735 Market St., Floor 23, Philadelphia, PA 19103 on [TBD], at [TBD], local time, and at any adjournments or postponements thereof. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AS SPECIFIED ON THE OTHER SIDE OF THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3. THIS PROXY ALSO GRANTS DISCRETIONARY AUTHORITY TO THE PROXIES FOR ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. Continued and to be signed on reverse side